As filed with the Securities and Exchange Commission on January 9, 2014

Registration No. 333-190690

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 4 TO FORM S-1

EXEO ENTERTAINMENT, INC.

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

(Exact name of Registrant as specified in its charter)

Nevada	3670	45-2224704
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

4478 Wagon Trail Avenue

Las Vegas, NV 89118

(702) 361-3188

 (Address, including zip code, and telephone number, including area code,

of Registrant’s principal executive offices)

Business Filings, Incorporated

311 S. Division Street

Carson City, Nevada 89703

(800) 981-7183

 (Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies of all correspondence to:

South Milhausen P.A.

Attention: William D. O’Neal, Esq.

1000 Legion Place

Suite 1200

Orlando, FL 32801

Ph: (407) 539-1638

Fax: (407) 539-2679

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐		Accelerated filer	☐

Non-accelerated filer	☐	(Do not check if smaller reporting company)	Smaller reporting company	☑

Calculation of Registration Fee

Title of Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Aggregate Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, $0.0001 per share	515,000	$0.05	$25,750	$3.48
Total	515,000	$0.05	$25,750	$3.48

(1)	The shares of our Common Stock being registered hereunder are being registered for resale by the selling stockholders named in the prospectus.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be amended. The selling stockholders may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED January 9, 2014

PRELIMINARY PROSPECTUS

EXEO ENTERTAINMENT, INC.

4478 Wagon Trail Avenue

Las Vegas, NV 89118

515,000 SHARES OF COMMON STOCK

OFFERING PRICE $0.05 PER SHARE

The selling stockholders named in this prospectus are offering for resale 515,000 shares of our common stock at an offering price of $0.05 per share of common stock until our shares are quoted on the Over-the-Counter Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We will pay all expenses incurred in this offering (other than transfer taxes), and the selling stockholders will receive all of the net proceeds from this offering.

OUR BUSINESS IS SUBJECT TO MANY RISKS AND AN INVESTMENT IN OUR COMMON STOCK WILL ALSO INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE 6 BEFORE INVESTING IN OUR COMMON STOCK.

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There is currently no public market for our common stock and we have not applied for listing or quotation on any public market. We intend to seek a market maker to file an application with the Financial Industry Regulatory Authority to have our common stock quoted on the Over-the-Counter Bulletin Board. We do not currently have a market maker who is willing to list quotations for our common stock, and there can be no assurance that an active trading market for our shares will develop, or, if developed, that it will be sustained.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

No underwriter or other person has been engaged to facilitate the sale of shares of common stock in this offering. You should rely only on the information contained in this prospectus and the information we have referred you to. We have not authorized any person to provide you with any information about this offering, Exeo Entertainment, Inc. or the shares of our common stock offered hereby that is different from the information included in this prospectus. If anyone provides you with different information, you should not rely on it.

The date of this prospectus is January 9, 2014

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TABLE OF CONTENTS

The following table of contents has been designed to help you find information contained in this prospectus. We encourage you to read the entire prospectus.

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PROSPECTUS SUMMARY

This summary highlights certain information contained elsewhere in this prospectus. You should read the entire prospectus carefully, including our financial statements and related notes, and especially the risks described under “Risk Factors” beginning on page 6. All references to “we,” “us,” “our,” “Exeo,” “Company” or similar terms used in this prospectus refer to Exeo Entertainment, Inc..  Unless otherwise indicated, the term “fiscal year” refers to our fiscal year ending November 30. Unless otherwise indicated, the term “common stock” refers to shares of the Company’s common stock.

Corporate Background and Business Overview

We were incorporated in the state of Nevada on May 12, 2011. Our offices are currently located at 4478 Wagon Trail Avenue, Las Vegas, NV 89118. Our telephone number is 702-361-3188. Our registered agent in the State of Nevada is Business Filings Incorporated, 311 S. Division Street, Carson City, Nevada 89703.

We are in the business of designing, developing, licensing, manufacturing, and marketing consumer electronics in the video gaming and smart TV sector. Products under development include The Zaaz™ wireless keyboard, The Extreme Gamer®; a multi-disc video game changer, and the Psyko Krypton™ surround sound gaming headphones.

From inception through August, 31, 2013, we have not generated any revenues. Our net loss from inception through August 31, 2013 is $1,469,490. In its audit opinion issued in connection with our balance sheets as of November 30 , 2012 and December 31, 2011 and our statements of operations, stockholders’ equity and cash flows for the years then ended, our independent registered public accounting firm expressed substantial doubt about our ability to continue as a going concern given our lack of working capital.

We are in process of completing the engineering on the three aforementioned products and are working with contractors in China to establish manufacturing capabilities. Once manufacturing is established we intend on utilizing existing consumer electronics distributers, such as Synnex Corp. (SNX) to distribute our products to big box retailers such as Best Buy, GameStop, and Fry’s Electronics.

We have not made any significant purchases or sale of assets, nor have we been involved in any mergers, acquisitions or consolidations. We have never declared bankruptcy, have never been in receivership, and have never been involved in any legal action or proceedings.

We have two executive officers, our President, Jeffrey A. Weiland, and our Chief Financial Officer, Robert S. Amaral, both serve as our two directors.  Both of our officers and directors reside in the State of Nevada.

Implications of Being an Emerging Growth Company

As a company with less than $1 billion in revenue in our last fiscal year, we are defined as an “emerging growth company” under the Jumpstart Our Business Startups (“JOBS”) Act.  We will retain “emerging growth company” status until the earliest of:

•	The last day of the fiscal year during which our annual revenues are equal to or exceed $1 billion;

•	The last day of the fiscal year following the fifth anniversary of our first sale of common stock pursuant to a registration statement filed under the Securities Act of 1933, as amended, which we refer to in this document as the Securities Act;

•	The date on which we have issued more than $1 billion in nonconvertible debt in a previous three-year period; or

•	The date on which we qualify as a large accelerated filer under Rule 12b-2 adopted under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (i.e., an issuer with a public float of $700 million that has been filing reports with the U.S. Securities and Exchange Commission (“SEC”) under the Exchange Act for at least 12 months).

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As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to SEC reporting companies.  For so long as we remain an emerging growth company we will not be required to:

•	have an auditor report on our internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Wall Street Reform and Consumer Protection Act of 2002;

•	comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

•	submit certain executive compensation matters to stockholder non-binding advisory votes;

•	submit for stockholder approval golden parachute payments not previously approved;

•	disclose certain executive compensation related items, as we will be subject to the scaled disclosure requirements of a smaller reporting company with respect to executive compensation disclosure; and

•	present more than two years of audited financial statements and two years of selected financial data in this registration statement and future filings, instead of the customary three years for audited financial statements and five years for selected financial data.

Pursuant to Section 107(b) of the JOBS Act, we have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of The JOBS Act.  This election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies.  As a result, our financial statements may not be comparable to companies that comply with public company effective dates.  Section 107 of the JOBS Act provides that our decision to opt into the extended transition period for complying with new or revised accounting standards is irrevocable.

Because the worldwide market value of our common stock held by non-affiliates, or public float, is below $75 million, we are also a “smaller reporting company” as defined under the Exchange Act.  Some of the foregoing reduced disclosure and other requirements are also available to us because we are a smaller reporting company and may continue to be available to us even after we are no longer an emerging growth company under the JOBS Act but remain a smaller reporting company under the Exchange Act.  As a smaller reporting company we are not required to:

•	have an auditor report on our internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act; and

•

present more than two years of audited financial statements in our registration statements and annual reports on Form 10-K and present any selected financial data in such registration statements and annual reports.

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Summary of the Offering

Shares of common stock being offered by the selling stockholders:	515,000 shares of our common stock.
Offering price:	$0.05 per share of common stock.
Number of shares outstanding before the offering:	23,444,060
Number of shares outstanding after the offering, if all the shares are sold:	23,444,060
Our executive officers and directors currently hold approximately 74.00% of our outstanding shares, and, as a result, they retain significant control over our direction.
Market for the common stock:	There is no public market for our common stock. After the effective date of the registration statement of which this prospectus is a part, we intend to seek a market maker to file an application on our behalf to have our common stock quoted on the Over-the-Counter Bulletin Board. We currently have no market maker who is willing to list quotations for our stock. There is no assurance that a trading market will develop, or, if developed, that it will be sustained.
Use of Proceeds:	We will not receive any proceeds from the sale of the shares of common stock by the selling stockholders identified in this prospectus. The selling stockholders will receive all net proceeds from the sale of the shares offered by this prospectus.
Risk Factors:	See “Risk Factors” beginning on page 6 and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.
Dividend Policy:	We have not declared or paid any dividends on our common stock since our inception, and we do not anticipate paying any such dividends for the foreseeable future.

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Summary Financial Information; Going Concern

The table below summarizes our audited financial statements for the fiscal years ended November 30, 2012 and December 31, 2011, as well as the unaudited financial statements for the three and nine months ended August 31, 2013 and September 30, 2012 and for the period from May 12, 2011 (inception) to August 31, 2013. In our auditor’s report included in the Company’s audited financial statements for fiscal years ended November 30, 2012 and December 31, 2011, our auditors expressed substantial doubt as to the Company’s ability to continue as a going concern. Our ability to continue as a going concern is subject to our ability to generate sufficient revenues to fund our operations and/or our ability to obtain additional capital, neither of which can be assured. We anticipate that our auditors will continue to express substantial doubt about our ability to continue as a going concern for the near future.

Balance Sheet Summary:

	Fiscal Year Ended		At August 31,
	At November 30, 2012 (Audited)	At December 31, 2011 (Audited)	2013 (Unaudited)
Balance Sheet
Cash and Cash Equivalents	$130,676	$26,825	$457,411
Total Assets	$252,308	$26,825	$631,676
Total Liabilities	$82,846	$43,934	$50,098
Total Stockholders’ Equity (Deficit)	$169,462	$(17,109)	$559,921

Statement of Operations Summary:

	For the Fiscal Year Ended		For the Three Months August 31, September 30,		For the Period May 12, 2011
	11/30/12	12/31/11	2013	2012	(Inception) to August 31, 2013
	(Audited)	(Audited)	(Unaudited)	(Unaudited)	(Unaudited)
Statement of Operations:
Revenue	$0.00	$0.00	$0.00	0.00	$0.00
Net Loss	$(670,200)	(120,240)	$(267,094)	(245,431)	$(1,469,490)
Net Loss Per Share of Common Stock , basic	(0.03)	(0.01)	(0.01)	(0.01)

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the following risk factors and other information in this prospectus before deciding to invest in our Company. If any of the following risks actually occur, our business, financial condition, results of operations and prospects for growth could be seriously harmed. As a result, the trading price of our common stock could decline and you could lose all or part of your investment.

Risks Related to Our Business

Because we are a development stage company with no revenue and we have a history of significant operating losses, it is difficult to predict the likelihood of future profits.

Our future revenue and operating profitability are difficult to predict and are uncertain. We are a development stage company and we have no revenue.  We recorded an operating loss of $667,111 for the fiscal year ended November 30, 2012, and ended the fiscal year with an accumulated deficit of $790,440.  In addition, we recorded an operating loss of $119,441 from inception (May 12, 2011) to December 31, 2011. Further, we recorded an operating loss of $679,050 for the nine-month period ended August 31, 2013, with an accumulated deficit of $1,469,490 for the period from inception to August 31, 2013.  We expect to continue to incur operating losses for the foreseeable future, and such losses may be substantial. Given our history of operating losses, we cannot assure you that we will be able to achieve or maintain operating profitability on an annual or quarterly basis or at all.

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Because our auditor has issued a going concern opinion regarding our Company, there is an increased risk associated with an investment in our Company.

We have no revenue.  We have incurred significant losses during our development stage and we are dependent upon obtaining financing to continue operations.  We had cash and cash equivalents in the amount of $457,411 and $130,676 as of August 31, 2013 and November 30, 2012, respectively.  Our future is dependent upon our ability to obtain financing and upon future profitable operations.  We plan to seek additional funds through private placements of our common stock and/or through debt financing.  Our ability to raise additional financing is unknown.  We do not have any formal commitments or arrangements for the advancement or loan of funds or the acquisition of our common stock.  For these reasons, our auditors stated in their report that they have substantial doubt we will be able to continue as a going concern.  We agree with this assessment.  As a result, there is an increased risk that you could lose the entire amount of your investment in our Company. Our expenditures include various costs associated with maintaining public company reporting obligations. This includes projected professional fees to be incurred over a twelve (12) month period as follows: Accounting $18,000, Auditing $24,000 and Legal $12,000. We plan to seek additional funds of $1,124,242 to meet our on-going obligations, which include Advertising $90,000, Product Development $60,000 and various other items for a total of $1,124,272.

Compliance with changing regulation of corporate governance and public disclosure will result in additional expenses and pose challenges for our management team.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act and SEC regulations promulgated there under, have created uncertainty for public companies and significantly increased the costs and risks associated with accessing the U.S. public markets. Our management team will need to devote significant time and financial resources to comply with both existing and evolving standards for public companies, which will lead to increased general and administrative expenses and a diversion of management time and attention from potential revenue generating activities to compliance activities.

Because we have a no operating history, it is difficult to evaluate your investment in our stock.

Your evaluation of our business will be difficult because we have no operating history.  We are a development stage company, as discussed in Item 1. We face a number of risks encountered by early-stage companies, including our need to develop infrastructure to support growth and expansion; our need to obtain long-term sources of financing; our need to establish our marketing, sales and support organizations, and our need to manage expanding operations.  Our business strategy may not be successful, and we may not successfully address these risks.  If we are unable to sustain profitable operations, investors may lose their entire investment in us.

Because our common stock is not registered under the Securities Exchange Act of 1934, as amended, our reporting obligations under Section 15(d) of the Securities Exchange Act of 1934, as amended, may be suspended automatically if we have fewer than 300 shareholders of record on the first day of our fiscal year.

Our common stock is not registered under the Exchange Act, and we do not intend to register our common stock under the Exchange Act for the foreseeable future (provided that, we will register our common stock under the Exchange Act if we have, after the last day of our fiscal year, $10,000,000 in total assets and either more than 2,000 shareholders of record or 500 shareholders of record who are not accredited investors (as such term is defined by the Securities and Exchange Commission), in accordance with Section 12(g) of the Exchange Act).   As long as our common stock is not registered under the Exchange Act, our obligation to file reports under Section 15(d) of the Exchange Act will be automatically suspended if, on the first day of any fiscal year (other than a fiscal year in which a registration statement under the Securities Act has gone effective), we have fewer than 300 shareholders of record.  This suspension is automatic and does not require any filing with the SEC.  In such an event, we may cease providing periodic reports and current or periodic information, including operational and financial information, may not be available with respect to our results of operations.

Our officers devote a portion of their time to other companies in capacities that could create conflicts of interest.

Mr. Weiland and Mr. Amaral devote approximately 10 hours per month to maintaining the books and corporate records of Digital Extreme Technologies, Inc. The balance of their time is devoted to the management and operation of our company. The time devoted by Mr. Weiland and Mr. Amaral to Digital Extreme Technologies, Inc. could create conflicts of interest that may harm our operating results.

If any of our designs infringe on the intellectual property rights of others, we may find ourselves involved in costly litigation, which will negatively affect the financial results of our business operations.

Although we have not received notices of any alleged infringement by us, we cannot be certain that our designs do not infringe on issued patents, trademarks and/or copyright rights of others. We may be subject to legal proceedings and claims from time to time in our ordinary course of business arising out of intellectual property rights of others. These legal proceedings associated with infringement actions can be very costly, and thus could have a material adverse effect on our business, financial condition, or results of operations. We may not seek to register every one of our marks either in the U.S. or in every country in which it is used. As a result, we may not be able to adequately protect those unregistered marks. Furthermore, because of the differences in foreign trademark, patent and other intellectual property or proprietary rights laws, we may not receive the same protection in other countries as we would in the U.S. Failure to protect such proprietary information and brand names could impact our ability to compete effectively and could adversely affect our business, financial condition, or results of operations.

If we are not granted trademark and copyright protection for our designs, we may have difficulty safeguarding our designs potentially resulting in our competitors utilizing them impairing our ability to achieve profitable operations.

Our success will depend, in part, on our ability to obtain and enforce intellectual property rights over our name and original designs in the United States.  We own several U.S. federally registered trademarks and have one patent pending on our Extreme Gamer®, video game peripheral .  No assurance can be given that any intellectual property rights owned by us will not be challenged, invalidated or circumvented, or that any rights granted will provide a competitive advantage to us.   Intellectual property litigation is expensive and time-consuming, and it can be used by well-funded adversaries as a strategy for depleting the resources of a small company such as us. There is no assurance that we will have sufficient resources to successfully prosecute our interests in any litigation that may be brought.  The failure to adequately protect our intellectual property and original designs could result in our competitors utilizing our designs and impair our ability to achieve profitable operations.

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The loss of the services of key personnel could disrupt our business and negatively affect operations.

We depend on the continued services and performance of our two (2) officers, and we do not currently employ a Vice President responsible for sales and marketing of our products and services. We do not have “key person” life insurance policies on any employee and believe that the loss of any of our officers could interrupt our business development and harm our business.

We are dependent upon outside advisors as we have insufficient personnel.

We are required to employ accountants, technical experts, engineers, attorneys, and other consultants or advisors to help further the Company’s business plan.  The selection of any such advisors will be made by the Company's officers and directors without any input from stockholders.  Furthermore, it is anticipated that such advisors may be engaged on an “as needed” basis without a continuing fiduciary or other obligation to the Company.

Failure to attract, train, and retain personnel to manage our growth could adversely impact our future operating results.

Our strategy to grow our operations may place a greater strain on our managerial, financial and human resources than that experienced by our larger competitors, as they have a larger employee base and administrative support group. As we grow we will need to:

●	build and train sales and marketing staff to create an expanding presence in the evolving marketplace for our products and services, and to keep staff informed regarding the features, issues and key selling points of our products and services;

●	attract and retain qualified personnel in order to continue to develop reliable and saleable products and services that respond to evolving customer needs; and

●	focus personnel on expanding our internal management, financial and product controls significantly, so that we can maintain control over our operations and provide support to other functional areas within our business as the number of personnel and the size of our operations increases.

Competition for such personnel can be intense, and we cannot assure you that we will be able to attract or retain highly qualified marketing, product engineers, sales and managerial personnel in the future. Our inability to attract and retain the necessary personnel may adversely affect our future growth and profitability. It may be necessary for us to increase the level of compensation paid to existing or new employees to a degree that our operating expenses could be materially increased.

We face competition by other companies that carry significant credit lines as well as strong capitalization making it difficult for us to compete.

Our business is rapidly evolving and intensely competitive.  Our potential competitors include existing computer hardware manufacturers that may expand into the video gaming peripheral market.  Although we believe that we do not compete directly with any single company that offers our entire range of merchandise, within each category, we have competitors and we may face competition from new entrants. Many of our potential competitors have greater resources, better access to credit, more customers and greater brand recognition. As a result, they may secure better terms and adopt more aggressive pricing from parts suppliers and distributors. They may also be better positioned to devote more resources to software programming, fulfillment, and marketing or to invest in or form joint ventures with our competitors. Increased competition from these or other competitors could negatively impact our business by reducing our potential sales and negatively impacting future profits.

If our products are improperly manufactured, packaged, or labeled or become adulterated, those items may need to be recalled.

We have yet to manufacture our products.  We may need to recall the products we sell if products are improperly manufactured, packaged, or labeled or if they become adulterated. Widespread product recalls could result in significant losses due to the costs of a recall and lost sales due to the unavailability of product for a period of time. A significant product recall could also result in adverse publicity, damage to our reputation, and loss of customer confidence in our products, which could have a material adverse effect on our business, financial condition, or results of operations.

Insurance policies may not cover all operating risks and a casualty loss beyond the limits of any reasonable insurance coverage.

We presently have no product liability insurance. Our business is subject to all of the operating hazards and risks normally incidental to handling, storing, and transporting the products we sell. We expect to maintain insurance policies in such amounts and with such coverage and deductibles that we believe will be reasonable and prudent. Nevertheless, our insurance coverage may not be adequate to protect us from all liabilities and expenses that may arise from claims for personal injury or death or property damage arising in the ordinary course of business.

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Declining economic conditions could negatively impact our business

Our operations are affected by local, national and worldwide economic conditions. Markets in the US and elsewhere have been experiencing extreme volatility and disruption for more than twelve (12) months, due in part to the financial stresses affecting the liquidity of the banking system and the financial markets generally. The consequences of a potential or prolonged recession may include a lower level of economic activity and uncertainty regarding energy prices and the capital and commodity markets. Instability in the financial markets, as a result of recession or otherwise, also may affect the cost of capital and our ability to raise capital.

Nevada law and our articles of incorporation may protect our directors from certain types of lawsuits.

Nevada law provides that our officers and directors will not be liable to us or our stockholders for monetary damages for all but certain types of conduct as officers and directors. Our Bylaws permit us broad indemnification powers to all persons against all damages incurred in connection with our business to the fullest extent provided or allowed by law. The exculpation provisions may have the effect of preventing stockholders from recovering damages against our officers and directors caused by their negligence, poor judgment or other circumstances. The indemnification provisions may require us to use our limited assets to defend our officers and directors against claims, including claims arising out of their negligence, poor judgment, or other circumstances.

If we fail to maintain an effective system of internal controls, we may not be able to accurately report our financial results or prevent fraud.

We are subject to reporting obligations under the US securities laws. The SEC, as required by Section 404(a) of the SOX, adopted rules requiring every public company to include a management report on such company's internal controls over financial reporting in its annual report, which contains management's assessment of the effectiveness of our internal controls over financial reporting. In addition, if our market capitalization exceeds $75,000,000 we may in the future be required under Section 404(b) to have an independent registered public accounting firm attest to and report on management's assessment of the effectiveness of our internal controls over financial reporting. Our management may conclude that our internal controls over our financial reporting are not effective. Moreover, even if our management concludes that our internal controls over financial reporting are effective, our independent registered public accounting firm, if required, may still decline to attest to our management's assessment or may issue a report that is qualified if it is not satisfied with our controls or the level at which our controls are documented, designed, operated or reviewed, or if it interprets the relevant requirements differently from us. Our reporting obligations as a public company will place a significant strain on our management, operational and financial resources and systems for the foreseeable future. Effective internal controls are necessary for us to produce reliable financial reports and are important to help prevent fraud. As a result, our failure to achieve and maintain effective internal controls over financial reporting could result in the loss of investor confidence in the reliability of our financial statements, which in turn could harm our business and negatively impact the trading price of our stock. Furthermore, we anticipate that we will incur considerable costs and use significant management time and other resources in an effort to comply with Section 404(a) and other requirements of the SOX.

Risks Related to Our Common Stock

If a market for our common stock does not develop, stockholders may be unable to sell their shares.

A market for our common stock may never develop. We intend to contact a market-maker for sponsorship of our securities on the OTC Bulletin Board or OTC Markets QB upon the effectiveness of this registration statement.  However, our shares may never be traded on the bulletin board, or, if traded, a public market may not materialize.

If our common stock is not traded on the bulletin board or if a public market for our common stock does not develop, investors may not be able to re-sell the shares of our common stock that they have purchased and may lose all of their investment.

Because we do not expect to pay dividends for the foreseeable future, investors seeking cash dividends should not purchase our common stock.

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future. Our payment of any future dividends will be at the discretion of our board of directors after taking into account various factors, including but not limited to our financial condition, operating results, cash needs, growth plans and the terms of any credit agreements that we may be a party to at the time. Accordingly, investors must rely on sales of their own common stock after price appreciation, which may never occur, as the only way to realize their investment. Investors seeking cash dividends should not purchase our common stock.

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We are an emerging growth company and, as a result of the reduced disclosure and governance requirements applicable to emerging growth companies, our common stock may be less attractive to investors.

We are an emerging growth company, as defined in the JOBS Act, and we are eligible to take advantage of certain exemptions from various reporting requirements applicable to other public companies, but not to emerging growth companies, including, but not limited to, a requirement to present only two years of audited financial statements, an exemption from the auditor attestation requirement of Section 404 of the Sarbanes-Oxley Act, reduced disclosure about executive compensation arrangements pursuant to the rules applicable to smaller reporting companies and no requirement to seek non-binding advisory votes on executive compensation or golden parachute arrangements, although some of these exemptions are available to us as a smaller reporting company (i.e. a company with less than $75 million of its voting equity held by affiliates).  We have elected to adopt these reduced disclosure requirements.  We cannot predict if investors will find our common stock less attractive as a result of our taking advantage of these exemptions.  If some investors find our common stock less attractive as a result of our choices, there may be a less active trading market for our common stock and our stock price may be more volatile.

Because we may be subject to the “Penny Stock” rules once our shares are quoted on the over-the-counter bulletin board, the level of trading activity in our stock may be reduced.

Broker-dealer practices in connection with transactions in “penny stocks” are regulated by penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on some national securities exchanges or quoted on Nasdaq). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, broker-dealers who sell these securities to persons other than established customers and “accredited investors” must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares.

If our shares are quoted on the over-the-counter bulletin board, we will be required to remain current in our filings with the SEC and our securities will not be eligible for quotation if we are not current in our filings with the SEC.

Upon the effectiveness of this registration statement, we are required to maintain current, periodic and annual reporting with the U.S. SEC. In the event that our shares are quoted on the over-the-counter bulletin board, we must remain current in our filings with the SEC in order for shares of our common stock to be eligible for quotation. In the event that we become delinquent in our required filings with the SEC, quotation of our common stock will be terminated following a 30 day grace period if we do not make our required filing during that time. If our shares are not eligible for quotation on the over-the-counter bulletin board, investors in our common stock may find it difficult to sell their shares.

Additional issuances of equity securities may result in dilution to our existing stockholders.

Our Articles of Incorporation authorize the issuance of 100,000,000 shares of common stock of which there are currently 23,444,060 shares issued and outstanding. The Board of Directors has the authority to issue additional shares of our capital stock up to the authorized amount to provide additional financing in the future and the issuance of any such shares may result in a reduction of the book value or market price of the outstanding shares of our common stock. If we do issue any such additional shares, such issuance also will cause a reduction in the proportionate ownership and voting power of all other stockholders. As a result of such dilution, if you acquire shares of our common stock, your proportionate ownership interest and voting power could be decreased. Further, any such issuances could result in a change of control.

Trading of our stock may be restricted by the SEC's penny stock regulations which may limit a stockholder's ability to buy and sell our stock.

The SEC has adopted Rule 15g-9 which generally defines "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $10,000,000 or individuals with a net worth in excess of $1,000,000, not including any equity in that person's or person's spouse's primary residence, or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

FINRA sales practice requirements may also limit a stockholder's ability to buy and sell our stock.

In addition to the "penny stock" rules promulgated by the SEC, the Financial Industry Regulatory Authority (FINRA) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock.

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There is currently no public market for our securities, and there can be no assurance that any public market will develop or that our common stock will be quoted for trading.

Prior to this offering, there has been no public market for our securities and there can be no assurance that an active trading market for the securities offered herein will develop after this offering, or, if developed, be sustained. After the effective date of the registration statement of which this prospectus is a part, we intend to identify a market maker to file an application with the Financial Industry Regulatory Authority (“FINRA”) to have our common stock quoted on the Over-the-Counter Bulletin Board. We do not currently have a market maker who is willing to participate in this application process, and even if we identify a market maker, there can be no assurance as to whether such application will be accepted. Our common stock may never be quoted on the Over-the-Counter Bulletin Board, or, even if quoted, a public market may not materialize. If our securities are not eligible for initial quotation, or if quoted, are not eligible for continued quotation on the Over-the-Counter Bulletin Board or a public trading market does not develop, purchasers of the common stock may have difficulty selling or be unable to sell their securities should they desire to do so, rendering their shares effectively worthless and resulting in a complete loss of their investment.

A decline in the price of our common stock could affect our ability to raise further working capital and adversely impact our operations.

A decline in the price of our common stock could result in a reduction in the liquidity of our common stock and a reduction in our ability to raise additional capital for our operations. Since our operations to date have been principally financed through the sale of equity securities, a decline in the price of our common stock could have an adverse effect upon our liquidity and our continued operations. A reduction in our ability to raise equity capital in the future would have a material adverse effect upon our business plan and operations, including our ability to continue our current operations. If our stock price declines, we may not be able to raise additional capital or generate funds from operations sufficient to meet our obligations.

Shares eligible for future sale may adversely affect the market price of our common stock, as the future sale of a substantial amount of our restricted stock in the public marketplace could reduce the price of our common stock.

From time to time, certain of our stockholders may be eligible to sell all or some of their shares of common stock by means of ordinary brokerage transactions in the open market pursuant to Rule 144, promulgated under the Securities Act ("Rule 144"), subject to certain limitations. In general, pursuant to Rule 144, a stockholder (or stockholders whose shares are aggregated) who has satisfied the required holding period may, under certain circumstances, sell within any three-month period a number of securities which does not exceed the greater of 1% of the then outstanding shares of common stock or the average weekly trading -volume of the class during the four calendar weeks prior to such sale. Rule 144 also permits, under certain circumstances, the sale of securities, without any limitations, by a non-affiliate of our company that has satisfied a one-year holding period. Any substantial sale of common stock pursuant to Rule 144 or pursuant to any resale prospectus may have an adverse effect on the market price of our securities.

State securities laws may limit secondary trading, which may restrict the states in which you can sell the shares offered by this prospectus.

If you purchase shares of our common stock sold by the selling stockholders in this offering, you may not be able to resell the shares in any state unless and until the shares of our common stock are qualified for secondary trading under the applicable securities laws of such state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in such state. There can be no assurance that we will be successful in registering or qualifying our common stock for secondary trading, or identifying an available exemption for secondary trading in our common stock in every state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, our common stock in any particular state, the shares of common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the market for the common stock will be limited which could drive down the market price of our common stock and reduce the liquidity of the shares of our common stock and a stockholder’s ability to resell shares of our common stock at all or at current market prices, which could increase a stockholder’s risk of losing some or all of his investment.

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The price of our shares in this offering was determined by us and may not reflect the actual market price for the securities.

The initial offering price of the common stock offered by the selling stockholders pursuant to this prospectus was determined by us arbitrarily. The price is not based on our financial condition and prospects, market prices of similar securities of comparable publicly traded companies, certain financial and operating information of companies engaged in similar activities to ours, or general conditions of the securities market. The price may not be indicative of the market price, if any, for the common stock in the trading market after this offering. The market price of the securities offered herein, if any, may decline below the initial public offering price. The stock market has experienced extreme price and volume fluctuations. In the past, securities class action litigation has often been instituted against various companies following periods of volatility in the market price of their securities. If instituted against us, regardless of the outcome, such litigation would result in substantial costs and a diversion of management’s attention and resources, which would increase our operating expenses and affect our financial condition and business operations.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements and information relating to our business that are based on our beliefs as well as assumptions made by us or based upon information currently available to us. These statements reflect our current views and assumptions with respect to future events and are subject to risks and uncertainties. Forward-looking statements are often identified by words like: “believe,” “expect,” “estimate,” “anticipate,” “intend,” “project” and similar expressions or words which, by their nature, refer to future events. In some cases, you can also identify forward-looking statements by terminology such as “may,” “will,” “should,” “plans,” “predicts,” “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled Risk Factors beginning on page ____, that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In addition, you are directed to factors discussed in the Management’s Discussion and Analysis of Financial Condition and Results of Operation section beginning on page __, and the section entitled “Our Business” beginning on page __, and as well as those discussed elsewhere in this prospectus. Other factors include, among others: general economic and business conditions; industry capacity; industry trends; competition; changes in business strategy or development plans; project performance; availability, terms, and deployment of capital; and availability of qualified personnel.

These forward-looking statements speak only as of the date of this prospectus. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, or achievements. Except as required by applicable law, including the securities laws of the United States, we expressly disclaim any obligation or undertaking to disseminate any update or revisions of any of the forward-looking statements to reflect any change in our expectations with regard thereto or to conform these statements to actual results.

TAX CONSIDERATIONS

We are not providing any tax advice as to the acquisition, holding or disposition of the securities offered herein. In making an investment decision, investors are strongly encouraged to consult their own tax advisor to determine the U.S. federal, state and any applicable foreign tax consequences relating to their investment in our securities.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock by the selling stockholders pursuant to this prospectus. The selling stockholders named herein will receive all proceeds from the sale of the shares of our common stock in this offering. Please see “Selling Stockholders” below for a list of these individuals.

We will pay all expenses (other than transfer taxes) of the selling stockholders in connection with this offering.

DETERMINATION OF THE OFFERING PRICE

There is no established public market for our shares of common stock. The offering price of $0.05 per share was determined by us arbitrarily.  We believe that this price reflects the appropriate price that a potential investor would be willing to invest in our company at this initial stage of our development. This price bears no relationship whatsoever to our business plan, the price paid for our shares by our founders, our assets, earnings, book value or any other criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities, which is likely to fluctuate.

The selling stockholders will offer the shares of common stock for resale at $0.05 per share until our shares are quoted on the Over-the-Counter Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. See “Plan of Distribution” for additional information.

14

MARKET FOR OUR COMMON STOCK

Market Information

There is no established public market for our common stock. After the effective date of the registration statement of which this prospectus is a part, we intend to seek a market maker to file an application with the Financial Industry Regulatory Authority, Inc., or FINRA, to have our common stock quoted on the Over-the-Counter Bulletin Board. We do not currently have a market maker who is willing to list quotations for our common stock, and there can be no assurance that an active trading market for our shares will develop, or, if developed, that it will be sustained.

We have issued 23,444,060 shares of our common stock since the Company’s inception on May 12, 2011, all of which are restricted shares. See “Certain Relationships and Related Transactions” below for information with respect to some of these shares.

Warrants

During the period August 17, 2012 to August 30, 2013, in connection with a private placement, the Company raised $ from the sale of securities to 66 investors. For each $1.00 received from these investors, the Company issued one common share and granted two stock warrants. 2,500,000 stock warrants to purchase common stock were granted in conjunction with the purchase by each investor of our common stock. The terms of the stock warrant include the right to exercise all or a portion of the warrants granted, shall be no more than 2 years from the date of grant of the warrant, and the exercise price is $1.00 per warrant. The warrant may not be transferred or assigned in whole or in part by the grantee.

Stock Options

Pursuant to the employee incentive stock option plan, on July 15, 2012, we granted 2,000,000 shares to each of our two officers and directors. The option agreement provides the employee has no more than five years from the date of the grant to exercise the options at an exercise price of $0.25 per share. The employee may only exercise such options based upon the contracted vesting schedule, which provides that the options vest on a pro-rata basis over 60 months of future services to be rendered by such employee. In addition, on August 15, 2012, we granted 100,000 incentive stock options to another officer of the Company. This employee received the right to exercise the options on the date of grant at an exercise price of $0.25 per share.

Securities Authorized for Issuance under Equity Compensation Plans

Up to Five Million (5,000,000) shares of our common stock are eligible for issuance pursuant to our 2012 Employees/Consultants Stock Compensation Plan established on July 6, 2012.

Holders

We had 181 holders of record of our common stock as of January 9, 2014.

DIVIDEND POLICY

We have not paid any dividends since our incorporation and do not anticipate the payment of dividends in the foreseeable future. At present, our policy is to retain earnings, if any, to develop and market our product. The payment of dividends in the future will depend upon, among other factors, our earnings, capital requirements, and operating financial conditions.

DILUTION

The shares of common stock to be sold by the selling stockholders are shares that are currently issued and outstanding. Accordingly, there will be no dilution to our existing stockholders as a result of the offering by the selling stockholders pursuant to this prospectus.

SELLING STOCKHOLDERS

The following tables present information regarding the selling stockholders and 515,000 shares of our common stock that may be sold by them pursuant to this prospectus. None of the selling stockholders has had within the past three years any position, office or other material relationship with our company or any of its predecessors or affiliates. No selling stockholder that is not a natural person is a broker-dealer or an affiliate of a broker-dealer. Our company issued the shares being offered for resale pursuant to this prospectus to the selling stockholders in two (2) separate private placements in accordance with subscription agreements pursuant to Regulation D of the Securities Act of 1933, as amended (the “Securities Act”) which closed on July 5, 2012 and August 30, 2013, respectively, in exchange for consideration that we received from the selling stockholders in the aggregate amount of $778,521, thus exempting these offerings from the registration requirements of the Securities Act. Our company did not issue shares in such private placement to persons other than the selling stockholders. In addition, our two officers and directors engaged in the private transfer of a total 2,445,814 shares of their personal common stock in settlement of personal debts to 45 separate debt holders, and 298,000 shares of their personal common stock as gifts to 12 separate individuals and/or entities. In total, each officer and director divested themselves of 1,371,907 shares of the original 10,000,000 shares originally issued to each of our two officers and directors. The entities and/or individual who received such shares are also registering a portion of those shares as set forth in the Selling Shareholder Table below. The private placements referred to herein were conducted by the officers and directors of the Company without compensation, and no sales agent or broker/dealer was used in connection with the private placements. These offerings were made solely to accredited investors who were either (i) made aware of the securities offering through a referral from a current investor; (ii) through business networking events attended by our officers and directors or (iii) investors that had a pre-existing relationship with one of our officers or directors. The following tables detail each of these two offerings:

Round 1 which closed on July 5, 2012.

Round one was at a price of $0.25 per share and contained no warrants. 2,183,100 shares were issued for total consideration of $545,775. Investors with the corresponding investment and date are as follows:

Investor	Investment	Shares	Price	Date
Walter B Harrison Jr. & Karen L Harrison	$25,000	100,000	$0.25	8/25/2011
The David Church Revocable Trust Dtd June 2009	$12,500	50,000	$0.25	8/25/2011
Dale G Buchta Revocable Trust	$10,000	40,000	$0.25	8/25/2011
Eugene Sussli	$12,500	50,000	$0.25	11/4/2011
Gary R Wilson	$25,000	100,000	$0.25	12/28/2011
Gary R Wilson	$25,000	100,000	$0.25	1/10/2012
Robert W. Halprin & Jacqueline B Halprin WROS	$10,000	40,000	$0.25	2/1/2012
Sterling Trust, Custodian FBO: Gary R Wilson 171124	$24,775	99,100	$0.25	2/7/2012
Betsy B Neu Trustee Betsy B Neu Trust dtd 12/16/2004	$2,500	10,000	$0.25	2/27/2012
Robert Kramer Jr. ATF Kramer Survivor Trust dtd 3/30/2000	$3,500	14,000	$0.25	2/27/2012
Robert & Justine Clark JWROS	$5,000	20,000	$0.25	2/28/2012
Robert V. Chalfant	$2,500	10,000	$0.25	2/28/2012
Ann T. McElligott	$5,000	20,000	$0.25	2/29/2012
Thomas C. Jensen	$5,000	20,000	$0.25	2/29/2012
Robert G. Bohnenkamp	$5,000	20,000	$0.25	3/6/2012
Robert A. Norikane	$10,000	40,000	$0.25	3/6/2012

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Stephanie A & Walter M Grimm JWROS	$12,500	50,000	$0.25	3/8/2012
Vernelle I Puerta	$2,000	8,000	$0.25	3/8/2012
Eugene Sussli	$12,500	50,000	$0.25	3/14/2012
Dale G Buchta Revocable Trust	$5,000	20,000	$0.25	3/14/2012
Clyde Y. Ota	$10,000	40,000	$0.25	3/15/2012
Ivan Stoltzfus & Darla E. Stoltzfus	$5,000	20,000	$0.25	3/29/2012
Ronald Chelsvig	$10,000	40,000	$0.25	3/29/2012
Roy Cappadona	$5,000	20,000	$0.25	4/2/2012
I. Robert Beton	$10,000	40,000	$0.25	4/2/1012
Jack, Betty, Karen Wegener	$5,000	20,000	$0.25	4/13/2012
Jane Edwards Ingersol	$5,000	20,000	$0.25	4/13/2012
George Jordan & Bette P. Jordan	$5,000	20,000	$0.25	4/13/2012
Fred Van Natta	$5,000	20,000	$0.25	4/25/2012
Richard C Ernest Revocable Trust	$12,500	50,000	$0.25	4/25/2012
Dale G Buchta Revocable Trust	$5,000	20,000	$0.25	5/3/2012
Gerald W. Simonson	$5,000	20,000	$0.25	5/4/2012
Robert & Justine Clark JWROS	$5,000	20,000	$0.25	5/21/2012
Stephen Romsdahl	$10,000	40,000	$0.25	6/5/2012
Robert Kramer Jr. ATF Kramer Survivor Trust dtd 3/30/2000	$2,500	10,000	$0.25	6/6/2012
Robert W. Halprin & Jacqueline B Halprin WROS	$10,000	40,000	$0.25	6/8/2012
The David Church Revocable Trust Dtd June 2009	$10,000	40,000	$0.25	6/8/2012
Vernelle I Puerta	$3,000	12,000	$0.25	6/13/2012
Dale G Buchta Revocable Trust	$5,000	20,000	$0.25	6/13/2012
George Jordan & Bette P. Jordan	$5,000	20,000	$0.25	6/15/2012
Ivan Stoltzfus & Darla E. Stoltzfus	$2,500	10,000	$0.25	6/15/2012
Clyde Y. Ota	$10,000	40,000	$0.25	6/18/2012
Andrew Carlson	$5,000	20,000	$0.25	6/18/2012
Jack, Betty, Karen Wegener	$2,500	10,000	$0.25	6/19/2012
Betty June Bell	$10,000	40,000	$0.25	6/21/2012
Jacquelyn B. Grant Revocable Living Trust	$5,000	20,000	$0.25	6/22/2012
Chet & Sue Sena	$5,000	20,000	$0.25	6/28/2012
J.S. Santi	$10,000	40,000	$0.25	6/28/2012
Lorraine F Meisner	$10,000	40,000	$0.25	6/29/2012
Juel Jordahl	$25,000	100,000	$0.25	6/30/2012
Virginia J. Easley & William T. Easley JWROS	$12,500	50,000	$0.25	7/5/2012
Equity Trust Company, Custodian FBO Robert Vance Chalfant A/C 401549	$7,500	30,000	$0.25	7/5/2012
Ira Resources, Inc. FBO Thomas C. Jensen 35-35217	$10,000	40,000	$0.25	7/5/2012
Juel Jordahl	$25,000	100,000	$0.25	7/9/2012
Brad Dye	$12,500	50,000	$0.25	7/6/2012

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Equity Trust Company Dba Sterling Trust Custodian FBO Dorothy L Behne IRA	$5,000	20,000	$0.25	7/18/2012
Equity Trust Company Dba Sterling Trust Custodian FBO Nathan R Behne IRA	$5,000	20,000	$0.25	7/20/2012
Ira Resources, Inc. FBO Ann McElligott IRA #16433	$10,000	40,000	$0.25	8/8/2012
Eugene Sussli	$12,500	50,000	$0.25	8/16/2012
Bradley Dye	$12,500	50,000	$0.25	8/16/2012
	$545,775	2,183,100

Round 2 which closed on August 30, 2013.

Our second round of financing, which was completed on August 30, 2013, was conducted at $1.00 per share. Each share of common stock has two attached warrants that give the investor the option of subscribing to two additional shares up to two years from the date of original issuance. Warrants are exercisable at $1.00 per share. 1,250,000 shares were issued, and 2,500,000 shares were reserved for warrant coverage. Total proceeds of $1,250,000 were received from our second round of financing. The selling shareholders are offering common stock and not the unissued shares of common represented by the warrants. The investor, date, number of shares and corresponding warrants are as follows:

Investor	Investment	Shares	Warrants	Price	Date
Michael J Bailey & Shirley W Bailey JWROS	$12,500.00	12,500	25,000	$1.00	8/17/2012
Jean F. Wright Revocable Living Trust Dtd 12/21/92	$12,500.00	12,500	25,000	$1.00	8/22/2012
Walter B Harrison & Karen L Harrison JWROS	$25,000.00	25,000	50,000	$1.00	8/28/2012
Charles I Clark	$12,500.00	12,500	25,000	$1.00	8/28/2012
Mackie Klingbeil	$25,000.00	25,000	50,000	$1.00	8/29/2012
The David Church Revocable Trust Dtd June 2009	$12,500.00	12,500	25,000	$1.00	9/10/2012
Jean F. Wright Revocable Living Trust Dtd 12/21/92	$12,500.00	12,500	25,000	$1.00	9/14/2012
Clyde Y Ota	$12,500.00	12,500	25,000	$1.00	9/14/2012
Robert A Kiesz	$12,500.00	12,500	25,000	$1.00	9/21/2012
Richard c. Ernest Revocable Trust	$25,000.00	25,000	50,000	$1.00	10/3/2012
Raymond Champagne & Jolanta Champagne JWROS	$12,500.00	12,500	25,000	$1.00	10/4/2012
J.S. Santi	$12,500.00	12,500	25,000	$1.00	10/13/2012
Equity Trust Company Dba Sterling Trust Custodian FBO Nathan R Behne IRA	$12,500.00	12,500	25,000	$1.00	10/13/2012
Gerald Simonson	$12,500.00	12,500	25,000	$1.00	10/22/2012

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Stephen Romsdahl	$12,500.00	12,500	25,000	$1.00	10/22/2012
Patricio Osses	$25,000.00	25,000	50,000	$1.00	10/25/2012
Narasimharao Uppalapati	$25,000.00	25,000	50,000	$1.00	10/26/2012
Michael A Felice	$12,500.00	12,500	25,000	$1.00	11/2/2012
Daniel Barnhill	$12,500.00	12,500	25,000	$1.00	11/29/2012
Equity Trust Company Dba Sterling Trust Custodian FBO Robert Clark IRA	$12,260.00	12,260	24,520	$1.00	11/29/2012
Lewis George Prowse II	$12,500.00	12,500	25,000	$1.00	12/7/2012
Michael & Cynthia Quinajon JWROS	$12,500.00	12,500	25,000	$1.00	12/10/2012
Roger Marshall	$12,500.00	12,500	25,000	$1.00	12/24/2012
Equity Trust Company Dba Sterling Trust Custodian FBO Urule Igbavboa IRA	$25,000.00	25,000	50,000	$1.00	12/27/2012
Equity Trust Company Dba Sterling Trust Custodian FBO John Dempsey IRA	$25,000.00	25,000	50,000	$1.00	1/4/2013
Clayton & Michel Olsen JWROS	$12,500.00	12,500	25,000	$1.00	1/9/2013
Narasimharao Uppalapati	$25,000.00	25,000	50,000	$1.00	1/10/2013
Stephens Family Trust Dtd April 30, 2012	$12,500.00	12,500	25,000	$1.00	1/11/2013
Blake & Sharon Stephens JWROS	$12,500.00	12,500	25,000	$1.00	1/15/2013
Liberty Trust Company Ltd. Custodian FBO Robert A. Kiesz IRA #TC003181	$12,500.00	12,500	25,000	$1.00	12/24/2012
Ira Resources, Inc. FBO Thomas C. Jensen 35-35217	$12,500.00	12,500	25,000	$1.00	2/5/2013
John J Mastel	$12,500.00	12,500	25,000	$1.00	3/25/2013
Sunwest Trust Inc. FBO Robert A. Norikane	$15,000.00	15,000	30,000	$1.00	3/27/2013
Equity Trust Company Custodian FBO Robert Vance Chalfant IRA	$50,000.00	50,000	100,000	$1.00	4/3/2013
John H Marino	$12,500.00	12,500	25,000	$1.00	4/11/2013
Clayton & Michel Olsen JWROS	$12,500.00	12,500	25,000	$1.00	4/17/2013
Equity Trust Company Dba Sterling Trust Custodian FBO Michael Felice IRA	$10,000.00	10,000	20,000	$1.00	4/19/2013
Ivan Stoltzfus & Darla E. Stoltzfus	$12,500.00	12,500	25,000	$1.00	4/21/2013
Equity Trust Company Custodian FBO Allen M Ernst IRA	$49,771.29	49,771	99,542	$1.00	5/10/2013

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Dale G Buchta Revocable Trust	$25,000.00	25,000	50,000	$1.00	5/13/2013
Equity Trust Company Dba Sterling Trust Custodian FBO John Dempsey IRA	$100,000.00	100,000	200,000	$1.00	4/14/2013
Robert & Justine Clark JWROS	$12,500.00	12,500	25,000	$1.00	4/16/2013
Equity Trust Company Custodian FBO James F Sharpe IRA	$25,000.00	25,000	50,000	$1.00	5/20/2013
Sunwest Trust Company Custodian FBO Lynn A Rudolph IRA	$50,000.00	50,000	100,000	$1.00	5/20/2013
Steven E. Drake & Jane E. Redicker JWROS	$12,500.00	12,500	25,000	$1.00	5/23/2013
Rene Solc	$12,500.00	12,500	25,000	$1.00	5/23/2012
Raymond & Jolanta Champagne JWROS	$6,250.00	6,250	12,500	$1.00	5/28/2013
Equity Trust Company Custodian FBO Robert Vance Chalfant IRA	$50,000.00	50,000	100,000	$1.00	5/31/2013
Dirk Olsen & Jim Whiteley	$50,000.00	50,000	100,000	$1.00	6/5/2013
Lewis George Prowse II	$12,500.00	12,500	25,000	$1.00	6/14/2013
David C Tyrell	$12,500.00	12,500	25,000	$1.00	6/14/2013
Betsy B Neu Trustee Betsy B Neu Trust dtd 12/16/2004	$10,000.00	10,000	20,000	$1.00	6/14/2013
Steven D Adams	$12,500.00	12,500	25,000	$1.00	6/25/2013
Theresia A Hermann Trust Dtd Aug 7, 2001	$25,000.00	25,000	50,000	$1.00	7/2/2013
Jack Betty & Karen Wegener	$12,500.00	12,500	25,000	$1.00	7/5/2012
Rene Solc	$12,500.00	12,500	25,000	$1.00	7/22/2013
Sunwest Trust Inc. FBO Robert A. Norikane	$10,000.00	10,000	20,000	$1.00	7/25/2013
Clyde Y Ota	$10,000.00	10,000	20,000	$1.00	7/26/2013
Richard c. Ernest Revocable Trust	$11,050.00	11,050	22,100	$1.00	8/5/2013
Robert & Justine Clark JWROS	$3,950.00	3,950	7,900	$1.00	8/8/2013
Gerald Simonson	$5,000.00	5,000	10,000	$1.00	8/9/2013
Theresia A Hermann Trust Dtd Aug 7, 2001	$5,000.00	5,000	10,000	$1.00	8/9/2013
Eugene Sussli	$12,500.00	12,500	25,000	$1.00	8/14/2013
Equity Trust Company Dba Sterling Trust Custodian FBO John Dempsey IRA	$51,719.00	51,719	103,438	$1.00	8/23/2013
Sunwest Trust FBO Roger Milton IRA	$25,000.00	25,000	50,000	$1.00	8/30/2013
Dirk Olsen	$12,500.00	12,500	25,000	$1.00	8/30/2013
	$1,250,000	1,250,000	2,500,000

The following table provides as of January 9, 2014, information regarding the beneficial ownership of our common stock held by each of the selling stockholders, including:

19

1.	The number and percentage of shares beneficially owned prior to this offering;

2.	The total number of shares to be offered hereby; and

3.	The total number and percentage of shares that will be beneficially owned upon completion of this offering.

All expenses incurred with respect to the registration of the offering by the selling stockholders of these shares of common stock (other than transfer taxes) will be borne by us, but we will not be obligated to pay any underwriting fees, discounts, commissions or other expenses incurred by the selling stockholders in connection with the sale of such shares.

The shares beneficially owned have been determined in accordance with rules promulgated by the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. The information in the table below is current as of the date of this prospectus. All information contained in the table below is based upon information provided to us by the selling stockholders and we have not independently verified this information. The selling stockholders are not making any representation that any shares covered by this prospectus will be offered for sale. The selling stockholders may from time to time offer and sell pursuant to this prospectus any or all of the common stock covered hereby.

For purposes of this table, beneficial ownership is determined in accordance with the Securities and Exchange Commission rules, and includes investment power with respect to shares and shares owned pursuant to warrants or options exercisable within 60 days, if applicable. Except as indicated below, no selling stockholders is the beneficial owner of any additional shares of common stock or other equity securities issued by us or any securities convertible into, or exercisable or exchangeable for, our equity securities.

We may require the selling stockholders to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in these documents in order to make statements in those documents not misleading.

Selling Shareholders	Shares of Common Stock Owned Prior to Offering	Shares of Common Stock to be Offered for Sale	Shares of Common Stock Owned After the Offering	Percentage of Common Stock Owned Before the Offering	Percentage of Common Stock Owned After the Offering
American Pension Services, Inc., Administrator for Scott McCormick	500,000	5,000	495,000	2.14%	2.12%
Andrew Carlson	20,000	5,000	15,000	0.09%	0.06%
Andrew Carlson IRA	10,000	5,000	5,000	0.04%	0.02%
Angela O’Brien	10,000	5,000	5,000	0.04%	0.02%
Ann McElligott	60,000	5,000	55,000	0.26%	0.24%
Betsy B. Neu Trustee Betsy B Neu Trust DTD 12/16/2004	209,300	5,000	204,300	0.90%	0.88%
Betty June Bell	40,000	5,000	35,000	0.17%	0.15%
Blake & Sharon Stephens JWROS	12,500	5,000	7,500	0.05%	0.03%
Bradley Dye	100,000	5,000	95,000	0.43%	0.41%
Charles I. Clarke	12,500	5,000	7,500	0.05%	0.03%
Chet Sena	22,500	5,000	17,500	0.10%	0.08%

20

Chet & Sue Sena	20,000	5,000	15,000	0.09%	0.06%
Clayton & Michel Olsen JWROS	25,000	5,000	20,000	0.11%	0.09%
Clyde Y. Ota	172,725	5,000	167,725	0.74%	0.72%
Curtis Langkrahr	10,000	5,000	5,000	0.04%	0.02%
Dale G. Buchta Revocable Trust	137,000	5,000	132,000	0.59%	0.57%
Daniel Barnhill	18,750	5,000	13,750	0.08%	0.06%
David C. Tyrell	12,500	5,000	7,500	0.05%	0.03%
Dirk Olsen	37,500	5,000	32,500	0.16%	0.14%
Dirk Olsen & Jim Whiteley	100,000	5,000	95,000	0.43%	0.41%
Equity Trust Company Custodian FBO Allen M. Ernst IRA	49,771	5,000	44,771	0.21%	0.19%
Equity Trust Company Custodian FBO James F. Sharpe IRA	25,000	5,000	20,000	0.11%	0.09%
Equity Trust Company Custodian FBO Robert Vance Chalfant IRA	100,000	5,000	95,000	0.43%	0.41%
Equity Trust Company DBA Sterling Trust Custodian FBO Dorothy L. Behne IRA	20,000	5,000	15,000	0.09%	0.06%
Equity Trust Company DBA Sterling Trust Custodian FBO John Dempsey IRA	176,719	5,000	171,719	0.75%	0.73%
Equity Trust Company DBA Sterling Trust Custodian FBO Michael Felice IRA	10,000	5,000	5,000	0.04%	0.02%
Equity Trust Company DBA Sterling Trust Custodian FBO Nathan R. Behne IRA	32,500	5,000	27,500	0.14%	0.12%
Equity Trust Company DBA Sterling Trust Custodian FBO Robert Clark IRA	12,260	5,000	7,260	0.05%	0.03%
Equity Trust Company DBA Sterling Trust Custodian FBO Urule Igbavboa IRA	25,000	5,000	20,000	0.11%	0.09%
Equity Trust Company, Custodian FBO Robert Vance Chalfant A/C 401549	30,000	5,000	25,000	0.13%	0.11%
Estate of Donald Errickson	71,000	5,000	66,000	0.30%	0.28%
Eugene Sussli	177,500	5,000	172,500	0.76%	0.74%
Fred J. Mocking Trust DTD Dec 17, 2003	15,000	5,000	10,000	0.06%	0.04%

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Fred Van Natta	25,000	5,000	20,000	0.11%	0.09%
Gail Braden	25,000	5,000	20,000	0.11%	0.09%
Gary R. Wilson	263,500	5,000	258,500	1.13%	1.11%
George Jordan & Betty P. Jordan	45,000	5,000	40,000	0.19%	0.17%
Gerald Simonson	65,104	5,000	60,104	0.28%	0.26%
I. Robert Beton	40,000	5,000	35,000	0.17%	0.15%
IRA Resources, Inc. FBO Ann McElligott IRA #16433	40,000	5,000	35,000	0.17%	0.15%
IRA Resources, Inc. FBO Thomas C. Jensen 35-35217	52,500	5,000	47,500	0.23%	0.20%
Ivan Stoltzfus & Darla E. Stoltzfus	64,113	5,000	59,113	0.27%	0.25%
J.S. Santi	121,500	5,000	116,500	0.52%	0.50%
Ja2ck, Betty, Karen Wegener	42,500	5,000	37,500	0.18%	0.16%
Jacquelyn B. Grant Revocable Living Trust	30,000	5,000	25,000	0.13%	0.11%
James & Trina Sharpe	60,000	5,000	55,000	0.26%	0.24%
Jane Edwards	10,000	5,000	5,000	0.04%	0.02%
Jane Edwards Ingersol	20,000	5,000	15,000	0.09%	0.06%
Jean F. Wright Revocable Living Trust DTD 12/21/92	25,000	5,000	20,000	0.11%	0.09%
John & Suzanne Dempsey JWROS	125,000	5,000	120,000	0.54%	0.51%
John H. Marino	12,500	5,000	7,500	0.05%	0.03%
John J. Mastel	25,000	5,000	20,000	0.11%	0.09%
John Liston	25,000	5,000	20,000	0.11%	0.09%
Juel Jordahl	230,000	5,000	225,000	0.99%	0.96%
Lensford McKenzie	10,000	5,000	5,000	0.04%	0.02%
Lewis George Prowse II	25,000	5,000	20,000	0.11%	0.09%

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Liberty Trust Company Ltd. Custodian FBO Robert A. Kiesz IRA #TC003181	12,500	5,000	7,500	0.05%	0.03%
Lorraine F. Meisner	40,000	5,000	35,000	0.17%	0.15%
Lorraine Faxon Meisner Rev Tr Lorraine Faxon Meisner Ttee	210,105	5,000	205,105	0.90%	0.88%
Mackie Klingbeil	25,000	5,000	20,000	0.11%	0.09%
Michael & Cynthia Quinajon JWROS	12,500	5,000	7,500	0.05%	0.03%
Michael A. Felice	12,500	5,000	7,500	0.05%	0.03%
Michael J. Bailey & Shirley W. Bailey JWROS	12,500	5,000	7,500	0.05%	0.03%
Narasimharao Uppalapati	50,000	5,000	45,000	0.21%	0.19%
Patricio Osses	25,000	5,000	20,000	0.11%	0.09%
Ray Bissell	20,000	5,000	15,000	0.09%	0.06%
Raymond & Jolanta Champagne JWROS	6,250	5,000	1,250	0.03%	0.01%
Raymond Champagne	25,000	5,000	20,000	0.11%	0.09%
Raymond Champagne & Jolanta Champagne JWROS	15,500	5,000	10,500	0.07%	0.05%
Rene Solc	25,000	5,000	20,000	0.11%	0.09%
Richard C. Ernest Revocable Trust	175,000	5,000	170,000	0.75%	0.73%
Robert & Justine Clarke JWROS	86,450	5,000	81,450	0.37%	0.35%
Robert A. Kiesz	12,500	5,000	7,500	0.05%	0.03%
Robert A. Norikane	128,225	5,000	123,225	0.55%	0.53%
Robert G. Bohnenkamp	70,000	5,000	65,000	0.30%	0.28%
Robert Kramer Jr. ATF Kramer Survivor Trust DTD 3/30/2000	24,000	5,000	19,000	0.10%	0.08%
Robert Kramer Jr. Kramer Survivor Trust DTD 3/30/2000	110,000	5,000	105,000	0.47%	0.45%
Robert V. Chalfant	31,531	5,000	26,531	0.14%	0.11%
Robert W. Halprin & Jacqueline B. Halprin WROS	90,000	5,000	85,000	0.39%	0.36%

23

Roger Marshall	70,000	5,000	65,000	0.30%	0.28%
Ronald Chelsvig	55,000	5,000	50,000	0.24%	0.21%
Roy Cappadona	20,000	5,000	15,000	0.09%	0.06%
Roy Cappodonna	6,613	5,000	1,613	0.03%	0.01%
Scott McCormick	58,180	5,000	53,180	0.25%	0.23%
Stephanie A. & Walter M. Grimm JWROS	50,000	5,000	45,000	0.21%	0.19%
Stephen Romsdahl	240,000	5,000	235,000	1.03%	1.01%
Stephens Family Trust DTD April 30, 2012	12,500	5,000	7,500	0.05%	0.03%
Sterling Trust Company FBO Robert V. Chalfant	20,000	5,000	15,000	0.09%	0.06%
Sterling Trust, Custodian FBO: Gary R. Wilson	99,100	5,000	94,100	0.43%	0.40%
Steven D. Adams	12,500	5,000	7,500	0.05%	0.03%
Steven E. Drake & Jane E. Redicker JWROS	12,500	5,000	7,500	0.05%	0.03%
Sunwest Trust Company Custodian FBO Lynn A. Rudolph IRA	50,000	5,000	45,000	0.21%	0.19%
Sunwest Trust Inc. FBO Robert A. Norikane	25,000	5,000	20,000	0.11%	0.09%
Sunwest Trust Inc. FBO Roger Milton IRA	25,000	5,000	20,000	0.11%	0.09%
The David Church Revocable Trust DTD June 2009	112,500	5,000	107,500	0.48%	0.46%
Theresia A. Hermann Trust DTD Aug 7, 2001	30,000	5,000	25,000	0.13%	0.11%
Thomas C. Jensen	66,000	5,000	61,000	0.28%	0.26%
Tim Parks	30,000	5,000	25,000	0.13%	0.11%
Trina Sharpe	19,838	5,000	14,838	0.09%	0.06%
Vernelle I. Puerta	110,880	5,000	105,880	0.48%	0.45%
Virginia J. Easley & William T. Easley JWROS	50,000	5,000	45,000	0.21%	0.19%
Walter B. Harrison & Karen L. Harrison JWROS	25,000	5,000	20,000	0.11%	0.09%
Walter B. Harrison Jr. & Karen L. Harrison	100,000	5,000	95,000	0.43%	0.41%
Total	6,176,914	515,000	5,661,914	26.36%	24.16%

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(1)	The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares, unless otherwise shown in the table. The numbers in this table assume that none of the selling stockholders sells shares of common stock not being offered pursuant to this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold.

(2)

Applicable percentage of ownership is based on 23,444,060 shares of common stock outstanding as of January 9, 2014, on a basic basis. On a fully diluted basis, the total common shares as of January 9, 2014, is 25,616,982.

(3)

Between December 1, 2012 and July 2, 2013, the Company issued 1,557,042 stock warrants that give the warrant holder the option of acquiring two additional shares of the Company’s common stock at $1.00 per share for up to two (2) years after the date of issuance.

Except as disclosed above, none of the selling stockholders:

(i)	has had a material relationship with us or any of our affiliates other than as a stockholder at any time within the past three years;

(ii)	served as one of our officers or directors; nor

(iii)	is a registered broker-dealer or an affiliate of a broker-dealer.

PLAN OF DISTRIBUTION

This prospectus relates to the registration of the resale of 515,000 shares of our common stock on behalf of the selling stockholders named herein.

The selling stockholders may sell some or all of their shares at a fixed price of $0.05 per share until our shares are quoted on the Over-the-Counter Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. Sales by selling stockholders must be made at the fixed price of $0.05 until a market develops for the stock.

The shares may be sold or distributed from time to time by the selling stockholders or by pledgees, donees or transferees of, or successors in interest to, the selling stockholders, directly to one or more purchasers (including pledgees) or through brokers or dealers who act solely as agents. The distribution of the shares may be effected in one or more of the following methods:

•	Ordinary broker transactions, which may include long or short sales;

•	Transactions involving cross or block trades on any securities or market where our common stock is trading;

•	Purchases by brokers or dealers as principal and resale by such purchasers for their own accounts pursuant to this prospectus;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	privately negotiated transactions;

•	at the market to or through market makers or into an existing market for the shares;

•	through transactions in options, swaps or other derivatives (whether exchange listed or otherwise);

•	In other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents; or

•	Any combination of the foregoing.

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The selling security holders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. We do not anticipate that either our stockholders or we will engage an underwriter in the selling or distribution of our shares.

We will not receive any proceeds from the sale of the shares of the selling stockholders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $53,500.

The selling stockholders named in this prospectus must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock being offered by them. The selling stockholders and any broker-dealers who execute sales for the selling stockholders may be deemed to be an “underwriter” within the meaning of the Securities Act in connection with such sales. In particular, during such times as the selling stockholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable laws and may among other things:

1.	Not engage in any stabilization activities in connection with our common stock;

2.	Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus from time to time, as may be required by such broker or dealer, and

3.	Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities permitted under the Exchange Act.

Any commissions received by broker-dealers and any profit on the resale of shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act.

State Securities - Blue Sky Laws

Transfer of our common stock may also be restricted under the securities regulations or laws promulgated by various states and foreign jurisdictions, commonly referred to as “Blue Sky” laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the Blue Sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state Blue-Sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. Accordingly, investors may not be able to liquidate their investments and should be prepared to hold the shares of our common stock for an indefinite period of time.

Regulation M

We have informed the selling stockholders that Regulation M promulgated under the Exchange Act may be applicable to them with respect to any purchase or sale of our common stock. In general, Rule 102 under Regulation M prohibits any person connected with a distribution of our common stock from directly or indirectly bidding for, or purchasing for any account in which it has a beneficial interest, any of the shares or any right to purchase the shares, for a period of one business day before and after completion of its participation in the distribution.

During any distribution period, Regulation M prohibits the selling stockholders and any other persons engaged in the distribution from engaging in any stabilizing bid or purchasing our common stock except for the purpose of preventing or retarding a decline in the open market price of the common stock. None of these persons may affect any stabilizing transaction to facilitate any offering at the market. As the selling stockholders will be offering and selling our common stock at the market, Regulation M will prohibit them from effecting any stabilizing transaction in contravention of Regulation M with respect to the shares.

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We also have advised the selling stockholders that they should be aware that the anti-manipulation provisions of Regulation M under the Exchange Act will apply to purchases and sales of shares of common stock by the selling stockholders, and that there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Regulation M, the selling stockholders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while such selling stockholders are distributing shares covered by this prospectus. Regulation M may prohibit the selling stockholders from covering short sales by purchasing shares while the distribution is taking place, despite any contractual rights to do so under the Agreement. We have advised the selling stockholders that they should consult with their own legal counsel to ensure compliance with Regulation M.

DESCRIPTION OF SECURITIES

Common Stock

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.0001 per share.

The holders of our common stock:

•	Have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our Board of Directors;

•	Are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

•	Do not have pre-emptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

•	Are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

The shares of common stock are not subject to any future call or assessment and all have equal voting rights. There are no special rights or restrictions of any nature attached to any of the common shares and they all rank at equal rate or “ pari passu,” each with the other, as to all benefits, which might accrue to the holders of the common shares. All registered stockholders are entitled to receive a notice of any general annual meeting to be convened by our Board of Directors.

At any general meeting, subject to the restrictions on joint registered owners of common shares, on a showing of hands every stockholder who is present in person and entitled to vote has one vote, and on a poll every stockholder has one vote for each shares of common stock of which he is the registered owner and may exercise such vote either in person or by proxy. To the knowledge of our management, at the date hereof, our officers and directors are the only persons to exercise control, directly or indirectly, over more than 10% of our outstanding common shares. See “Security Ownership of Certain Beneficial Owners and Management.”

We refer you to our Articles of Incorporation and Bylaws, copies of which were filed with the registration statement of which this prospectus is a part, and to the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

As of January 9, 2014 there were 23,444,060 shares of our common stock issued and outstanding.

Preferred Stock

Our Articles of Incorporation authorize the issuance of 1,000,000 shares of preferred stock with a par value of $0.0001 per share. The terms of the preferred shares are at the discretion of the board of directors. Currently no preferred shares are issued and outstanding and have the following rights, preferences and privileges:

Ranking: Our Series A Preferred Stock (“Series A Stock”) ranks, as to dividends and upon liquidation, senior and prior to our common stock, par value $0.0001 per share (the “Common Stock”) and to all other classes or class of stock issued by the Issuer, except as otherwise approved by the affirmative vote or consent of the holders of a majority of the shares of outstanding Series A Stock.

Liquidation Rights. With respect to rights on liquidation, the Series A Stock shall rank senior and prior to our Common Stock and to all other classes or series of stock issued by the Company, except as otherwise approved by the affirmative vote or consent of the holders of at least a majority of outstanding Series A Stock.

Voting.  The Series A Stockholders shall be entitled to one (1) vote for each share of Series A Stock held on any matters requiring a shareholder vote of the Company.

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Conversion.  Subject to the limitations set forth in the Certificate of Designation (the “Certificate”), each share of the Series A Stock shall be convertible at any time after the First Conversion Date (as defined in the Certificate) in whole but not in part, unless previously redeemed, at the option of the holder of record thereof, into the number of fully paid and non-assessable shares of Common Stock equal to the quotient obtained by dividing (i) the aggregate liquidation preference of the share of Series A Stock being converted by (ii) the Conversion Price (as defined in the Certificate) upon surrender to the Corporation or its transfer agent of the certificate or certificates representing the Series A Stock to be converted, as provided below, or if the holder notifies the Corporation or its transfer agent that such certificate or certificates have been lost, stolen or destroyed, upon the execution and delivery of an agreement satisfactory to the Corporation to indemnify’ the Corporation from any losses incurred by it in connection therewith. The conversion rights herein provided shall be apportioned ratably among the holders of the Series A Stock in proportion to the number of shares of Series A Stock owned by such holders.

Options, Warrants and Rights

Stock-Based Compensation to Employees

Pursuant to the employee incentive stock option plan, on July 15, 2012, we granted 2,000,000 shares to each of our two officers and directors. The option agreement provides the employee has no more than five years from the date of the grant to exercise the options at an exercise price of $0.25 per share. The employee may only exercise such options based upon the contracted vesting schedule, which provides that the options vest on a pro-rata basis over 60 months of future services to be rendered by such employee. In addition, on August 15, 2012, we granted 100,000 incentive stock options to another officer of the Company. This employee received the right to exercise the options on the date of grant at an exercise price of $0.25 per share.

The following is a summary of the status of all of the Company’s stock options as of November 30, 2012 and the changes from inception to November 30, 2012.

	# of Options	Weighted Average Exercise Price	Weighted Average Remaining Life
Inception ( May 12, 2011)	-	$-	-
Granted	-	$-	-
Exercised	-	$-	-
Cancelled	-	$-	-
Outstanding at December 31, 2011	-	$-	-
Granted	4,100,000	$0.25	60 months
Exercised	-	$-	-
Cancelled	-	$-	-
Outstanding at November 30, 2012	4,100,000	$0.25	55.75 months
Exercisable at November 30, 2012	400,000	$0.25	55.75 months

Warrants

During the period August 17, 2012 to November 30, 2012, in connection with a private placement, the Company raised $312,260 from the sale of securities to 20 investors. For each $1.00 received from these investors, the Company issued one common share and granted two stock warrants. 624,520 stock warrants to purchase common stock were granted in conjunction with the purchase by each investor of our common stock. The terms of the stock warrant include the right to exercise all or a portion of the warrants granted, shall be no more than 2 years from the date of grant of the warrant, and the exercise price is $1.00 per warrant. The warrant may not be transferred or assigned in whole or in part by the grantee.

Stock Warrants Issued to Investors

The following is a summary of the status of all of the Company’s stock warrants as of November 30, 2012 and changes during the period from inception to November 30, 2012.

	# of Warrants	Weighted Average Exercise Price	Weighted Average Remaining Life
Inception (May 12, 2011)	-	$-	-
Granted	-	$-	-
Exercised	-	$-	-
Cancelled	-	$-	-
Outstanding at December 31, 2011	-	$-	-
Granted	624,520	$1.00	24 months
Exercised	-	$-	-
Cancelled	-	$-	-
Outstanding at November 30, 2012	624,520	$1.00	22 months
Exercisable at November 30, 2012	624,520	$1.00	22 months

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Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

Cash Dividends

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, into our business.

Transfer Agent

We have appointed the following transfer agent for our shares of common stock:

Globex Transfer, L.L.C. 780 Deltona Blvd., Suite 202, Deltona, FL 32725. Phone: (813) 344-4490 Fax: (386) 267-3124. The transfer agent is responsible for all record-keeping and administrative functions in connection with our issued and outstanding common stock.

SHARES ELIGIBLE FOR FUTURE SALE

There is no public market for our common stock. We cannot predict the effect, if any, that market sales of shares of our common stock or the availability of shares of our common stock for sale will have on the market price of our common stock. Sales of substantial amounts of our common stock in the public market could adversely affect the market prices of our common stock and could impair our future ability to raise capital through the sale of our equity securities.

Upon completion of this offering, based on our outstanding shares as of August 12, 2013, we will have outstanding an aggregate of 23,433,100 shares of our common stock. Of these shares, upon effectiveness of the registration statement of which this prospectus forms a part, the 515,000 shares covered hereby will be freely transferable without restriction or further registration under the Securities Act.

The remaining 22,763,881 restricted shares of common stock to be outstanding after this offering are owned by our executive officers and directors, known as our “affiliates,” and other shareholders, and may not be resold in the public market except in compliance with the registration requirements of the Securities Act or under an exemption under Rule 144 under the Securities Act or otherwise.

Rule 144

In general, under Rule 144 as currently in effect, a person who is not one of our affiliates and who is not deemed to have been one of our affiliates at any time during the three months preceding a sale and who has beneficially owned shares of our common stock that are deemed restricted securities for at least six months would be entitled after such six-month holding period to sell the common stock held by such person, subject to the continued availability of current public information about us (which current public information requirement is eliminated after a one-year holding period).

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A person who is one of our affiliates, or has been an affiliate of ours at any time during the three months preceding a sale, and who has beneficially owned shares of our common stock that are deemed restricted securities for at least six months would be entitled after such six-month holding period to sell his or her securities, provided that he or she sells an amount that does not exceed 1% of the number of shares of our common stock then outstanding, or 232,738 shares immediately after this offering (or, if our common stock is listed on a national securities exchange, the average weekly trading volume of the shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale), subject to the continued availability of current public information about us, compliance with certain manner of sale provisions, and the filing of a Form 144 notice of sale if the sale is for an amount in excess of 10,000 shares or for an aggregate sale price of more than $50,000 in a three-month period.

Rule 144 is not available for resale of restricted securities of shell companies or former shell companies until one year elapses from the time that such company is no longer considered a shell company.

EXPERTS

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the Company, nor was any such person connected with the Company as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

Our financial statements for the period from May 12, 2011 (inception) to November 30, 2012, included in this prospectus have been audited by DeJoya Griffith as set forth in their report included in this prospectus.

LEGAL REPRESENTATION

The validity of the issuance of the common stock offered hereby will be passed upon for us by South Milhausen P.A. included in the opinion letter filed as an exhibit to the Registration Statement of which this prospectus is a part.

BUSINESS

Overview

Exeo Entertainment, Inc. designs, develops, licenses, manufacturers, and markets consumer electronics in the video gaming and smart TV sector. Our current business objectives are:

•	Establish name recognition for Exeo Entertainment, Inc., Psyko Audio ™, Zaaz ™ and Extreme Gamer®

Activities to date

We incorporated in the state of Nevada on May 12, 2011. We are a development stage company. From our inception to date we have not generated any revenues and continue to operate at a loss. Our operations have centered on the design and engineering of peripherals in the video gaming and smart TV sector.

We have accomplished the following:

1.) We have executed an exclusive license agreement with Digital Extreme Technologies, Inc. to secure the rights to manufacture and distribute the Extreme Gamer®, Zaaz™ keyboard and the Reality Pro™ handheld gaming system.

2.) We are completing the mechanical design on the Extreme Gamer ® and have four one-off prototypes.

3.) We are completing the industrial/mechanical/electrical/ software engineering on the Zaaz™ keyboards and have five one-off, pre- production samples.

4.) In June 2013 we executed a license agreement with Psyko Audio Labs Canada to manufacture and distribute the Carbon and Krypton line of patented headphones; Patent US # 8,000,486

5.) In June 2013 we debuted the Extreme Gamer®, the Zaaz™ keyboard, and the Psyko™ Krypton headphones to the public at the 2013 Electronic Entertainment Expo (E3) held June 11-13.

6.) In July 2013 we executed a contract with Elite Product Management, Ltd. Honk Kong to handle the sourcing, procurement, QA, Logistics and manufacturing of the Psyko™ headphones, Zaaz™ keyboard, and the Extreme Gamer®.

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Products and Services

Products under development include The Zaaz™ wireless keyboard, The Extreme Gamer®; a multi-disc video game changer, and the Psyko Krypton™ surround sound gaming headphones. We have completed the engineering on the three aforementioned products and are in process of establishing manufacturing capabilities.

Strategy and Marketing Plan

Once manufacturing is established we intend on utilizing existing consumer electronics distributers, such as Synnex Corp. (SNX) to distribute our products to big box retailers such as Best Buy, GameStop, and Fry’s Electronics.

Competition

Psyko ™ Headphones

While our Psyko™ headphone offering differs from the competition in the method of 5.1-surround sound delivery, we will face competition from manufacturers with established channels of distribution, mature capital structures, and significantly larger marketing budgets. Well established gaming headphone manufacturers include Turtle Beach; a private company, Tritton – a subsidiary of Mad Catz Interactive (MCZ), and Astro Gaming which is a subsidiary of Skullcandy (SKUL).

While other headphone manufacturers replicate 5.1 surround sound through Digital Signal Processing (DSP), the Psyko™ headphones use a patented method of sound delivery that doesn’t require the use of DSP. Management believes that the difference in audio quality is a major differentiating factor between our product offering and what is currently available on the market.

Zaaz™ Keyboard

The majority of the competition in the Bluetooth wireless keyboard arena is concentrated amongst a few well-known companies such as Logitech (LOGI), Microsoft (MSFT), Apple (AAPL), and Samsung (SSNLF). While management believes that only Samsung makes keyboards specifically designed to interact with smart TVs, and that their keyboards only work with certain Samsung TVs, there can be no assurance that other companies do not currently manufacture, or plan to manufacture, such units in the future. Any such companies that manufacture keyboards capable of connecting to a smart TV would further increase competition.

Exeo Entertainment, Inc. intends on differentiating the Zaaz™ keyboard through a set of features designed specifically for smart TV users. The Zaaz™ keyboard features a customized set of “one touch access keys” that allows users to access specific, user defined features of the consumers smart TV. Examples include one touch access to the following: Netflix, Facebook, Hulu, and Amazon. Additionally, the Zaaz™ keyboard will differentiate itself by including a full size track pad – built into the keyboard – to navigate, point, click, and select.

Extreme Gamer®

The Extreme Gamer® is a patent pending (patent application 12/543,296) multi-disc video game changer that connects to current generation video game consoles offered by Nintendo, Microsoft, and Sony. `

Management believes from attending the Consumer Electronics Show (CES) January 11-13, 2013, having a booth and its products on display at the Electronic Entertainment Expo (E3) June 11 – 13, 2013 (booth 4010), and from regularly reading Video Gaming news from sources such as IGN.com, EGNnow.com, 1up.com, and gamespot.com that no other company is currently manufacturing a multi-disc video game changer. If such a unit is being made management is unaware of its existence.

Management however acknowledges that while it cannot find any commercially available products that our patents may never be awarded and that we could face competition from any number of existing video game accessory manufacturers.

Sources and Availability of Suppliers and Supplies

Currently we have access to an adequate supply of products, from various manufacturers.  These companies and their products are new, not well established, and are a subject to significant risk and uncertainty.

Research and Development Expenditures

Total research and development expenses were $7,375 for the three months ended August 31, 2013 compared to $70,365 for the three months ended September 30, 2012. Total research and development cost increased to $192,105 for the year ended November 30, 2012 as compared to $0 for the period from inception (May 12, 2011) to year ended December 31, 2011. These increases were primarily due to increasing expenditures associated with research and development. For the period from inception (May 12, 2011) to August 31, 2013, the Company incurred $288,618 in research and development expenses.

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Dependence on One or a few Major Customers

We do not anticipate dependence on one or a few major customers into the foreseeable future.

Patents, Trademarks, Licenses, Franchise Restrictions and Contractual Obligations and Concessions

We entered into a license agreement with Digital Extreme Technologies, Inc., a Delaware corporation, (also referred to as DXT) for use of certain intellectual property associated with the products being designed and developed by us. The Black Widow keyboard is now known as the Zaaz keyboard. DXT worked to design and develop the Extreme Gamer as well as the Black Widow keyboard. We continue to work under a license agreement with DXT to advance the use of technologies designed by DXT.

DXT applied to the U.S. PTO for a patent of its Multi Video Game Changer. The agency assigned an application number of 12/543,296 to its application, which was published on February 25, 2010. The proposed 10 disk Video Game Changer is designed to interface directly with Sony PS3®, Nintendo Wii®, and Mircosoft Xbox 360®. The Company anticipates incorporating Blu-Ray® compatible optics technology under a license agreement. This would allow users to insert Blu-Ray® discs into the Video Game Changer, and once connected to the video game console, to play movies on television. Sony PS3® is now capable of playing Blu-Ray® discs, but only with a capacity for a single disk. This technology would provide for the loading of up to 10 DVD’s, CD’s or Blu-Ray® discs into a single console that communicates with a video game console via USB. Furthermore, users would be able to plug in any external hard disc drive (“HDD”) directly into the console via an internal ATPI port, allowing movies, music and pictures to be played directly from the HDD.

Bankruptcy or Similar Proceedings

There has been no bankruptcy, receivership or similar proceedings.

Compliance with Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the operation of any facility in any jurisdiction in which we would conduct activities.

Need for Government Approval for its Product or Services

We are not required to apply for or have any government approval for our products or services.

Employees

In addition to our two (2) officers, Jeffery A. Weiland and Robert S. Amaral, we have one (1) additional employee.

DESCRIPTION OF PROPERTY

We currently lease 10,068 sq. ft. of office and warehouse space at 4478 Wagon Trail Avenue, Las Vegas, Nevada 89118.  Our current lease term expires on September 30, 2013, but is automatically renewable for an additional twelve (12) months under the original lease terms. It is our intention to renew the lease when the term expires. Our monthly lease payment is $7006.00. This location serves as our only facility for day to day operations. We believe our current premises are adequate for our current operations and we do anticipate that we will require additional premises in the next 9-12 months.  We do not have any investments or interests in any real estate.  Our company does not invest in real estate mortgages, nor does it invest in securities of, or interests in, persons primarily engaged in real estate activities.

REPORTS TO SECURITY HOLDERS

We will voluntarily make available to our stockholders an annual report, including audited financials, on Form 10-K.

We are not currently a reporting company, but upon effectiveness of the registration statement of which this prospectus forms a part, we will be required to file reports with the SEC pursuant to the Securities Exchange Act of 1934, as amended. These reports include annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. You may obtain copies of these reports from the SEC’s Public Reference Room at 100 F Street, NE., Washington, DC 20549, on official business days during the hours of 10 a.m. to 3 p.m. or on the SEC’s website, at www.sec.gov. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

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LEGAL MATTERS

Except as disclosed below under the caption “MANAGEMENT” subcaption”Involvement in Certain Legal Proceedings,” We know of no existing or pending legal proceedings against us, nor are we involved as a plaintiff in any proceeding or pending litigation. There are no proceedings in which any of our directors, officers or any of their respective affiliates, or any beneficial stockholder, is an adverse party or has a material interest adverse to our interest. Our address for service of process in Nevada is 311 S. Division Street, Carson City, Nevada 89703.

MANAGEMENT

The name, age and position of each of our directors and executive officers are as follows:

Name	Age	Position
Jeffrey A. Weiland	51	President and Director
Robert S. Amaral	45	CEO, Treasurer, Secretary and Director

Jeffrey A. Weiland, Age 51, President/Director

Mr. Weiland has over 20 years’ experience in management, sales and marketing, and product development.  Mr. Weiland was a Sergeant in the United States Marine Corps and served from 1985 - 1993.  Mr. Weiland was awarded several military service medals, including the Navy Achievement Medal, and received various letters of appreciation and meritorious masts, personal commendations, and good conduct medals.  He was honorably discharge after serving in Desert Storm.  From 1993 - 1997, Mr. Weiland was a metrology supervisor for Gensia Laboratories, LTD/Sicor Pharmaceuticals, based in Irvine California.  Mr. Weiland received his Bachelor of Science in Business Management, from the University of Phoenix in 1997. From 1997 - 2003, Mr. Weiland was the National Marketing Director for Guardian Technologies USA based in Irvine, California. From 2003 - 2007, Mr. Weiland was a sole proprietor of Weiland Media, which focused on new product development.  From 2008 - 2011, Mr. Weiland has devoted 100 percent of his efforts to Digital Extreme Technologies, Inc..  Since 2011, Mr. Weiland has devoted approximately 10 hours per month to maintaining the books and records of Digital Extreme Technologies. Since 2011, the balance of his time has been devoted to the management and operation of our company. Mr. Weiland is not currently, nor has he previously served as an officer or director of any public company.

Robert S. Amaral, Age 45, CEO, Secretary/Treasurer/Director

Mr. Amaral received his MBA in 1997 from Southern Oregon University. In 1996 he received his Bachelor’s Degree in Marketing from Southern Oregon State College. From 1997 – 2000 he was the Director of Marketing of CG Leasing Inc., which later merged with USA Capital Leasing. From 2000 – 2001 Mr. Amaral was a proprietor of a company named Finance Marketing Group, which generated lease finance applications from small businesses across the United States. In 2001, he worked as a Series 3 licensed commodity broker with U.S. Options Corp and Concorde Trading Group. In 2002 Mr. Amaral started Amaral Consultancy where he focused on funding development stage companies. Companies which Mr. Amaral performed contract labor for: L&L Financial, which subsequently changed its name to L& L Energy (LLEN); VSI Wireless, which was acquired by SARS Corporation (SARO.PK); Advanced Ultrasound Imaging, a private healthcare company located in Scottsdale, AZ; American Eagle Motorcycles based in Carlsbad, CA; and Ambient Control Systems located in El Cajon, CA. From 2008 – 2011 Mr. Amaral focused his energies on Digital Extreme Technologies, Inc.  Since 2011, Mr. Amaral has devoted approximately 10 hours per month to maintaining the books and records of Digital Extreme Technologies.  Since 2011, the balance of his time has been devoted to the management and operation of our company. Mr. Amaral is not currently, nor has he previously served as an officer or director of any public company.

Board Composition

Our Bylaws provide that the Board of Directors shall consist of one (1) or more members, but not more than nine (9), and that our shareholders shall determine the number of directors at each regular meeting. Each director serves for a term that expires at the next regular meeting of the shareholders or until his successor is elected and qualified.

Committees of the Board of Directors

We do not presently have a separately constituted audit committee, compensation committee, nominating committee, executive committee or any other committees of our Board of Directors. Nor do we have an audit committee “financial expert.” As such, our entire Board of Directors acts as our audit committee and handles matters related to compensation and nominations of directors.

Potential Conflicts of Interest

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our directors. Thus, there is a potential conflict of interest in that our directors and officers have the authority to determine issues concerning management compensation and audit issues that may affect management decisions. We are not aware of any other conflicts of interest with any of our executives or directors.

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Director Independence

We are not subject to listing requirements of any national securities exchange or national securities association and, as a result, we are not at this time required to have our board comprised of a majority of “independent directors.” Our determination of independence of directors is made using the definition of “independent director” contained in Rule 4200(a)(15) of the Marketplace Rules of the NASDAQ Stock Market (“NASDAQ”) , even though such definitions do not currently apply to us because we are not listed on NASDAQ. We have determined that none of our directors currently meet the definition of “independent” as within the meaning of such rules as a result of their current positions as our executive officers.

Significant Employees

We have no other significant employees other than the executive officers described above.

Family Relationships

There are no family relationships between our officers and directors.

Involvement in Certain Legal Proceedings

On June 23, 2010, the Division of Securities for the State of South Dakota issued an Order to Cease and Desist against Digital Extreme Technologies, Inc. (“DET”), its officers and employees, which included Mr. Weiland and Mr. Amaral.  This Order claimed that DET was not registered to offer and sell securities in South Dakota and that it is unlawful to offer or sell securities in South Dakota unless the securities are either registered or exempt from registration.  This Order was entered as DET had not responded in a timely manner to the Complaint issued by the Division.  In November, 2010, DET responded to the Order and explained that there has been no sales of securities in South Dakota.  DET paid $500 in settlement of investigation costs incurred by the State, and the Division entered an Order on November 18, 2010 vacating the earlier Order to Cease and Desist.  DET is once again permitted to sell securities in the State of South Dakota as permitted under South Dakota laws and regulations.

On April 6, 2010, the Pennsylvania Securities Commission issued an Order to Cease and Desist against DET and its two officers, Mr. Weiland and Mr. Amaral.  The Order claims that DET engaged in or was about to engage in acts and practices in violation of state securities laws and that the stock is not registered with the State, is not exempt from registration with the state, and is not a “federally covered” security. The Order was entered as DET had not responded in a timely manner to the Complaint issued by the Commission. On November, 8, 2010, DET responded that the securities are exempt from Pennsylvania registration under Section 202 and 203 of the 1972 Act (state securities laws) and that the securities are defined as “federally covered” securities pursuant to Regulation D, Section 506 of the federal Securities Act of 1933.

DET also admitted to the sale in October, 2007, of one security consisting of 10,000 common shares sold for $10,000 to an established investor known personally by an officer of the Company.  DET explained that such sale is permitted under the 1933 Act and is also exempt from registration.  In January, 2011, the PA Commission responded that they do not contend any violation of state securities laws for the sale of 10,000 shares in October, 2007 and that they do not contend that we sold any securities to any Pennsylvania residents other than this one transaction.  As of the date of filing of this statement, there has been no further action taken by the State of Pennsylvania nor has DET, its officers or directors had any further contact with or from the State of Pennsylvania regarding this matter.

Except as described in the preceding paragraphs, no director, person nominated to become a director, executive officer, promoter or control person of our company has, during the last five years: (i) been convicted in or is currently subject to a pending a criminal proceeding (excluding traffic violations and other minor offenses); (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to any federal or state securities or banking or commodities laws including, without limitation, in any way limiting involvement in any business activity, or finding any violation with respect to such law, nor (iii) any bankruptcy petition been filed by or against the business of which such person was an executive officer or a general partner, whether at the time of the bankruptcy or for the two years prior thereto.

Stockholder Communications with the Board

We have not implemented a formal policy or procedure by which our stockholders can communicate directly with our Board of Directors. Nevertheless, every effort has been made to ensure that the views of stockholders are heard by the Board of Directors or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. We believe that we are responsive to stockholder communications, and therefore have not considered it necessary to adopt a formal process for stockholder communications with our Board. During the upcoming year, our Board will continue to monitor whether it would be appropriate to adopt such a process.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth certain compensation information for: (i) each person who served as the chief executive officer of our company at any time during the year ended November 30, 2013, regardless of compensation level, and (ii) each of our other executive officers, other than the chief executive officer, serving as an executive officer at any time during 2013. The foregoing persons are collectively referred to herein as the “Named Executive Officers.” Compensation information is shown for fiscal years ended November 30, 2013 and December 31, 2012.

Name/Principal Position	Year Ended	Salary		Stock-based Compensation	Total
Robert Scott Amaral
Chief Executive Officer,	2013		$58,607	$100,002	$158,609
Treasurer, Secretary & Director	2012		$56,500	$37,500	$94,000

Jeffrey Weiland	2013		$57,500	$100,002	$157,502
President and Director	2012		$56,500	$37,500	$94,000

William Manciano	2013		$7,300	$0	$7,300
Director of Investment Relations	2012	$		17,050	17,050

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Outstanding Equity Awards at 2013 Fiscal Year-End

Pursuant to the employee incentive stock option plan, on July 15, 2012, we granted 2,000,000 shares to each of our two officers and directors. The option agreement provides the employee has no more than five years from the date of the grant to exercise the options at an exercise price of $0.25 per share. The employee may only exercise such options based upon the contracted vesting schedule, which provides that the options vest on a pro-rata basis over 60 months of future services to be rendered by such employee. For the fiscal year ending November 30, 2013, 400,008 options vested for each of our two officers and directors of the original grant. In addition, on August 15, 2012, we granted 100,000 incentive stock options to another officer of the Company. This employee received the right to exercise the options on the date of grant at an exercise price of $0.25 per share. There were no additional awards through the end of our fiscal year 2013.

Employment Contracts, Termination of Employment, Change-in-Control Arrangements

Employment Arrangements

As of November 30, 2012, we were a party to employment agreements with Jeffrey A. Weiland (dated December 16, 2011) and Robert S. Amaral (dated December 16, 2011), each of which is described directly below.

Employment Agreements with Jeffrey A. Weiland and Robert S. Amaral

Term and Compensation

The initial term of employment of each of Mr. Weiland and Mr. Amaral under their respective employment agreements is until such time the employment agreements are terminated by either party pursuant to the terms of the employment agreements..

Pursuant to his employment agreement, Mr. Weiland is entitled to an initial base salary of $60,000. Pursuant to his employment agreement, Mr. Amaral is entitled to an initial base salary of $60,000. In addition, Mr. Weiland's employment agreement provides for the payment of $10,000 in compensation earned prior to the incorporation of the Company.

Severance

Each employment agreement provides for a severance equal to one month’s pay, less taxes and social security required to be withheld upon a termination by us without cause upon thirty (30) days written notice.

Consulting Agreements

On June 4, 2013, we entered into a Consulting Agreement with Hildebrandt Technologies, Inc. (“HTI”). Pursuant to the Consulting Agreement HTI agreed to consult in the sales and distribution of our products for a monthly fee of Ten Thousand Dollars ($10,000). This fee includes services based on ten (10) days per month. Any time required of HTI in addition to the ten (10) days per month would be charged to us at One Hundred Twenty Dollars ($120) per hour. The term of the Consulting Agreement is twelve (12) months.

Consulting Agreement with Elite Product Management Ltd.

In July 2013 we executed a contract with Elite Product Management, Ltd. Hong Kong to handle the sourcing, procurement, quality control, logistics and manufacturing of the Psyko™ headphones, Zaaz™ keyboard, and the Extreme Gamer®. In addition Elite will also assist the Company with product development and design modifications. The term of the Agreement is for one year. The monthly retainer fee is $5,250 per month.

Advisory Board Member Agreement with James Hildebrandt

On June 4, 2013, the Company entered into an agreement with James Hildebrandt (a founder and principal party of Psyko Audio Labs) whereby Mr. Hildebrandt agreed to join a Board of Advisors as a founding member. Subsequently, the parties mutually agreed to nullify such Agreement effective retroactively to June 4, 2013. As of January 9, 2014 the Company has not yet formed an Advisory Board.

COMPENSATION OF DIRECTORS

We have no formal plan for compensating our directors for their services in their capacity as directors.  Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our Board of Directors. The Board of Directors may award special remuneration to any director undertaking any special services on behalf of Exeo other than services ordinarily required of a director.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Advances and Expenses paid on behalf of the Company

On August 1, 2011, the Company entered into a promissory note agreement with DXT for any advances to the Company or expenses paid on behalf of the Company during the period from inception (May 12, 2011) to November 30, 2012. This note is unsecured, with 8% interest rate per annum, and a due date of July 31, 2013. The Company has received a total of $9,820 and $11,656 from DXT as advances or expenses paid on behalf of the Company during the period from inception (May 12, 2011) to December 31, 2011 and during the year ended November 30, 2012, respectively. The Company has incurred interest expense of $158 and $1,347 during the period from inception (May 12, 2011) to December 31, 2011 and during the year ended November 30, 2012, respectively.

Leasehold Interest in Real Estate

On September 27, 2011, the Company entered into a sub-lease agreement with DXT. The term of the lease was through October 1, 2012 and required the Company to pay $7,006 per month for use of the office space and 10,000 square foot warehouse leased by DXT from the real property management company. The monthly amount due is the same amount that is due to be paid by DXT to the real property management company. The Company made various payments to DXT under the terms of the sublease agreement while the Company occupied the rental space. As discussed in Note K, on October 25, 2012, the Company entered into an agreement with the real property management company whereby it agreed to become a co-tenant and to become directly obligated for future rent payments associated with the DXT lease.

In addition, under the sub-lease and the new lease agreements entered into on September 27, 2011 and October 25, 2012, the Company agreed to pay the arrearage rents total of $19,850 and $22,850 as of December 31, 2011 and November 30, 2012. This amount consists of $10,832 incurred by DXT prior to the Company subleasing from DXT, $9,018 incurred by the Company during the period from inception (May 12, 2011) to December 31, 2011, and $3,000 incurred by the Company during the year ended November 30, 2012. The Company netted the $10,832 expense incurred by DXT with the payable amount of $9,978, which consists of principal amount of $9,820 and accrued interest of $158. The net amount of$854 has been recorded as an advance to DXT as of December 31, 2011.

The Company has made two payments toward the arrearage rents to the real property management company totaling $17,138 in November 2012 and $5,712 in January 2013. The Company recorded a payable balance of $19,850 and $5,712 as of December 31, 2011 and November 30, 2012, respectively.

License for Intellectual Property and Other Proprietary Rights Owned by DXT

On May 25, 2011, the Company was granted by DXT an exclusive, perpetual, non-transferable right and license throughout the world to develop, manufacture, distribute, market, advertise and sublicense the DXT Products. The Company agreed to pay a royalty equal to 5% of any and all gross revenue generated from the commercial exploitation of the DXT Products. The royalty is to be paid on a monthly basis commencing 30 days after the initial sale of any DXT Product. DXT waived any initial licensing fee in consideration of the Company’s agreement to complete product development on the Extreme Gamer and Black Widow (now known as Zaaz) Keyboard.

According to the license agreement, the DXT products are defined as the following:

Extreme Gamer – all associated patents, copyrights, trademarks, trade names, service marks, acquisition of any and all design documentation including: prototypes, beta units, any work in process, CAD files, portfolios, marketing materials, and the rights to patent “Multi Video Game Changer #20100048306” Also to include any prospective customer lists, marketing research, business, marketing, manufacturing, distribution, or operational plans, including the following domain names: www.digitalextremegamer.com and www.digitalextremegamer.info

Black Widow Keyboard – all associated patents, copyrights, trade names, trademarks, service marks, design documentation, prototypes, any and all marketing materials, prospective customer lists, marketing research, business, marketing, manufacturing, distribution, or operational plans.

Reality Pro – all associated patents, copyrights, trade names, trademarks, service marks, design documentation, prototypes, any and all marketing materials, prospective customer lists, marketing research, business, marketing, manufacturing, distribution, or operational plans, and including the following domains: www.motionsimpro.com; www.motionsimpro.net; www.vrealitypro.com; www.vrealitypro.net; and www.vr-forum.com

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Compensation of Officers

On May 12, 2011, two officers/directors were issued 10,000,000 common shares each as founder’s shares at Par Value $0.001. One officer/director received such shares in lieu of compensation owed for services rendered on behalf of the Company pre-organization/formation. The value of such services was determined to be $10,000 and was recorded as his capital contribution. Post organization, the Company ratified such compensation as a legal obligation of the Company post-formation. The other officer/director paid organizational expenses on behalf of the Company and was credited $875 to his capital stock account in exchange for 875,000 founder’s shares issued at par value. In addition, he received 8,675,000 common shares in lieu of compensation owed for service rendered on behalf of the Company per-organization/formation. The value of such services was determined to be $8,675 and was recorded as his capital contribution. Post organization, the Company ratified such compensation as a legal obligation of the Company post-formation. In addition, this officer received an additional 450,000 common shares at inception in exchange for cash paid by the officer in the amount of $450 on behalf of the Company.

The Company entered into officer compensation agreements with two officer/directors whereby each receives $60,000 per annum as cash compensation. The Company pays each officer $5,000 per month. The amount each person actually received in fiscal year end November 30, 2012 was $56,500. In fiscal year end December 31, 2011, each person received $22,500. In addition, each officer/director received additional compensation in the form of non-cash incentive stock options granted on July 15, 2012. Each person received 2,000,000 stock options. For further discussion of the terms of the grant of stock options, see Note G.

One other officer received a grant of 100,000 stock options on August 15, 2012. This former officer vested full rights to exercise all or a portion of such stock options at the date of grant. Therefore, the Company recorded the entire fair value of 100,000 stock options at the date of grant.

Due to Related Party

On September 21, 2012, the Company used a vehicle belonging to an officer for the purpose of a trade-in to acquire a pre-owned company vehicle from a dealer. This amount, limited to its cost basis, is recorded as a short-term obligation due to the officer as a current liability of $3,810. The Company accrues interest on the amount owed to the officer/director at a rate of 8% per annum. The Company has incurred a total of $138 interest expense for the year ended November 30, 2012.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of August 12, 2013, for:

•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock;

•	each of our executive officers;

•	each of our directors; and

•	all of our executive officers and directors as a group.

We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws, and the address for each person listed in the table is c/o Exeo Entertainment, Inc., 4478 Wagon Trail Ave., Las Vegas, Nevada 89118.

The percentage ownership information shown in the table below is calculated based on 23,444,060 shares of our common stock issued and outstanding as of December 31, 2013. Our Officers, Directors and Beneficial Owners do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock.

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class
Common	Jeffrey A. Weiland President/Director	8,628,093	37.00%
Common	Robert S. Amaral Chief Executive Officer/Director	8,628,093	37.00%
	All Officers, Directors and 5% Beneficial Shareholders as a Group	17,256,186	74.00%

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We are unaware of any contract or other arrangement the operation of which may at a subsequent date result in a change in control of our Company.

Except for the Stock Options and Warrants set forth in the section of this Registration Statement entitled Description of Securities, we do not have any issued and outstanding securities that are convertible into common stock. Other than the shares covered by the registration statement of which this prospectus is a part, we have not registered any shares for sale by security holders under the Securities Act. None of our stockholders are entitled to registration rights.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our directors, officers or persons controlling us, we have been advised that it is the Securities and Exchange Commission’s opinion that such indemnification is against public policy as expressed in such act and is, therefore, unenforceable.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

The following discussion of our financial condition and results of operation should be read in conjunction with the financial statements and related notes that appear elsewhere in this prospectus. This discussion contains forward-looking statements and information relating to our business that reflect our current views and assumptions with respect to future events and are subject to risks and uncertainties, including the risks in the section entitled Risk Factors beginning on page 8, that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

These forward-looking statements speak only as of the date of this prospectus. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, or achievements. Except as required by applicable law, including the securities laws of the United States, we expressly disclaim any obligation or undertaking to disseminate any update or revisions of any of the forward-looking statements to reflect any change in our expectations with regard thereto or to conform these statements to actual results.

Our financial statements are stated in United States Dollars (US$) and are prepared in accordance with accounting principles generally accepted in the United States.

Plan of Operation

Our Business

Exeo Entertainment, Inc. designs, develops, licenses, manufacturers, and markets consumer electronics in the video gaming and smart TV sector. Products under development include The Zaaz™ wireless keyboard, The Extreme Gamer®; a multi-disc video game changer, and the Psyko Krypton™ surround sound gaming headphones. Our corporate office is located at 4478 Wagon Trail Ave. Las Vegas, NV 89118. The 10,068 facilities consist of 3700 square feet of office and 6,368 of square feet of warehouse space including a grade level door and loading dock. Our two directors and officers, Mr. Robert Scott Amaral and Jeffrey Weiland work from this location.

We have completed the engineering on the three aforementioned products and are in process of establishing manufacturing capabilities. Once manufacturing is established we intend on utilizing existing consumer electronics distributers, such as Synnex Corp. (SNX) to distribute our products to big box retailers such as Best Buy, GameStop, and Fry’s Electronics.

Our goals over the next twelve (12) months are to:

•	Commercialization of the Zaaz™ keyboard
•	Development and Commercialization of the Psyko™ Krypton headphones for video game consoles (Microsoft Xbox and Sony PlayStation).
•	Commercialization of the Extreme Gamer®
•	Increase sales, engineering, and support personnel

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Expenditures

The following chart provides an overview of our budgeted expenditures by significant area of activity over the next twelve (12) months, assuming we are able to attract sufficient debt or equity financing. There can be no assurance that we will be able to attract financing and we may be required to scale back operations accordingly (See “Risk Factors”).

The following table outlines the planned use of working capital and does not take Inventory expenses into account. If we are able to attract sufficient debt or equity financing and are successful in securing manufacturing facilities for the Psyko™ headphones, Zaaz™ keyboards, and the Extreme Gamer® and are able to secure orders, we will need to secure inventory financing. There can be no assurance that such financing will be available to us, and our inability to obtain such financing would materially impact our ability to execute our business plan as outlined in this Registration Statement (See “Risk Factors”).

	Months 1-3	Months 4 - 6	Months 7-9	Months 10-12	Total 12 months
Facilities Lease	$21,018	$21,018	$21,018	$21,018	$84,072
Payroll	$42,000	$42,000	$42,000	$42,000	$168,000
Loans	$2,550	$2,550	$2,550	$2,550	$10,200
Supplies	$4,500	$4,500	$4,500	$4,500	$18,000
Utilities	$2,250	$2,250	$2,250	$2,250	$9,000
Accounting	$4,500	$4,500	$4,500	$4,500	$18,000
Legal	$3,000	$3,000	$3,000	$3,000	$12,000
Auditing	$6,000	$6,000	$6,000	$6,000	$24,000
CFO	$22,500	$22,500	$22,500	$22,500	$90,000
VP Sales	$15,000	$15,000	$15,000	$15,000	$60,000
Consulting
Project Management	$16,500	$16,500	$16,500	$16,500	$66,000
Product Development	$30,000	$30,000			$60,000
Engineering
Mechanical	$22,500	$22,500	$22,500	$22,500	$90,000
Electrical	$22,500	$22,500	$22,500	$22,500	$90,000
Software	$10,000	$10,000	$10,000	$10,000	$40,000
Marketing
Advertising		$30,000	$30,000	$30,000	$90,000
Promotion		$30,000	$30,000	$30,000	$90,000
Investor Relations		$15,000	$45,000	$45,000	$105,000
Total Expenditures	$224,818	$299,818	$299,818	$299,818	$1,124,272

Milestones

Months 1 through 3

During the first three (3) months we plan to:

O	Complete development on the Dolby™ converter box for the Psyko™ Krypton Headphones

O	Define SOP / QA and testing procedures (Psyko™)

O	Complete BOM and lock in pricing (Psyko™)

O	Sign contract with factory for production (Psyko™)

O	Molding for Zaaz™ keyboard

O	Produce test samples (Zaaz™)

O	Hire financial, sales, engineering staff

Converter Box

Prior to Exeo Entertainment, Inc.’s license agreement with Psyko Audio Labs Canada, the Psyko™ Krypton and Carbon line of headphones had been sold and were compatible with video gaming on the personal computer (PC). It is our intention to make the necessary modifications to the system, namely the development of a Dolby converter box, to make the headphones available for Xbox and PlayStation (console) use. We have working prototypes of the Dolby converter box, but we will need to source components, make engineering refinements, and have molds for mass production made.

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SOP/QA/Testing

We have recently engaged the services of Elite Product Management Ltd, HK to oversee and manage the manufacturing process in Shenzhen China. We expect that during month one through three Elite will be able to clearly define standard operating procedures for the assembly line, testing, and quality assurance. These procedures will be the foundation for all manufacturing of the Psyko™ line going forward.

Complete BOM

In months one through three the company anticipates to be able to complete the bill of materials and lock in supplier pricing given our minimum order quantity (MOQ) that we’ve negotiated. While we may continue to use suppliers, who had previously done business with Psyko Audio Labs Canada, during this time frame we will get competitive bids from a number of suppliers. Additionally, since we intend to make the headphones compatible with video game consoles, we will need to source all components associated with the Dolby converter box.

Contract with Factory

During the month one through three period Exeo Entertainment, Inc. intends on signing a contract with Shenzhen Bada Sheng Electronic CO, Ltd. for the assembly of the Psyko™ carbon and Krypton line of headphones. We are in contact with the factory through our consultant Kitty Lo of Elite Product Management Ltd, HK. We will need to specify minimum order quantities, QA, Billing terms, and determine the percentage of returns credited towards future production.

Zaaz™ Molding

We presently work with TecPower Co. Ltd. HK as a manufacturing rep on prototyping, engineering, manufacturing, and tooling. During this period we intend on securing all work in process inventory, CAD files, design documentation, prototypes and any and all intellectual property owned by Exeo Entertainment, Inc. in order to transfer that to Elite Product Management Ltd, HK. We expect that Elite will utilize existing contacts to secure the best price on manufacturing molds for the Zaaz™ keyboard production. The actual cost of the mold has not been built into the use of proceeds as it is anticipated that we will be able to spread the cost over the production of the Zaaz™ keyboard thereby incurring no upfront cost.

Molds generally take 4-6 weeks to manufacture and that time increases with any changes that need to be made. Based on the fact that we already have Prototypes that have gone through several revisions, we expect to have minimal, if any, changes during the molding phase. As such we can reasonably expect that molds should be complete by month three.

Zaaz™ Test Samples

Assuming we were successful in previous tasks we expect to have test samples generated in month three. If everything is correct and to specification and assuming no further changes the samples become the golden sample that all future units are measured against. These test samples differ from the one-off custom built units that we currently own in that they are built utilizing steel molds. The steel molds are capable of producing hundreds of thousands of units in an assembly line production facility.

Financial/Sales/Engineering Staff

The company plans on hiring three engineers, one CFO, and one VP sales during months one through three. One engineer for hardware, one for software, and one for mechanical. If in the event we are unable to secure engineers with the required skills necessary we will continue to outsource such functions. We believe, however, that having in house engineers will significantly reduce the amount of time we spend going back and forth with outsourced service providers.

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In anticipation of being publicly listed the company intends on hiring a CFO to handle financial reporting. If the company is unable to attract a full time person we will look to engage a contract CFO. In addition, we expect that during months one through three that we will hire a VP of sales to handle product sales to distributors and retailers for the Psyko™ headphones, the Zaaz™ keyboard, and the Extreme Gamer®.

Months 4 through 6

During the following three (3) months, we expect to achieve the following:

O	Receipt of first 5000 units (Psyko™)

O	Bids from suppliers (Zaaz™)

O	Solidify BOM (Zaaz™)

O	Define SOP / QA / Testing (Zaaz™)

O	Begin Zaaz™ Production

O	Samples to distributors (Zaaz™)

O	Hire financial, sales, engineering staff

O	Begin advertising / promotion campaign (Psyko™)

Receipt of Psyko™ Units

If successful in prior months, with prior tasks, Exeo Entertainment, Inc. expects to receive its first batch of Psyko™ Headphones compatible with the Xbox and PlayStation consoles.

Zaaz™ Supplier Bids

We intend on switching the emphasis from the Psyko™ headphones to the Zaaz™ keyboard during months four through six. We expect that the first task will be to utilize the resources of Elite Product Management Ltd, HK for the various subcomponents utilized in the manufacturing of the Zaaz™ keyboard.

Exeo Entertainment has prototype samples from TecPower and has also paid to have custom circuit boards designed to our specification. However, these components still need to be manufactured in quantities of 5000. Components we will need to source in quantity include: plastics, keys, batteries, backlighting, and Bluetooth as well as IRDA modules. Included in the sourcing component, expected to happen beginning in month four, is competitive bids from Chinese factories for the assembly of all aforementioned assemblies.

Zaaz™ BOM

During the month four to six timeframe Exeo Entertainment, Inc. anticipates receiving a complete bill of materials from Elite Product management. The process and what is contained in the BOM is exactly as detailed above for the Psyko™ headphones.

SA/QA/Testing

After signing off on the BOM Exeo Entertainment, Inc. anticipates having to establish the same type of standard operating procedures that the company created in earlier months for the Psyko™ headphones. All procedures indicating which station, on the production line, checks which component – at what frequency – and the potential outcomes of said procedures and any further actions necessary. The SOP details step by step exactly what occurs on the assembly line, who is responsible for testing, what the acceptable results of the test should be, and what happens next.

Zaaz™ Production

Assuming we were successful in earlier steps and have secured the necessary funding we anticipate being able to go into production on the Zaaz™ keyboard in month six.

Advertising & Promotion (Psyko™)

Exeo Entertainment, Inc. anticipates beginning an advertising campaign in the month four through six periods. We expect to start small, via social media outlets such as: Facebook, Google +, Twitter, and YouTube. The plan is to utilize existing gamers to create videos, share media, do product reviews and engage their friends in their purchase of the Psyko™ headphones.

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Additionally, the company intends on using sponsorship of professional video gamers and endorsements in order to create brand awareness. Electronic sports tournaments draw thousands of spectators and many teams have sponsorship arrangements with gaming headphone manufacturers such as Astro, Tritton, and Turtle Beach. Examples of electronic sports organizations include World Cyber Games (http://us.wcg.com) and Major League Gaming (http://www.majorleaguegaming.com).

Months 7 through 9

During the following three (3) months, we expect to achieve the following:

O	Distributer samples – Zaaz™ keyboard

O	Extreme Gamer ® Sourcing

O	Begin Engineering on wireless Psyko™ headphones

O	Psyko™ wireless renderings

Distributor Samples

If we were successful in previous months it is anticipated that in the months seven through nine periods that we will have the Zaaz keyboard complete and send samples to distributors as well as big box retailers. In talking with distributors such as Synnex Corporation, our understanding is that new products are evaluated and tested by a committee and then taken to retailers to gauge interest. Retailer interest determines initial order levels.

We expect that we will retain the rights to service the major big box retailers directly. Management believes that companies such as Best Buy, GameStop, Target, Fry’s Electronics, etc. would be best served direct – without the use of a distributer. As such in our negotiations we expect that we will have to send product samples to the major aforementioned chains.

Extreme Gamer® Sourcing

At present the company only has four functional one-off units of the Extreme Gamer®. The units demonstrate the operation of the product and will be used as a guide in determining the best suppliers to use for the various subcomponents. We will need to negotiate terms from suppliers on subcomponents as well as lock in pricing on final assembly. The sourcing function for the Extreme Gamer®, as well as our other products, is covered under our contract with Elite Product Management.

Psyko Wireless Engineering

In our contract with James Hildebrandt and Hildebrandt technologies, Inc. we have specified that we are contracting for the development of a wireless version on the Psyko™ headphones. We expect the development process to span several months and not be completed prior to month twelve. However, once the previous tasks related to the Psyko™ have been completed we expect to begin work on the wireless version.

Psyko™ Wireless Renderings

As discussed in the previous section, we expect to begin working on the wireless version of the Psyko™ headphones in months seven to nine. The first step in that process is to have conceptual drawings- both pen/paper as well as 3D – completed. We will use these drawing to determine the direction we want the “look and feel” of the product to take. These will be the drawings we refer to in later months as we begin building physical prototypes.

Months 10 through 12

O	Define SOP/ QA / Testing procedures (Extreme Gamer™)
O	Extreme Gamer® tooling
O	Extreme Gamer® Samples
O	Physical models Psyko™ wireless
O	Sourcing on Psyko™ wireless units

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During the following three (3) months, we expect to achieve the following:

SOP/QA/Testing

Assuming we’ve been successful in previous tasks, in prior months, we expect that we will begin defining exactly what needs to be done from an assembly standpoint to mass manufacture (5000+ units) the Extreme Gamer®. We will additionally need to establish testing procedures and policies relating to various outcomes of each test. In other words, what happens to the component if it fails a test? Possible outcomes include: rework, reject, retest, etc.

Extreme Gamer® Tooling (molds)

Exeo Entertainment, Inc. will need to begin the tooling phase early in the month ten through twelve period in order to have time for subsequent tasks, which are dependent on having molds available. From discussion with Chinese mold makers’ management believes that we can have molds completed within a six-week period assuming minimal corrections need to be made. The molds will be used in conjunction with injection molding machines to cast plastics components for the Extreme Gamer®.

Extreme Gamer® Samples

Assuming we begin the prior step – tooling, early enough in the month 10 through 12 period, we expect that we will have time to generate samples that were manufactured from the molds that we had manufactured. If everything is correct and is within spec we can begin securing purchase orders.

Psyko™ wireless modeling

Assuming we’ve been successful in previous tasks the company will be in a position to change the emphasis from manufacturing the Extreme Gamer to designing and creating the wireless version of the Psyko™ headphones. After renderings have been created we expect to begin building physical models of the wireless headphones. The physical models serve as a “proof” in order to verify and/or change any designs. The company intends to use rapid prototyping services, which utilize 3D printers that the company has used on previous projects (Zaaz™ / Extreme Gamer®).

Psyko™ wireless sourcing

Once physical models of the wireless version of the Psyko™ headphones are complete we will need to begin sourcing supplier for all of the subcomponents. We expect that we will use the majority of the suppliers that we, would at the time, be using on the Psyko (non-wireless) build. The headphones remain identical between units the thing that changes is a wireless, blue tooth charging station. It is those particular components that the company will need to source during this period. As with the sourcing on the previously discussed products – Exeo Entertainment, Inc. has executed a contract with Elite Product Management Group, Ltd. to specifically handle such tasks.

We do not currently have any arrangements for financing and we can provide no assurance to investors we will be able to find such financing. There can be no assurance that additional financing will be available to us, or on terms that are acceptable. Consequently, we may not be able to proceed with our intended business plans or complete the development and commercialization of our product.

Liquidity and Results of Operations

Comparison of Second Quarter Results –For the Three Months Ended May 31, 2013 and June 30, 2012; and the Years Ended November 30, 2012 and December 31, 2011

Revenues and Gross Profit

Revenues and Gross Profit for the three months ended August 31, 2013 and September 30, 2012 are zero. The Company is a development stage company and has incurred significant costs in research and development activities. See discussion below for further information. At November 30, 2012, the Company had incurred an accumulated deficit of $790,440 since inception.

Costs and Expenses

Total operating cost and expenses increased to $266,199 for the three months ended August 31, 2013 as compared to $244,537 for the three months ended September 30, 2012. Total cost and expenses increased to $667,111 for the year ended November 30, 2012 as compared to $119,441 for the period from inception (May 12, 2011) to the year ended December 31, 2011. These increases were primarily due to increasing costs associated with research and development.

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Total research and development expenses were $7,375 for the three months ended August 31, 2013 compared to $70,365 for the three months ended September 30, 2012. Total research and development cost increased to $193,405 for the year ended November 30, 2012 as compared to $0 for the period from inception (May 12, 2011) to year ended December 31, 2011. These increases were primarily due to increasing expenditures associated with research and development. For the period from inception (May 12, 2011) to August 31, 2013, the Company incurred $288,216 in research and development expenses.

Other Income and Expenses

Interest expense was $895 in the three months ended August 31, 2013 as compared to $894 for the three months ended September 30, 2012.

Income Taxes

The Company had no income tax expenses or income tax benefit for each of the three months ended August 31, 2013 and September 30, 2012 due to incurrence of net operating loss in each of these periods. As of November 30, 2012, the Company’s available unused operating loss carryback are approximately $639,495. As presented in the financial statements found elsewhere in this Statement, the Company determined a total deferred tax asset of $219,429, which was calculated by multiplying a 34% estimated tax rate by the cumulative net operating loss (NOL). The company had no income tax expense or income tax benefit for years 2011, 2012 or 2013 due to incurrence of net operating losses. There are no income tax refund opportunities currently available.

Effect of Inflation

Inflation has not had a significant impact on the Company’s operations or cash flows.

Liquidity and Capital Resources

Long-Term Debt / Note Payable and Other Commitments

The Company had no material commitments for capital expenditures at August 31, 2013 or November 30, 2012. As of November 30, 2012, the Company owed a related party officer $3,810 as well as a related party company $11,656 for advances made to the Company. In addition, the Company is liable for monthly payments of $863 on a note associated with vehicle finance. The principal owed is $39,055 and the interest expense to be incurred is $1,502.

On May 25, 2011 Exeo Entertainment, Inc. entered into an exclusive license agreement with Digital Extreme Technologies, Inc. whereby Exeo Entertainment, Inc. will manufacture and market the Extreme Gamer and Zaaz keyboard. Exeo Entertainment, Inc. will pay Digital Extreme Technologies, Inc. a 5% royalty fee on gross sales of both products. On June 10, 2013 Exeo Entertainment, Inc. entered into a license agreement with Psyko Audio Labs, Canada whereby Exeo Entertainment. Inc. will manufacture and market the Psyko Krypton and Carbon line of gaming headphones. The company will owe a 5% royalty on all headphone sales to Psyko Audio Labs. Payments are due quarterly on January 15, April 15, July 15, and October 15.

Cash Flow Information

The Company had working capital of approximately $111,921 and a current ratio of 2.82 at May 31, 2013, The Company had working capital of $91,599 and a current ratio of 2.70 at November 30, 2012. The decrease in working capital and the current ratio at May 31, 2013 as compared to November 30, 2012 was primarily due to the use of working capital for operations as well as research and development expenses. The Company believes it has insufficient cash resources to meet its liquidity requirements for the next 12 months.

During the three months ended May 31, 2013, the Company had cash and cash equivalents of approximately $131,197 as compared to cash and cash equivalents of $130,676 at November 30, 2012. This represents a slight increase in cash of $521.

Cash used in operating activities

The Company used approximately $313,180 of cash for operating activities in the six months ended May 31, 2013 as compared to using $257,532 of cash for operating activities in the six months ended June 30, 2012. This increase in cash used in operating activities is primarily attributed to the net loss generated in the three months ended May 31, 2013.

Cash used for Investing Activities

Investing activities for the six months ended May 31, 2013 used approximately $20,057 of cash as compared to using $28,813 of cash in the six months ended June 30, 2012. This increase in use is principally attributable to acquisition of vehicles and equipment.

Cash Provided by Financing Activities

Financing activities in the six months ended May 31, 2013 provided $333,758 of cash as compared to providing $347,274 of cash in the six months ended June 30, 2012. The Company did not incur any debt issuance costs in 2013.

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The Company’s principal sources and uses of funds are investments from accredited investors. The Company would need to raise additional capital in order to meet its business plan. Management intends to secure additional funds using borrowing or the further sale of Regulation D, Section 506 securities to accredited investors in the future. There is no assurance that Company may secure funding, or whether it can do so on terms acceptable to it, or at all, and its liquidity would be severely compromised.

The accompanying financial statements have been prepared assuming that the company will continue as a going concern which contemplates, amongst other things, the realization of assets and satisfaction of liabilities in the course of business.

We anticipate that our future liquidity requirements will arise from the need to fund our growth, pay our current obligations and future capital expenditures. The primary sources of funding for such requirements are expected to be cash generated from operations and raising additional funds from private sources and/or debt financing.

Going Concern Consideration

Our independent auditors included an explanatory paragraph in their report on the accompanying financial statements expressing concerns about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

Critical Accounting Policies

The preparation of our financial statements requires us to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, and expenses and related disclosures about contingent assets and liabilities. We base these estimates and assumptions on historical experience and on various other information and assumptions that are believed to be reasonable under the circumstance. Estimates and assumptions about future events and their effects cannot be perceived with certainty and, accordingly, these estimates may change as additional information is obtained, as more experience is acquired, as our operating environment changes and as new events occur. Our critical accounting policies are listed in the notes to our audited financial statements included in of this registration Statement.

45

EXEO ENTERTAINMENT, INC.

(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEETS

(unaudited)

	August 31,	November 30,
	2013	2012

ASSETS

Current Assets
Cash and cash equivalents	$457,411	$130,676
Prepaid expenses	60,988	14,506
Total current assets	518,399	145,182

Property and equipment, net	113,276	107,126

TOTAL ASSETS	$631,675	$252,308

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities
Current liabilities
Accounts payable and accrued expenses	$40,400	$22,076
Due to related parties	-	16,097
Notes payable	9,698	15,410
Total current liabilities	50,098	53,583

Long-term liabilities
Notes payable	21,657	29,263
Total long-term liabilities	$21,657	$29,263

Total Liabilities	71,755	82,846

Stockholders' equity
Preferred stock - $0.0001 par value, 1,000,000 shares authorized, no shares issued and outstanding, respectively	-	-
Common stock - $0.0001 par value, 100,000,000 shares authorized; 23,433,100 and 22,495,360 shares issued and outstanding, respectively	2,343	2,250
Additional paid-in capital	2,027,067	957,652
Deficit accumulated during the development stage	(1,469,490)	(790,440)
Total stockholders' equity	559,920	169,462

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$631,675	$252,308

The accompanying notes are an integral part of these financial statements.

F-1

EXEO ENTERTAINMENT, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF OPERATIONS

(unaudited)

	Three month period ending August 31, 2013	Three month period ending September 31, 2012	Nine month period ending August 31, 2013	Nine month period ending September 30, 2012	From May 12, 2011 (Inception) to August 31, 2013	From May 12, 2011 (Inception) to November 30, 2012

REVENUES	$-	$-	$-	$-	$-	$-

OPERATING EXPENSES
Advertising	603	-	603	-	603
Automobile and truck	1,601	552	2,263	838	5,832	3,569
Bank service charges	365	24	1,007	125	1,225	218
Compensation - non-directors	13,886	43,101	90,711	79,851	205,402	114,691
Compensation - officers / directors	30,897	27,095	91,147	88,095	249,147	158,000
Stock-based compensation to officers and employee	50,001	67,282	150,003	67,282	269,294	119,291
Computer and internet	552	-	939	572	1,729	790
Consulting fees	37,875	-	37,875	-	37,875
Depreciation	6,558	1,498	18,679	2,101	24,709	6,030
Filing fees	-	550	725	550	1,442	717
Legal and professional	52,755	5,000	56,460	18,484	83,659	27,199
Meals and entertainment	322	197	632	379	1,043	411
Office rent	21,018	21,018	63,054	71,526	183,342	120,288
Office expense	7,612	6,313	15,667	10,959	30,908	15,241
Organizational cost	-	-	-	-	875	875
Promotions / trade show exhibit	30,874	-	38,208	-	38,208
Research and product development	7,375	70,365	95,213	151,064	288,618	193,405
Travel	-	-	-	-	-
Utilities	3,905	1,542	14,770	12,441	40,597	25,827
TOTAL OPERATING EXPENSES	266,199	244,537	677,956	504,267	1,464,508	786,552

LOSS FROM OPERATIONS	(266,199)	(244,537)	(677,956)	(504,267)	(1,464,508)	(786,552)

OTHER EXPENSE
Other Income	-	-	-	-	-
Interest expense	(895)	(894)	(1,094)	(2,387)	(4,982)	(3,888)
TOTAL OTHER EXPENSES	(895)	(894)	(1,094)	(2,387)	(4,982)	(3,888)

NET LOSS	$(267,094)	$(245,431)	$(679,050)	$(506,654)	$(1,469,490)	$(790,440)

NET LOSS PER SHARE: BASIC	$(0.01)	$(0.01)	$(0.03)	$(0.02)	N/A	N/A

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: BASIC	23,283,621	22,181,917	22,893,114	21,350,278	N/A	N/A

The accompanying notes are an integral part of these financial statements.

F-2

EXEO ENTERTAINMENT, INC.

STATEMENTS OF CASH FLOWS

(unaudited)

	Nine month period ending August 31, 2013	Nine month period ending September 30, 2012	From May 12, 2011 (Inception) to August 31, 2013

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the period	$(679,050)	$(506,654)	$(1,469,490)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation	18,679	2,101	24,709
Stock-based compensation	150,003	67,282	269,294
Organization costs paid with stock	-	-	875
Imputed interest	38	1,351	2,271
Changes in assets and liabilities
Increase in pre-paid expenses	(46,482)	-	(60,988)
Increase in accrued expenses	18,324	2,032	40,400
Increase in accrued interest due to related parties	885	1,504	2,528
Net Cash Used in Operating Activities	(537,603)	(432,384)	(1,190,401)

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of property and equipment	(24,779)	(68,595)	(94,301)
Cash Flows Used in Investing Activities	(24,779)	(68,595)	(94,301)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of common stock, net of issuance costs	919,417	584,827	1,756,920
Proceeds from related party debt	-	11,181	21,476
Proceeds from notes payable	-	3,000	12,018
Payments on notes payable	(5,713)	-	(22,851)
Payments to related party debt	(16,982)	-	(16,982)
Payments on notes payable - auto loan	(7,606)	-	(8,469)
Cash Flows Provided by Financing Activities	889,116	599,008	1,742,112

Net increase in cash and cash equivalents	326,735	98,029	457,411

Cash and cash equivalents, beginning of the period	130,676	26,825	-

Cash and cash equivalents, end of the period	$457,411	$124,854	$457,411

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$-	$-	$-
Cash paid for taxes	$-	$-	$-

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Vehicle purchased with financing	$-	$39,824	$39,824
Vehicle purchased using a related party trade-in vehicle	$-	$3,810	$3,810
Assumption of related party debt	$-	$-	$10,832

The accompanying notes are an integral part of these financial statements.

F-3

EXEO ENTERTAINMENT, INC.

(A Development Stage Company)

Notes to Financial Statements

AUGUST 31, 2013

Note A: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of Exeo Entertainment, Inc. (the “Company”) is presented to assist in understanding the Company’s financial statements. The accompanying financial statements have been prepared by the Company without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations, and cash flows at August 31, 2013, and for all periods presented herein, have been made. It is suggested that these financial statements be read in conjunction with the financial statements and notes thereto included in the Company’s November 30, 2012 audited financial statements. The results of operations for the period ended August 31, 2013 are not necessarily indicative of the operating results for the full years.

These accounting policies conform to generally accepted accounting principles and have been consistently applied to the preparation of the financial statements. The Company will adopt accounting policies and procedures based upon the nature of future transactions.

Nature of Business

The Company was incorporated in Nevada on May 12, 2011, and is in the development stage. The Company is based in Las Vegas, Nevada, and designs, develops, licenses, manufactures, and distributes its products. The Company plans to market the Zaaz™ Keyboard, to be used with Samsung’s Smart TV® as well as other smart devices, the Extreme Gamer™, and other new peripheral products for the video gaming industry, including the Psyko Krypton™ surround sound gaming headphones.

Development Stage Company

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles related to development-stage companies. A development-stage company is one in which planned principal operations have not commenced or if its operations have commenced, there has been no significant revenues there from.

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

Accounting Basis

The Company uses the accrual basis of accounting and accounting principles generally accepted in the United States of America (“GAAP” accounting).  The Company has adopted a November 30 fiscal year end for 2012. Prior to that, the Company adopted a calendar year end for 2011.

Cash and Cash Equivalents

The Company considers cash on hand, cash in banks, certificates of deposit, time deposits, and U.S. government and other short-term securities with maturities of three months or less when purchased as cash and cash equivalents.

Fair Value of Financial Instruments

The Company’s financial instruments consist of cash and cash equivalents, accounts payable, notes payable, and accrued expenses. The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

F-4

EXEO ENTERTAINMENT, INC.

(A Development Stage Company)

Notes to Financial Statements

AUGUST 31, 2013

Note A: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Property and Equipment

Property and equipment are stated at the lower of cost or fair value. Depreciation is provided on a straight-line basis over the estimated useful lives of the assets, as follows:

Description	Estimated Life
Furniture & Equipment	5 years
Vehicles	5 years

The estimated useful lives are based on the nature of the assets as well as current operating strategy and legal considerations such as contractual life. Future events, such as property expansions, property developments, new competition, or new regulations, could result in a change in the manner in which the Company uses certain assets requiring a change in the estimated useful lives of such assets.

Maintenance and repairs that neither materially add to the value of the asset nor appreciably prolong its life are charged to expense as incurred. Gains or losses on disposition of property and equipment are included in the statements of operations. There were no dispositions during the periods presented.

Impairment of Long-Lived Assets

The Company evaluates its property and equipment and other long-lived assets for impairment in accordance with related accounting standards. The Company has impaired no fixed assets during the periods presented. For assets to be held and used (including projects under development), fixed assets are reviewed for impairment whenever indicators of impairment exist. If an indicator of impairment exists, the Company first groups its assets with other assets and liabilities at the lowest level for which identifiable cash flows are largely independent of the cash flows of other assets and liabilities (the “asset group”). Secondly, the Company estimates the undiscounted future cash flows that are directly associated with and expected to arise from the completion, use and eventual disposition of such asset group. The Company estimates the undiscounted cash flows over the remaining useful life of the primary asset within the asset group. If the undiscounted cash flows exceed the carrying value, no impairment is indicated. If the undiscounted cash flows do not exceed the carrying value, then an impairment is measured based on fair value compared to carrying value, with fair value typically based on a discounted cash flow model. If an asset is still under development, future cash flows include remaining construction costs.

Income Taxes

Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Management Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

F-5

EXEO ENTERTAINMENT, INC.

(A Development Stage Company)

Notes to Financial Statements

AUGUST 31, 2013

Note A: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue Recognition

The Company recognizes revenue when products are fully delivered or services have been provided and collection is reasonably assured. From inception, the Company recognized no revenue.

Basic Income (Loss) Per Share

Basic income (loss) per share is calculated by dividing the Company’s net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company’s net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity.

Stock-Based Compensation

Pursuant to ASC Topic 718, the Company recorded the fair value of the stock options on a monthly basis over the vesting period as stock-based compensation expense. The fair value of the options is calculated using the Black-Scholes method as of the date of grant. In fiscal year 2012, the Company adopted an incentive stock option plan for its employees. In fiscal year 2012 the Company granted stock options to three officers of the Company. These are described in Note G- Stock Options and Warrants.

Concentrations of Risk

The Company’s bank accounts are deposited in insured institutions. The funds are insured up to $250,000. At November 30, 2012, the Company’s bank deposits did not exceed the insured amounts. At August 31, 2013, the Company’s bank deposits did exceed the insured amounts.

Accounting for Research and Development Costs

The Company records an expense in the current period for all research and development costs, which include Hardware Development Costs. The Company does not capitalize such amounts. Pursuant to ASC Topic 730 Research and Development, once we determine that our Extreme Gamer video game console is technologically feasible and a working model is put into use, the Company will capitalize Software Development costs associated with its products. Once this occurs we will determine a useful life of our software and apply a reasonable economic life of five years or less. At this time, our software development costs only relate to the Extreme Gamer and Zaaz keyboard hardware. The software development costs cannot be separated from the associated hardware development. We do not develop stand alone software for sale to the retail consumers, rather we develop software in order to operate the designed hardware. The software is designed to be encoded within chips inside the hardware. Thus, it has been determined that the current software development costs, which are intertwined within the hardware development, are to be expensed rather than capitalized pursuant to ASC Topic 730.

This conclusion is also based upon our decision to devote further research and development costs in the support of our product interface to the video game players: Sony PS3® (and other products such as Nintendo Wii® and Microsoft Xbox 360®).

F-6

EXEO ENTERTAINMENT, INC.

(A Development Stage Company)

Notes to Financial Statements

AUGUST 31, 2013

Note A: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Liquidity and Going Concern

The Company has incurred an accumulated deficit of $1,469,490 since inception and has received no revenue from the sales of products. The Company incurred significant initial research and product development costs, including expenditures associated with hardware engineering and the design and development of its hardware components and prototypes associated with the Zaaz™ keyboard and the Extreme Gamer. The Company also incurred costs associated with its acquisition of property, plant and equipment for its 10,000 square foot office and warehouse.

These factors create substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

The ability of the Company to continue as a going concern is dependent on the Company generating cash from the sale of its common stock or obtaining debt financing and attaining future profitable operations. Management’s plan includes selling its equity securities and obtaining debt financing to fund its capital requirement and ongoing operations; however, there can be no assurance the Company will be successful in these efforts. Management estimates that the Company has sufficient capital to continue current operations for approximately six (6) months. Thereafter the Company will need to have raised additional capital through the issuance of additional debt or equity or be forced to significantly scale back its current level of operations.

Recent Accounting Pronouncements

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

Note B: PROPERTY AND EQUIPMENT

The Company owned property and equipment, recorded at cost, which consisted of the following at August 31, 2013 and November 30, 2012:

	August 31, 2013	November 30, 2012
Furniture and fixtures	$21,095	$15,000
Office & computer equipment	30,419	11,685
Vehicles	86,471	86,471
Subtotal	137,935	113,156
Less: Accumulated depreciation	(24,709)	(6,030)
Property and equipment, net	$113,276	$107,126

Note B: PROPERTY AND EQUIPMENT (CONTINUED)

Depreciation expense was $6,558 and $1,498 for the three month periods ended August 31, 2013 and September 30, 2012, respectively. Depreciation expense was $18,679 and $2,101 for the nine month periods ending August 31, 2013 and September 30, 2012, respectively.

F-7

EXEO ENTERTAINMENT, INC.

(A Development Stage Company)

Notes to Financial Statements

AUGUST 31, 2013

Note C: HARDWARE DEVELOPMENT COSTS

The Company incurred $7,375 and $70,365 for research and development costs during the three month periods ending August 31, 2013 and September 30, 2012, respectively. The Company incurred $95,213 and $151,064 for the nine month periods ending August 31, 2013 and September 30, 2012, respectively. These costs relate to hardware engineering, design and development of the Zaaz Keyboard and the Extreme Gamer.

Note D: PREPAID EXPENSES

As of August 31, 2013, prepaid expenses consist of consulting fees of $2,625 paid to Elite Product Management, $50,000 royalty fees paid to Psyko Labs, $7,500 prepayment on research and development products, and $863 prepayment on vehicle loan.

Note F: COMMON STOCK

The Company has 100,000,000 shares at $0.0001 par value common stock authorized and 23,433,100 and 22,495,360 shares issued and outstanding at August 31, 2013 and November 30, 2012, respectively. During the nine month period ending August 31, 2013, the Company granted 1,875,480 stock warrants to investors in exchange for cash. Details associated with stock warrants are described in Note G.

On December 24, 2012, the Company filed an amendment to its Articles of Incorporation to change the par value of its common stock from $0.001 to $0.0001 and to add to the authorized capital of the Company 1,000,000 Series A Preferred Stock at par value $0.0001. As of August 31, 2013, there have been no issuances of Preferred Stock. The Company has no other class of stock authorized by the State of Nevada.

During the nine month period ending August 31, 2013, the Company issued 937,740 common shares to investors in exchange for cash. The Company recorded this stock issuance at the dollar amount of total capital raised from this group, which equals $937,740. Each person executed a stock subscription agreement and delivered funds in exchange for our equity at a price of $1.00 for each common share and two stock warrants.

We incurred equity issuance costs of $1,124 and $7,813 for the three month period ending August 31, 2013 and September 30, 2012, respectively. We incurred equity issuance costs of $18,273 and $20,996 for the nine month period ending August 31, 2013 and the year ended November 30, 2012, respectively. Rather than expense these costs, such items are charged against the Company’s equity. These costs include mailing, copying, courier, and other miscellaneous costs associated with the duplication and delivery of our offering circular to investors and paying for the return delivery of signed stock subscription agreements.

Note G: STOCK OPTIONS AND WARRANTS

Stock-Based Compensation to Employees

Pursuant to the employee incentive stock option plan, on July 15, 2012, the Company granted 2,000,000 shares to each of its two officers and directors. The option agreement provides the employee has no more than five years from the date of the grant to exercise the options at an exercise price of $0.25 per share. The employee may only exercise such options based upon the contracted vesting schedule, which provides that the options vest on a pro-rata basis over 60 months of future services to be rendered by such employee. For the fiscal year ending November 30, 2013, 400,008 options vested for each of our two officers and directors of the original grant. In addition, on August 15, 2012, the Company granted 100,000 incentive stock options to another officer of the Company. This employee received the right to exercise the options on the date of grant at an exercise price of $0.25 per share. As the officer was fully vested in his right to such exercise at the time of the grant, the Company recorded the entire fair value of his stock options at the date of grant.

F-8

EXEO ENTERTAINMENT, INC.

(A Development Stage Company)

Notes to Financial Statements

AUGUST 31, 2013

The fair value of the options is calculated using the Black-Scholes method as of the date of grant. The factors used to calculate fair value of the stock options include the following: 1) Risk free interest rate, 2) Volatility of returns of the underlying asset, 3) current stock price, 4) Term of the Option, and 5) The exercise price. The risk free interest rate used in this calculation equals 0.63% and 0.80% for the stock options granted on July 15, 2012 and August 15, 2012, respectively. The term of the option is 5 years from the date of the grant. The exercise price is $0.25 per share. The current stock price at the dates of grant, which is July 15, 2012 and August 15, 2012, is $0.25 based on the sale of common shares to investors for the eleven months prior to the date of grant. Several industry comparables to this Company were used in order to determine an approximation of the volatility. The approximate volatility based on these comparables is approximately 458%.

The following is a summary of the status of all of the Company’s stock options issued to the Company’s management as of August 31, 2013 and the changes from December 1, 2012 to August 31, 2013.

	# of Options	Weighted Average Exercise Price	Weighted Average Remaining Life
Outstanding November 30, 2012	4,100,000	$0.25	55.55 months
Granted	-	$-	-
Exercised	-	$-	-
Cancelled	100,000	$0.25	-
Outstanding at August 31, 2013	4,000,000	$0.25	46.50 months
Exercisable at August 31, 2013	900,000	$0.25	46.50 months

Stock Warrants Issued to Investors

There were no stock warrants granted by the Company from inception through August 16, 2012. For each common share purchased by an investor, for no additional consideration, each investor acquired a warrant to purchase an additional two shares at the fixed price of $1.00 per share. During the nine month periods ended August 31, 2013, in connection with a private placement, the Company raised $937,740 from the sale of securities. 1,875,480 stock warrants to purchase common stock were granted in conjunction with the purchase by each investor of our common stock. The terms of the stock warrant include the right to exercise all or a portion of the warrants granted, shall be no more than 2 years from the date of grant of the warrant, and the exercise price is $1.00 per warrant. The warrant may not be transferred or assigned in whole or in part by the grantee.

F-9

EXEO ENTERTAINMENT, INC.

(A Development Stage Company)

Notes to Financial Statements

AUGUST 31, 2013

Note G: STOCK OPTIONS AND WARRANTS (CONTINUED)

The following is a summary of the status of all of the Company’s stock warrants as of August 31, 2013 and the changes from December 1, 2012 to August 31, 2013.

	# of Warrants	Weighted Average Exercise Price	Weighted Average Remaining Life
Outstanding at November 30, 2012	624,520	$1.00	16 months
Granted	1,875,480	$1.00	21 months
Exercised	-	$-	-
Cancelled	-	$-	-
Outstanding at August 31, 2013	2,500,000	$1.00	19 months
Exercisable at August 31, 2013	2,500,000	$1.00	19 months

Note H: RELATED PARTY TRANSACTIONS

Advances and Expenses paid on behalf of the Company

On August 1, 2011, the Company entered into a promissory note agreement with DXT for any advances to the Company or expenses paid on behalf of the Company during the period from inception (May 12, 2011) to May 31, 2013. This note is unsecured, with 8% interest rate per annum, and a due date of November 1, 2013. At August 31, 2013 and November 30, 2012, the Company owed a total of $0 and $12,149, respectively, to DXT as advances or expenses paid on behalf of the Company. Subsequently, the Company has paid off the entire note.

Compensation of Officers

The Company entered into officer compensation agreements with two officer/directors whereby each receives $60,000 per annum as cash compensation. The Company pays each officer $5,000 per month. The total amount paid to the two officers was $30,897 and $27,095 for the three month periods ending August 31, 2013 and September 30, 2012, respectively. The total amount paid to the two officers was $91,147 and $88,095 for the nine month periods ending August 31, 2013 and September 30, 2012, respectively. In addition, each officer/director received additional compensation in the form of non-cash incentive stock options granted on July 15, 2012. Each person received 2,000,000 stock options. For further discussion of the terms of the grant of stock options, see Note G.

Due to related party

On September 21, 2012, the Company used a vehicle belonging to an officer for the purpose of a trade-in acquire a pre-owned company vehicle from a dealer. This amount, limited to its cost basis, is recorded as a short-term obligation due to the officer as a current liability of $3,810. The Company accrues interest on the amount owed to the officer/director at a rate of 8% per annum. The Company has incurred interest expense total of $50 and $17 for the three month periods ending August 31, 2013 and September 30, 2012, respectively. The Company has accrued interest balance of $0 and $138 as of August 31, 2013 and November 30, 2012.

F-10

EXEO ENTERTAINMENT, INC.

(A Development Stage Company)

Notes to Financial Statements

AUGUST 31, 2013

Note I: COMMITMENTS AND CONTINGENCIES

Operating Lease Obligation

On October 25, 2012, the Company signed a lease for its current office and warehouse. The Company became a co-tenant along with DXT. The new lease agreement expires September 30, 2014 and has an option for a three year renewal. The typical monthly rent expense is $7,006, which includes base rent of $5,496 and common area maintenance of $1,510. The Company is not obligated to pay a security deposit to the management company. A deposit to secure the current lease was made by DXT in 2009. DXT will receive the security deposit at the end of the lease.

As of August 31, 2013, the monthly minimum rental payment is $7,006. Rent expense was $21,018 and $21,018 for the three month periods ending August 31, 2013 and September 30, 2012, respectively. Rent expense was $63,054 and $59,058 for the nine month periods ending August 31, 2013 and September 30, 2012, respectively.

As of August 31, 2013, minimum rent to be paid under this lease agreement is summarized as follows:

Minimum rent payments
Years ended November 30, 2013	$21,018
2014	70,060
Total Lease Obligation	$91,078

Note Payable for Vehicle Financing Obligations

On September 27, 2012, the Company acquired a pre-owned company vehicle on credit. The total cost basis is $49,824. The Company paid $10,000 as a down payment. The amount financed by the seller is $39,824, and the Company makes monthly payments of $863. The Company is obligated to pay a total of $41,420 over the course of the loan. This note bears interest at the annual percentage rate of 1.9%, and the term is 48 months. The total finance charge associated with this note is $1,596.

Minimum financing payment to be paid under this finance agreement is summarized as follows:

Minimum financing payments
Years ended November 30, 2013	$2,589
2014	10,356
2015	10,356
2016	9,489
Total Lease Obligation	$32,790

F-11

EXEO ENTERTAINMENT, INC.

(A DEVELOPMENT STAGE COMPANY)

FINANCIAL STATEMENTS

NOVEMBER 30, 2012 AND DECEMBER 31, 2011

(Audited)

EXEO ENTERTAINMENT, INC.

(A DEVELOPMENT STAGE COMPANY)

TABLE OF CONTENTS

NOVEMBER 30, 2012 AND DECEMBER 31, 2011

(Audited)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

Exeo Entertainment, Inc.

We have audited the accompanying balance sheets of Exeo Entertainment, Inc. (A Development Stage Company) (the “Company”) as of November 30, 2012 and December 31, 2011 and the related statements of operations, stockholders’ equity (deficit) and cash flows for the year ended November 30, 2012, for the period from inception (May 12, 2011) to December 31, 2011, and for the cumulative period from inception (May 12, 2011) to November 30, 2012. Exeo Entertainment, Inc.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Exeo Entertainment, Inc. (A Development Stage Company) as of November 30, 2012 and December 31, 2011 and the related statements of operations, stockholders’ equity (deficit) and cash flows for the year ended November 30, 2012, for the period from inception (May 12, 2011) to December 31, 2011, and for the cumulative period from inception (May 12, 2011) to November 30, 2012 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note A to the financial statements, the Company has incurred losses from operations, which raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note A. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ De Joya Griffith, LLC

Henderson, Nevada

July 25, 2013

Corporate Headquarters:

De Joya Griffith, LLC

2580 Anthem Village Drive, Henderson, NV 89052 Phone: (702) 563-1600 Fax: (702) 920-8049

F-1

EXEO ENTERTAINMENT, INC.

(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEETS

NOVEMBER 30, 2012 AND DECEMBER 31, 2011

(Audited)

	2012	2011
ASSETS

Current assets
Cash and cash equivalents	$130,676	$26,825
Prepaid expenses	14,506	-
Total current assets	145,182	26,825

Property and equipment, net	107,126	-

TOTAL ASSETS	$252,308	$26,825

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Liabilities
Current liabilities
Accounts payable and accrued expenses	$22,076	$24,084
Due to related parties	16,097	-
Notes payable	15,410	19,850
Total current liabilities	53,583	43,934

Long-term liabilities
Note payable	29,263	-
Total long-term liabilities	29,263	-

Total liabilities	82,846	43,934

Stockholders' equity (deficit)
Preferred stock - $0.0001 par value, 1,000,000 shares authorized, no shares issued and outstanding, respectively	-	-
Common stock - $0.0001 par value, 100,000,000 shares authorized; 22,495,360 and 20,340,000 shares issued and outstanding, respectively	2,250	2,034
Additional paid-in capital	957,652	101,951
Advance to related party	-	(854)
Deficit accumulated during the development stage	(790,440)	(120,240)
Total stockholders' equity (deficit)	169,462	(17,109)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$252,308	$26,825

The accompanying notes are an integral part of these financial statements.

F-2

EXEO ENTERTAINMENT, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF OPERATIONS

(Audited)

		From Inception	From Inception
	Year ended	(May 12, 2011)	(May 12, 2011) to
	November 30,	to December 31,	November 30,
	2012	2011	2012

REVENUES	$-	$-	$-

OPERATING EXPENSES
Automobile and truck	3,154	415	3,569
Bank service charges	178	40	218
Compensation - non-directors	112,291	2,400	114,691
Compensation - officers/directors	113,000	45,000	158,000
Stock-based compensation to officers and employee	100,616	18,675	119,291
Computer and internet	572	218	790
Depreciation	6,030	-	6,030
Filing fees	717	-	717
Legal and professional	15,788	11,411	27,199
Meals and entertainment	411	-	411
Office rent	85,538	34,750	120,288
Office expense	14,926	315	15,241
Organizational cost	-	875	875
Research and product development	193,405	-	193,405
Utilities	20,485	5,342	25,827
TOTAL OPERATING EXPENSES	667,111	119,441	786,552

LOSS FROM OPERATIONS	(667,111)	(119,441)	(786,552)

OTHER EXPENSE
Interest expense	(3,089)	(799)	(3,888)
TOTAL OTHER EXPENSE	(3,089)	(799)	(3,888)

NET LOSS	$(670,200)	$(120,240)	$(790,440)

NET LOSS PER SHARE: BASIC	$(0.03)	$(0.01)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: BASIC	21,519,519	20,117,897

The accompanying notes are an integral part of these financial statements.

F-3

EXEO ENTERTAINMENT, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

PERIOD FROM INCEPTION (MAY 12, 2011) TO NOVEMBER 30, 2012

(Audited)

							Deficit
							Accumulated	Total
	Preferred Stock	Preferred	Common Stock	Common	Additional	Advances	During the	Stockholders'
	Issued and	Stock	Issued and	Stock	Paid-in	to Related	Development	Equity
	Outstanding	at Par Value	Outstanding	at Par Value	Capital	Party	Stage	(Deficit)
Beginning Balance at Inception, May 12, 2011	-	$-	-	$-	$-	$-	$-	$-

Shares issued for officers' compensation	-	-	18,675,000	1,868	16,808	-	-	18,675
Shares issued for organizational cost	-	-	875,000	88	788	-	-	875
Shares issued to founder for cash at $0.001 per share	-	-	450,000	45	405	-	-	450
Shares issued for cash at $0.25 per share	-	-	340,000	34	84,966	-	-	85,000
Equity issuance cost	-	-	-	-	(1,650)	-	-	(1,650)
Imputed interest on payable	-	-	-	-	635	-	-	635
Advance to related party	-	-	-	-	-	(854)	-	(854)

Net loss for the period ended December 31, 2011	-	-	-	-	-	-	(120,240)	(120,240)

Balance, December 31, 2011	-	-	20,340,000	2,034	101,951	(854)	(120,240)	(17,109)

Shares issued for cash at $0.25 per share	-	-	1,843,100	184	460,591	-	-	460,775
Shares issued for cash at $1.00 per share	-	-	312,260	31	312,229	-	-	312,260
Stock-based compensation to officers and employee	-	-	-	-	100,616	-	-	100,616
Equity issuance costs	-	-	-	-	(19,332)	-	-	(19,332)
Imputed interest on payable	-	-	-	-	1,598	-	-	1,598
Proceeds from related party	-	-	-	-	-	854	-	854

Net loss for the year ended November 30, 2012	-	-	-	-	-	-	(670,200)	(670,200)

Balance, November 30, 2012	-	$-	22,495,360	$2,250	$957,652	$-	$(790,440)	$169,462

The accompanying notes are an integral part of these financial statements.

F-4

EXEO ENTERTAINMENT, INC.

STATEMENTS OF CASH FLOWS

(Audited)

		From Inception	From Inception
	Year ended	(May 12, 2011)	(May 12, 2011) to
	November 30,	to December 31,	November 30,
	2012	2011	2012

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the period	$(670,200)	$(120,240)	$(790,440)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation	6,030	-	6,030
Stock-based compensation	100,616	18,675	119,291
Organization costs paid by stock	-	875	875
Imputed interest	1,598	635	2,233
Changes in assets and liabilities
Increase in prepaid expenses	(14,506)	-	(14,506)
Increase (decrease) in accrued expenses	(2,008)	24,084	22,076
Increase in accrued interest due to related parties	1,485	158	1,643
Net cash used in operating activities	(576,985)	(75,813)	(652,798)

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of property and equipment	(69,522)	-	(69,522)
Cash flows used in investing activities	(69,522)	-	(69,522)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of common stock, net of issuance costs	753,703	83,800	837,503
Proceeds from related party debt	11,656	9,820	21,476
Proceeds from notes payable	3,000	9,018	12,018
Payments on notes payable	(17,138)	-	(17,138)
Payments on notes payable - auto loan	(863)	-	(863)
Net cash flows provided by financing activities	750,358	102,638	852,996

Net increase in cash and cash equivalents	103,851	26,825	130,676

Cash and cash equivalents, beginning of the period	26,825	-	-

Cash and cash equivalents, end of the period	$130,676	$26,825	$130,676

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$-	$-	$-
Cash paid for taxes	$-	$-	$-

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Vehicle purchased with financing	$39,824	$-	$39,824
Vehicle purchased using a related party trade-in vehicle	$3,810	$-	$3,810
Assumption of related party debt	$-	$10,832	$10,832

The accompanying notes are an integral part of these financial statements.

F-5

EXEO ENTERTAINMENT, INC.

(A Development Stage Company)

Notes to Financial Statements

NOVEMBER 30, 2012 AND DECEMBER 31, 2011

Note A: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of Exeo Entertainment, Inc. (the “Company”) is presented to assist in understanding the Company’s financial statements. The financial statements and notes are representations of the Company ’s management, who is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles and have been consistently applied to the preparation of the financial statements. The Company will adopt accounting policies and procedures based upon the nature of future transactions.

Nature of Business

The Company was incorporated in Nevada on May 12, 2011, and is in the development stage. The Company is based in Las Vegas, Nevada, and designs, develops, licenses, manufactures, and distributes its products. The Company plans to market the Zaaz™ Keyboard, to be used with Samsung’s Smart TV® as well as other smart devices, the Extreme Gamer™, and other new peripheral products for the video gaming industry, including the Psyko Krypton™ surround sound gaming headphones.

Development Stage Company

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles related to development-stage companies. A development-stage company is one in which planned principal operations have not commenced or if its operations have commenced, there has been no significant revenues there from.

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

Accounting Basis

The Company uses the accrual basis of accounting and accounting principles generally accepted in the United States of America (“GAAP” accounting). The Company has adopted a November 30 fiscal year end for 2012. Prior to that, the Company adopted a calendar year end for 2011.

Cash and Cash Equivalents

The Company considers cash on hand, cash in banks, certificates of deposit, time deposits, and U.S. government and other short-term securities with maturities of three months or less when purchased as cash and cash equivalents.

Fair Value of Financial Instruments

The Company’s financial instruments consist of cash and cash equivalents, accounts payable, notes payable, and accrued expenses. The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

F-6

EXEO ENTERTAINMENT, INC.

(A Development Stage Company)

Notes to Financial Statements

NOVEMBER 30, 2012 AND DECEMBER 31, 2011

Note A: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Property and Equipment

Property and equipment are stated at the lower of cost or fair value. Depreciation is provided on a straight-line basis over the estimated useful lives of the assets, as follows:

Description	Estimated Life
Furniture & Equipment	5 years
Vehicles	5 years

The estimated useful lives are based on the nature of the assets as well as current operating strategy and legal considerations such as contractual life. Future events, such as property expansions, property developments, new competition, or new regulations, could result in a change in the manner in which the Company uses certain assets requiring a change in the estimated useful lives of such assets.

Maintenance and repairs that neither materially add to the value of the asset nor appreciably prolong its life are charged to expense as incurred. Gains or losses on disposition of property and equipment are included in the statements of operations. There were no dispositions during the periods presented.

Impairment of Long-Lived Assets

The Company evaluates its property and equipment and other long-lived assets for impairment in accordance with related accounting standards. The Company has impaired no fixed assets during the periods presented. For assets to be held and used (including projects under development), fixed assets are reviewed for impairment whenever indicators of impairment exist. If an indicator of impairment exists, the Company first groups its assets with other assets and liabilities at the lowest level for which identifiable cash flows are largely independent of the cash flows of other assets and liabilities (the “asset group”). Secondly, the Company estimates the undiscounted future cash flows that are directly associated with and expected to arise from the completion, use and eventual disposition of such asset group. The Company estimates the undiscounted cash flows over the remaining useful life of the primary asset within the asset group. If the undiscounted cash flows exceed the carrying value, no impairment is indicated. If the undiscounted cash flows do not exceed the carrying value, then an impairment is measured based on fair value compared to carrying value, with fair value typically based on a discounted cash flow model. If an asset is still under development, future cash flows include remaining construction costs.

Income Taxes

Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Management Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

F-7

EXEO ENTERTAINMENT, INC.

(A Development Stage Company)

Notes to Financial Statements

NOVEMBER 30, 2012 AND DECEMBER 31, 2011

Note A: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue Recognition

The Company recognizes revenue when products are fully delivered or services have been provided and collection is reasonably assured. From inception, the Company recognized no revenue.

Basic Income (Loss) Per Share

Basic income (loss) per share is calculated by dividing the Company’s net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company’s net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity.

Stock-Based Compensation

Pursuant to ASC Topic 718, the Company recorded the fair value of the stock options on a monthly basis over the vesting period as stock-based compensation expense. The fair value of the options is calculated using the Black-Scholes method as of the date of grant. In fiscal year 2012, the Company adopted an incentive stock option plan for its employees. In fiscal year 2012 the Company granted stock options to three officers of the Company. These are described in Note G- Stock Options and Warrants.

Concentrations of Risk

The Company’s bank accounts are deposited in insured institutions. The funds are insured up to $250,000. At November 30, 2012, the Company’s bank deposits did not exceed the insured amounts. At June 30, 2013, the Company’s bank deposits did exceed the insured amounts.

Accounting for Research and Development Costs

The Company records an expense in the current period for all research and development costs, which include Hardware Development Costs. The Company does not capitalize such amounts. Pursuant to ASC Topic 730 Research and Development, once we determine that our Extreme Gamer video game console is technologically feasible and a working model is put into use, the Company will capitalize Software Development costs associated with its products. Once this occurs we will determine a useful life of our software and apply a reasonable economic life of five years or less. At this time, our software development costs only relate to the Extreme Gamer and Zaaz keyboard hardware. The software development costs cannot be separated from the associated hardware development. We do not develop stand alone software for sale to the retail consumers, rather we develop software in order to operate the designed hardware. The software is designed to be encoded within chips inside the hardware. Thus, it has been determined that the current software development costs, which are intertwined within the hardware development, are to be expensed rather than capitalized pursuant to ASC Topic 730.

This conclusion is also based upon our decision to devote further research and development costs in the support of our product interface to the video game players: Sony PS3® (and other products such as Nintendo Wii® and Microsoft Xbox 360®).

F-8

EXEO ENTERTAINMENT, INC.

(A Development Stage Company)

Notes to Financial Statements

NOVEMBER 30, 2012 AND DECEMBER 31, 2011

Note A: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Liquidity and Going Concern

The Company has incurred an accumulated deficit of $790,440 since inception. The Company incurred significant initial research and product development costs, including expenditures associated with hardware engineering and the design and development of its hardware components and prototypes associated with the Zaaz™ keyboard and the Extreme Gamer. The Company also incurred costs associated with its acquisition of property, plant and equipment for its 10,000 square foot office and warehouse.

These factors create substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

The ability of the Company to continue as a going concern is dependent on the Company generating cash from the sale of its common stock or obtaining debt financing and attaining future profitable operations. Management’s plan includes selling its equity securities and obtaining debt financing to fund its capital requirement and ongoing operations; however, there can be no assurance the Company will be successful in these efforts.

Recent Accounting Pronouncements

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

Note B: PROPERTY AND EQUIPMENT

The Company owned property and equipment, recorded at cost, which consisted of the following at

November 30, 2012 and December 31, 2011:

	2012	2011
Furniture and fixtures	$15,000	$-
Office & computer equipment	11,685	-
Vehicles	86,471	-
Subtotal	113,156	-
Less: Accumulated depreciation	(6,030)	-
Property and equipment, net	$107,126	$-

Depreciation expense was $6,030 and $0 for the year ended November 30, 2012 and from inception (May 12, 2011) to December 31, 2011, respectively. Prior to purchasing its own property and equipment, the Company rented computer equipment, office equipment and furniture from Digital Extreme Technologies, Inc., a related party. The Company recorded a rental expense in fiscal years 2011 and 2012. See Note H – Related Party Transactions for further details.

F-9

EXEO ENTERTAINMENT, INC.

(A Development Stage Company)

Notes to Financial Statements

NOVEMBER 30, 2012 AND DECEMBER 31, 2011

Note C: HARDWARE DEVELOPMENT COSTS

The Company incurred a total of $193,405 and $0 for research and development costs during fiscal year November 30, 2012 and from inception (May 12, 2011) to December 31, 2011, respectively. These costs relate to hardware engineering, design and development of the Zaaz Keyboard and the Extreme Gamer.

Note D: PREPAID EXPENSES

On November 29, 2012, we recorded a pre-paid expense of $7,006. This relates to our office rent expense for the month of December 2012, which was due December 1, 2012. Additional information regarding the Company’s office lease is described in Note K – Commitments and Contingencies. In addition, we recorded a prepaid expense of $7,500, which relates to research and development costs.

Note E: PATENT AND TRADEMARKS

The Company entered into a license agreement with Digital Extreme Technologies, Inc., a Delaware corporation, (also referred to as DXT) for use of certain intellectual property associated with the products being designed and developed by the Company. The specific terms of the license agreement are addressed under the following note for related party transactions. The Black Widow keyboard is now known as the Zaaz keyboard. DXT worked to design and develop the Extreme Gamer as well as the Black Widow keyboard. The Company continues to work, under a license agreement, with DXT to advance the use of technologies designed by DXT.

DXT applied to the U.S. PTO for a patent of its Multi Video Game Changer. The agency assigned an application number of 12/543,296 to its application, which was published on February 25, 2010. The proposed 10 disk Video Game Changer is designed to interface directly with Sony PS3®, Nintendo Wii®, and Mircosoft Xbox 360®. The Company anticipates incorporating Blu-Ray® compatible optics technology under a license agreement. This would allow users to insert Blu-Ray® discs into the Video Game Changer, and once connected to the video game console, to play movies on television. Sony PS3® is now capable of playing Blu-Ray® discs, but only with a capacity for a single disk. This technology would provide for the loading of up to 10 DVD’s, CD’s or Blu-Ray® discs into a single console that communicates with a video game console via USB. Furthermore, users would be able to plug in any external hard disc drive (“HDD”) directly into the console via an internal ATPI port, allowing movies, music and pictures to be played directly from the HDD.

Note F: COMMON STOCK

The Company has 100,000,000 shares at $0.0001 par value common stock authorized and 22,495,360 and 20,340,000 shares issued and outstanding for fiscal years ended November 30, 2012 and December 31, 2011, respectively. The Company granted 4,100,000 stock options to three employees, and 624,520 stock warrants to 20 investors. Details associated with stock options and warrants are described in Note G.

As of November 30, 2012, the Company has no other class of stock authorized by the State of Nevada. As discussed in Note M – Subsequent Events, in December, 2012, the Company amended its Articles of Incorporation to change the par value of its Common Stock and to add Preferred Stock.

F-10

EXEO ENTERTAINMENT, INC.

(A Development Stage Company)

Notes to Financial Statements

NOVEMBER 30, 2012 AND DECEMBER 31, 2011

Note F: COMMON STOCK (CONTINUED)

At inception on May 12, 2011, the Company issued 875,000 common shares to an officer in exchange for organizational expenses he incurred on behalf of the Company. The Company recorded this stock issuance at the dollar amount of cash paid by the officer on behalf of the Company, which equals $875.

At inception on May 12, 2011, the Company issued 450,000 common shares to an officer in exchange for cash. The Company recorded this stock issuance at the dollar amount of contributed cash, which equals $450.

At inception on May 12, 2011, the Company issued 18,675,000 common shares in total to two officers in exchange for services each person rendered. The Company recorded the services rendered at $18,675 in accordance with the fair value for the shares issued for cash received on the same day.

During the period from inception to December 31, 2011, the Company issued 340,000 shares to investors in exchange for cash. The Company recorded this stock issuance at the dollar amount of total capital raised from this group, which equals $85,000.

During the period from January 1, 2012 to November 30, 2012, the Company issued 2,155,360 common shares to investors in exchange for cash. The Company recorded this stock issuance at the dollar amount of total capital raised from this group, which equals $773,035.

We incurred equity issuance costs of $19,332 and $1,650 for the year ended November 30, 2012 and for the period from inception (May 12, 2011) to December 31, 2011, respectively. Rather than expense these costs, such items are charged against the Company’s equity. These costs include mailing, copying, courier, and other miscellaneous costs associated with the duplication and delivery of our offering circular to investors and paying for the return delivery of signed stock subscription agreements.

Note G: STOCK OPTIONS AND WARRANTS

Stock-Based Compensation to Employees

Pursuant to the employee incentive stock option plan, on July 15, 2012, the Company granted 2,000,000 shares to each of its two officers and directors. The option agreement provides the employee has no more than five years from the date of the grant to exercise the options at an exercise price of $0.25 per share. The employee may only exercise such options based upon the contracted vesting schedule, which provides that the options vest on a pro-rata basis over 60 months of future services to be rendered by such employee. In addition, on August 15, 2012, the Company granted 100,000 incentive stock options to another officer of the Company. This employee received the right to exercise the options on the date of grant at an exercise price of $0.25 per share. As the officer was fully vested in his right to such exercise at the time of the grant, the Company recorded the entire fair value of his stock options at the date of grant.

F-11

EXEO ENTERTAINMENT, INC.

(A Development Stage Company)

Notes to Financial Statements

NOVEMBER 30, 2012 AND DECEMBER 31, 2011

Note G: STOCK OPTIONS AND WARRANTS (CONTINUED)

The fair value of the options is calculated using the Black-Scholes method as of the date of grant. The factors used to calculate fair value of the stock options include the following: 1) Risk free interest rate, 2) Volatility of returns of the underlying asset, 3) current stock price, 4) Term of the Option, and 5) The exercise price. The risk free interest rate used in this calculation equals 0.63% and 0.80% for the stock options granted on July 15, 2012 and August 15, 2012, respectively. The term of the option is 5 years from the date of the grant. The exercise price is $0.25 per share. The current stock price at the dates of grant, which is July 15, 2012 and August 15, 2012, is $0.25 based on the sale of common shares to investors for the eleven months prior to the date of grant. Several industry comparables to this Company were used in order to determine an approximation of the volatility. The approximate volatility based on these comparables is approximately 458%.

The following is a summary of the status of all of the Company’s stock options as of November 30, 2012 and the changes from inception to November 30, 2012.

	# of Options	Weighted Average Exercise Price	Weighted Average Remaining Life
Inception ( May 12, 2011)	-	$-	-
Granted	-	$-	-
Exercised	-	$-	-
Cancelled	-	$-	-
Outstanding at December 31, 2011	-	$-	-
Granted	4,100,000	$0.25	60 months
Exercised	-	$-	-
Cancelled	-	$-	-
Outstanding at November 30, 2012	4,100,000	$0.25	55.75 months
Exercisable at November 30, 2012	400,000	$0.25	55.75 months

Stock Warrants Issued to Investors

There were no stock warrants granted by the Company from inception through August 16, 2012. During the period August 17, 2012 to November 30, 2012, in connection with a private placement, the Company raised $312,260 from the sale of securities to 20 investors. For each $1.00 received from these investors, the Company issued one common share and granted two stock warrants. 624,520 stock warrants to purchase common stock were granted in conjunction with the purchase by each investor of our common stock. The terms of the stock warrant include the right to exercise all or a portion of the warrants granted, shall be no more than 2 years from the date of grant of the warrant, and the exercise price is $1.00 per warrant. The warrant may not be transferred or assigned in whole or in part by the grantee.

F-12

EXEO ENTERTAINMENT, INC.

(A Development Stage Company)

Notes to Financial Statements

NOVEMBER 30, 2012 AND DECEMBER 31, 2011

Note G: STOCK OPTIONS AND WARRANTS (CONTINUED)

Stock Warrants Issued to Investors

The following is a summary of the status of all of the Company’s stock warrants as of November 30, 2012 and changes during the period from inception to November 30, 2012.

	# of Warrants	Weighted Average Exercise Price	Weighted Average Remaining Life
Inception (May 12, 2011)	-	$-	-
Granted	-	$-	-
Exercised	-	$-	-
Cancelled	-	$-	-
Outstanding at December 31, 2011	-	$-	-
Granted	624,520	$1.00	24 months
Exercised	-	$-	-
Cancelled	-	$-	-
Outstanding at November 30, 2012	624,520	$1.00	22 months
Exercisable at November 30, 2012	624,520	$1.00	22 months

Note H: RELATED PARTY TRANSACTIONS

Transactions with Digital Extreme Technologies, Inc.

DXT is considered to be a related party to the Company as the two officer/directors of the Company are also officer/directors of DXT. Further, there is common ownership between DXT and the Company. The majority owners of both DXT and the Company are the same two officers/directors. The Company records all related party transactions between the two companies on an arms-length basis while applying a determination of fair market value of goods or services provided from one entity to the other.

Rental of Office Equipment and Furniture

The Company rented from DXT its office furniture and certain equipment. The Company recorded as rental expense within office expenses the fair market value of such equipment and furniture. The expense was $5,284 and $4,720 for the fiscal year ended November 30, 2012 and from inception (May 12, 2011) to December 31, 2011, respectively.

Purchase of Office Equipment and Furniture in 2012

The Company purchased from DXT its furniture and certain office equipment. This was subsequent to the rental of such items as discussed above. On May 23, 2012, the Company agreed to purchase the telephone equipment of DXT for $2,000. On June 22, 2012, the Company agreed to purchase the office furniture owned by DXT for $15,000. The Company purchased additional office furniture and office equipment from unrelated retailers for a total of $9,685 in fiscal year end November 31, 2012. The Company determined the fair market value of these used assets by consulting various for sale listings in local publications and internet sites.

F-13

EXEO ENTERTAINMENT, INC.

(A Development Stage Company)

Notes to Financial Statements

NOVEMBER 30, 2012 AND DECEMBER 31, 2011

Note G: STOCK OPTIONS AND WARRANTS (CONTINUED)

Advances and Expenses paid on behalf of the Company

On August 1, 2011, the Company entered into a promissory note agreement with DXT for any advances to the Company or expenses paid on behalf of the Company during the period from inception (May 12, 2011) to November 30, 2012. This note is unsecured, with 8% interest rate per annum, and a due date of July 31, 2013. The Company has received a total of $9,820 and $11,656 from DXT as advances or expenses paid on behalf of the Company during the period from inception (May 12, 2011) to December 31, 2011 and during the year ended November 30, 2012, respectively. The Company has incurred interest expense of $158 and $1,347 during the period from inception (May 12, 2011) to December 31, 2011 and during the year ended November 30, 2012, respectively.

Leasehold Interest in Real Estate

On September 27, 2011, the Company entered into a sub-lease agreement with DXT. The term of the lease was through October 1, 2012 and required the Company to pay $7,006 per month for use of the office space and 10,000 square foot warehouse leased by DXT from the real property management company. The monthly amount due is the same amount that is due to be paid by DXT to the real property management company. The Company made various payments to DXT under the terms of the sublease agreement while the Company occupied the rental space. As discussed in Note K, on October 25, 2012, the Company entered into an agreement with the real property management company whereby it agreed to become a co-tenant and to become directly obligated for future rent payments associated with the DXT lease.

In addition, under the sub-lease and the new lease agreements entered into on September 27, 2011 and October 25, 2012, the Company agreed to pay the arrearage rents total of $19,850 and $22,850 as of December 31, 2011 and November 30, 2012. This amount consists of $10,832 incurred by DXT prior to the Company subleasing from DXT, $9,018 incurred by the Company during the period from inception (May 12, 2011) to December 31, 2011, and $3,000 incurred by the Company during the year ended November 30, 2012. The Company netted the $10,832 expense incurred by DXT with the payable amount of $9,978, which consists of principal amount of $9,820 and accrued interest of $158. The net amount of

$854 has been recorded as an advance to DXT as of December 31, 2011.

The Company has made two payments toward the arrearage rents to the real property management company totaling $17,138 in November 2012 and $5,712 in January 2013. The Company recorded a payable balance of $19,850 and $5,712 as of December 31, 2011 and November 30, 2012, respectively.

License for Intellectual Property and Other Proprietary Rights Owned by DXT

On May 25, 2011, the Company was granted by DXT an exclusive, perpetual, non-transferable right and license throughout the world to develop, manufacture, distribute, market, advertise and sublicense the DXT Products. The Company agreed to pay a royalty equal to 5% of any and all gross revenue generated from the commercial exploitation of the DXT Products. The royalty is to be paid on a monthly basis commencing 30 days after the initial sale of any DXT Product. DXT waived any initial licensing fee in consideration of the Company’s agreement to complete product development on the Extreme Gamer and Black Widow (now known as Zaaz) Keyboard.

F-14

EXEO ENTERTAINMENT, INC.

(A Development Stage Company)

Notes to Financial Statements

NOVEMBER 30, 2012 AND DECEMBER 31, 2011

Note H: RELATED PARTY TRANSACTIONS (CONTINUED)

According to the license agreement, the DXT products are defined as the following:

Extreme Gamer – all associated patents, copyrights, trademarks, trade names, service marks, acquisition of any and all design documentation including: prototypes, beta units, any work in process, CAD files, portfolios, marketing materials, and the rights to patent “Multi Video Game Changer #20100048306” Also to include any prospective customer lists, marketing research, business, marketing, manufacturing, distribution, or operational plans, including the following domain names: www.digitalextremegamer.com and www.digitalextremegamer.info

Black Widow Keyboard – all associated patents, copyrights trade names, trademarks, service marks, design documentation, prototypes, any and all marketing materials, prospective customer lists, marketing research, business, marketing, manufacturing, distribution, or operational plans.

Reality Pro – all associated patents, copyrights, trade names, trademarks, service marks, design documentation, prototypes, any and all marketing materials, prospective customer lists, marketing research, business, marketing, manufacturing, distribution, or operational plans, and including the following domains: www.motionsimpro.com; www.motionsimpro.net; www.vrealitypro.com; www.vrealitypro.net; and www.vr-forum.com

Compensation of Officers

On May 12, 2011, two officers/directors were issued 10,000,000 common shares each as founder’s shares at Par Value $0.001. One officer/director received such shares in lieu of compensation owed for services rendered on behalf of the Company pre-organization/formation. The value of such services was determined to be $10,000 and was recorded as his capital contribution. Post organization, the Company ratified such compensation as a legal obligation of the Company post-formation. The other officer/director paid organizational expenses on behalf of the Company and was credited $875 to his capital stock account in exchange for 875,000 founder’s shares issued at par value. In addition, he received 8,675,000 common shares in lieu of compensation owed for service rendered on behalf of the Company per-organization/formation. The value of such services was determined to be $8,675 and was recorded as his capital contribution. Post organization, the Company ratified such compensation as a legal obligation of the Company post-formation. In addition, this officer received an additional 450,000 common shares at inception in exchange for cash paid by the officer in the amount of $450 on behalf of the Company.

The Company entered into officer compensation agreements with two officer/directors whereby each receives $60,000 per annum as cash compensation. The Company pays each officer $5,000 per month. The amount each person actually received in fiscal year end November 30, 2012 was $56,500. In fiscal year end December 31, 2011, each person received $22,500. In addition, each officer/director received additional compensation in the form of non-cash incentive stock options granted on July 15, 2012. Each person received 2,000,000 stock options. For further discussion of the terms of the grant of stock options, see Note G.

One other officer received a grant of 100,000 stock options on August 15, 2012. This former officer vested full rights to exercise all or a portion of such stock options at the date of grant. Therefore, the Company recorded the entire fair value of 100,000 stock options at the date of grant. For further discussion of the terms of this grant of stock options, see Note G.

F-15

EXEO ENTERTAINMENT, INC.

(A Development Stage Company)

Notes to Financial Statements

NOVEMBER 30, 2012 AND DECEMBER 31, 2011

Note H: RELATED PARTY TRANSACTIONS (CONTINUED)

Due to related party

On September 21, 2012, the Company used a vehicle belonging to an officer for the purpose of a trade-in to acquire a pre-owned company vehicle from a dealer. This amount, limited to its cost basis, is recorded as a short-term obligation due to the officer as a current liability of $3,810. The Company accrues interest on the amount owed to the officer/director at a rate of 8% per annum. The Company has incurred a total of $138 interest expense for the year ended November 30, 2012.

Note I: INCOME TAXES

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. The Company's marginal tax rate is at 34% and its effective tax rate differs from the federal statutory rate due to a 100% valuation allowance effectively provided for any tax benefits that may result from net operating losses incurred, because of uncertainty discussed in Note A “Liquidity and Going Concern.”

Note J: INCOME TAXES - DEFERRED TAX ASSET

As of the most recent balance sheet date presented, the Company’s available unused operating loss carry- forwards are estimated to approximate $639,495.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

The Company provides for income taxes under FASB ASC 740, Accounting for Income Taxes. FASB ASC 740 requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect currently.

FASB ASC 740 requires the reduction of deferred tax assets by a valuation allowance, if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. In the Company’s opinion, it is uncertain whether they will generate sufficient taxable income in the future to fully utilize the net deferred tax asset. Accordingly, a valuation allowance equal to the deferred tax asset would be recorded. The total deferred tax asset is $219,429 which is calculated by multiplying a 34% estimated tax rate by the cumulative net operating loss (NOL).

F-16

EXEO ENTERTAINMENT, INC.

(A Development Stage Company)

Notes to Financial Statements

NOVEMBER 30, 2012 AND DECEMBER 31, 2011

Note J: INCOME TAXES - DEFERRED TAX ASSET (CONTINUED)

Net deferred tax assets consist of the following components as of November 30, 2012 and December 31, 2011:

	2012	2011
Net loss for the period	$670,200	$120,240
Adjustments:
Accrued expenses	(22,076)	(24,084)
Prepaid	14,506	-
Stock-based compensation	$(100,616)	$(18,675)
Tax loss for the year	562,014	77,481
Estimated effective tax rate	34%	34%
Deferred tax asset	$191,085	$26,344

The total valuation allowance is $191,085 and 26,344 as of November 30, 2012 and December 31, 2011. Details are as follows:

	2012	2011
Deferred tax asset	$191,085	$26,344
Valuation allowance	(191,085)	(26,344)
Provision for income tax	$—	$—

Below is a chart showing the estimated corporate federal net operating loss (NOL) and the year in which it will expire.

Year	Amount	Expiration
2011	$77,481	2031
2012	$562,014	2032

Net operating loss carry forwards of $639,495 for federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur in the future, net operating loss carry forwards may be limited as to use in future years.

Note K: COMMITMENTS AND CONTINGENCIES

Operating Lease Obligation

Prior to October 25, 2012, the Company sublet office space and warehouse from DXT, a related party. The terms of this agreement are discussed in the notes under related party transactions. Under that agreement, the Company paid on-going monthly rent.

On October 25, 2012, the Company signed a lease for its current office and warehouse. The Company became a co-tenant along with DXT. The new lease agreement expires September 30, 2014 and has an option for a three year renewal. The typical monthly rent expense is $7,006, which includes base rent of $5,496 and common area maintenance of $1,510. The Company is not obligated to pay a security deposit to the management company. A deposit to secure the current lease was made by DXT in 2009. DXT will receive the security deposit at the end of the lease.

F-17

EXEO ENTERTAINMENT, INC.

(A Development Stage Company)

Notes to Financial Statements

NOVEMBER 30, 2012 AND DECEMBER 31, 2011

Note K: COMMITMENTS AND CONTINGENCIES (CONTINUED)

As of November 30, 2012, the monthly minimum rental payment is $7,006. Rent expense was $80,066 and $30,039 for the years ended November 30, 2012 and December 31, 2011, respectively.

Minimum rent to be paid under this lease agreement is summarized as follows:

Years ending November 30,	Minimum rent payments
2013	$84,072
2014	70,060
Total Lease Obligation	$154,132

Note Payable for Vehicle Financing Obligations

On September 27, 2012, the Company acquired a pre-owned company vehicle on credit. The total cost basis is $49,824. The Company paid $10,000 as a down payment. The amount financed by the seller is $39,824, and the Company makes monthly payments of $863. The Company is obligated to pay a total of $41,420 over the course of the loan. This note bears interest at the annual percentage rate of 1.9%, and the term is 48 months. The total finance charge associated with this note is $1,596.

Payments to be paid under this finance agreement is summarized as follows:

Years ending November 30,	Total Payments	Principal	Interest
2013	$10,355	$9,698	$657
2014	10,355	9,883	472
2015	10,355	10,073	282
2016	9,492	9,401	91

Total Financing Obligation	$40,557	$39,055	$1,502

Note L: SUBSEQUENT EVENTS

On December 24, 2012, the Company filed an amendment to its Articles of Incorporation to change the par value of its common stock from $0.001 to $0.0001 and to add to the authorized capital of the Company 1,000,000 Series A Preferred Stock at par value $0.0001. As of July 25, 2013, there have been no issuances of Preferred Stock.

Sales of Unregistered Securities – Exempt from Registration under the Securities Act of 1933 – Section 4(2) and Regulation 506

During the period from December 1, 2012 to July 2, 2013, the Company raised $778,521 from 34 pre- existing investors. Each person executed a stock subscription agreement and delivered funds in exchange for our equity at a price of $1.00 for each common share and two stock warrants. For each common share Purchased by the investor, for no additional consideration, each investor acquired a warrant to purchase an additional two shares at the fixed price of $1.00 per share. The term of the warrant is two years from the date of the grant. The total number of common shares issued by the Company subsequent to December 1, 2012 through July 2, 2013 is 778,521. The total number of stock warrants granted by the Company subsequent to December 1, 2012 through July 2, 2013 is 1,557,042.

F-18

EXEO ENTERTAINMENT, INC.

(A Development Stage Company)

Notes to Financial Statements

NOVEMBER 30, 2012 AND DECEMBER 31, 2011

Note L: SUBSEQUENT EVENTS (CONTINUED)

Other Financial Obligations Associated with Hardware Development Costs

In December 2012, the Company agreed to pay an engineering firm $28,000 for services to be rendered in relation to the development of the ZAAZ™ keyboard. In the 1st Quarter of 2013, the Company made two payments towards this project.

Exclusive License Agreement with Psyko™ Audio Labs

On June 4, 2013, the Company entered into a license agreement with Psyko™ Audio Labs in reference to the Psyko™ Krypton surround sound gaming headphones. Psyko is a federally registered trademark on the principal register, and is assigned the number 4140590 by the U.S. PTO. The Company acquired the exclusive license to develop, manufacture, distribute, market, advertise and sublicense (if applicable) the Psyko™ Products within the video gaming segment on a world-wide basis. The term of the Agreement is in perpetuity. In exchange, the licensor shall receive a royalty of 5% of any and all gross proceeds, less returns and allowances, from the sale of the Psyko™ product line. Royalties are due on a quarterly basis. In addition, the Company agreed to make a one-time non-refundable pre-payment of royalty fees to the Licensor in the amount of $50,000. Such amount was paid in June 2013. The licensee agreed to apply a maximum of $10,000 against each royalty payment until the $50,000 is fully recovered.

Consulting Agreement with Hildebrandt Technologies, Inc.

On June 4, 2013, the Company entered into an agreement with Hildebrandt Technologies, Inc. (the “Consultant”) whereby Mr. Hildebrandt and his corporation agreed to provide consulting services to the Company on an on-going basis. Hildebrandt Technologies, Inc. works along side Psyko Audio Labs. The Consultant agreed to assist the Company with its sales and distribution of its products. In addition, the Consultant shall assist the Company with the identification of new manufacturing facilities for the Psyko™ Headphones; securing distribution in big box retail stores, and possible future development of headphones specific to other applications, which are proprietary in nature and therefore not more fully described herein. In exchange, the Consultant shall receive consideration of $10,000 per month for ten days of work, starting July 1, 2013. In the event Consultant works greater than 10 hours per month, the Consultant shall bill the Company at the rate of $120 per hour for the additional time.

F-19

WHERE YOU CAN GET MORE INFORMATION

In accordance with the Securities Act of 1933, we are filing with the SEC a registration statement on Form S-1, of which this prospectus is a part, covering the securities being offering in this offering. As permitted by rules and regulations of the SEC, this prospectus does not contain all of the information set forth in the registration statement. For further information regarding both our Company and the securities in this offering, we refer you to the registration statement, including all exhibits and schedules, which you may inspect without charge at the public reference facilities of the SEC’s Washington, D.C. office, 100 F Street, N.E., Washington, D.C. 20549, on official business days during the hours of 10am and 3pm, and on the SEC Internet site at http:\\www.sec.gov. Information regarding the operation of the public reference rooms may be obtained by calling the SEC at 1-800-SEC-0330.

Dealer Prospectus Delivery Obligation

Until 90 days from the effective date of this Registration Statement, all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

46

You should rely only on the information contained in this prospectus. We have not authorized any dealer, salesperson or other person to give you different information. This prospectus does not constitute an offer to sell nor are they seeking an offer to buy the securities referred to in this prospectus in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus and the documents incorporated by reference are correct only as of the date shown on the cover page of these documents, regardless of the time of the delivery of these documents or any sale of the securities referred to in this prospectus.

EXEO ENTERTAINMENT, INC.

515,000

Shares

of

Common Stock

PROSPECTUS

January 9, 2014

47

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. Other Expenses of Issuance and Distribution

The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the registrant.

Name of Expense	Amount
Securities and Exchange Commission registration fee	$3.48
Transfer Agent Fees	$5000
Legal, accounting fees and expenses (1)	$48,500
Edgar filing, printing and engraving fees (1)	$1,500
Total (1)	$55.003.48

(1) Estimated.

ITEM 14. Indemnification of Directors and Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and by our Bylaws.

Under the Nevada Revised Statutes, director immunity from liability to a company or its stockholders for monetary liabilities applies automatically unless it is specifically limited by a company’s Articles of Incorporation. Our Articles of Incorporation do not specifically limit our directors’ immunity. Excepted from that immunity are: (a) a willful failure to deal fairly with the company or its stockholders in connection with a matter in which the director has a material conflict of interest; (b) a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the director derived an improper personal profit; and (d) willful misconduct.

Our Bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding, or part thereof, initiated by such person unless such indemnification: (a) is expressly required to be made by law, (b) the proceeding was authorized by our Board of Directors, (c) is provided by us, in our sole discretion, pursuant to the powers vested in us under Nevada law or (d) is required to be made pursuant to the Bylaws.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and control persons pursuant to the foregoing provisions or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, and is, therefore, unenforceable.

48

ITEM 15. Recent Sales of Unregistered Securities

Exeo Entertainment, Inc. has issued unregistered securities in reliance upon Regulation D of the Securities Act performed two separate regulation D offerings ending on July 5, 2012 and August 30, 2013, respectively.

Pursuant to the first offering ending July 5, 2012, we issued 2,183,100 shares of our common stock to the shareholders listed in the following table at a price of $0.25 per share, and for total consideration to the Company of $545,775. These shares were issued without warrants.

Investor	Investment	Shares	Price	Date
Walter B Harrison Jr. & Karen L Harrison	$25,000	100,000	$0.25	8/25/2011
The David Church Revocable Trust Dtd June 2009	$12,500	50,000	$0.25	8/25/2011
Dale G Buchta Revocable Trust	$10,000	40,000	$0.25	8/25/2011
Eugene Sussli	$12,500	50,000	$0.25	11/4/2011
Gary R Wilson	$25,000	100,000	$0.25	12/28/2011
Gary R Wilson	$25,000	100,000	$0.25	1/10/2012
Robert W. Halprin & Jacqueline B Halprin WROS	$10,000	40,000	$0.25	2/1/2012
Sterling Trust, Custodian FBO: Gary R Wilson 171124	$24,775	99,100	$0.25	2/7/2012
Betsy B Neu Trustee Betsy B Neu Trust dtd 12/16/2004	$2,500	10,000	$0.25	2/27/2012
Robert Kramer Jr. ATF Kramer Survivor Trust dtd 3/30/2000	$3,500	14,000	$0.25	2/27/2012
Robert & Justine Clark JWROS	$5,000	20,000	$0.25	2/28/2012
Robert V. Chalfant	$2,500	10,000	$0.25	2/28/2012
Ann T. McElligott	$5,000	20,000	$0.25	2/29/2012
Thomas C. jensen	$5,000	20,000	$0.25	2/29/2012
Robert G. Bohnenkamp	$5,000	20,000	$0.25	3/6/2012
Robert A. Norikane	$10,000	40,000	$0.25	3/6/2012
Stephanie A & Walter M Grimm JWROS	$12,500	50,000	$0.25	3/8/2012
Vernelle I Puerta	$2,000	8,000	$0.25	3/8/2012
Eugene Sussli	$12,500	50,000	$0.25	3/14/2012
Dale G Buchta Revocable Trust	$5,000	20,000	$0.25	3/14/2012
Clyde Y. Ota	$10,000	40,000	$0.25	3/15/2012
Ivan Stoltzfus & Darla E. Stoltzfus	$5,000	20,000	$0.25	3/29/2012
Ronald Chelsvig	$10,000	40,000	$0.25	3/29/2012
Roy Cappadona	$5,000	20,000	$0.25	4/2/2012
I. Robert Beton	$10,000	40,000	$0.25	4/2/1012
Jack, Betty, Karen Wegener	$5,000	20,000	$0.25	4/13/2012
Jane Edwards Ingersol	$5,000	20,000	$0.25	4/13/2012
George Jordan & Bette P. Jordan	$5,000	20,000	$0.25	4/13/2012
Fred Van Natta	$5,000	20,000	$0.25	4/25/2012
Richard C Ernest Revocable Trust	$12,500	50,000	$0.25	4/25/2012
Dale G Buchta Revocable Trust	$5,000	20,000	$0.25	5/3/2012
Gerald W. Simonson	$5,000	20,000	$0.25	5/4/2012
Robert & Justine Clark JWROS	$5,000	20,000	$0.25	5/21/2012

49

Stephen Romsdahl	$10,000	40,000	$0.25	6/5/2012
Robert Kramer Jr. ATF Kramer Survivor Trust dtd 3/30/2000	$2,500	10,000	$0.25	6/6/2012
Robert W. Halprin & Jacqueline B Halprin WROS	$10,000	40,000	$0.25	6/8/2012
The David Church Revocable Trust Dtd June 2009	$10,000	40,000	$0.25	6/8/2012
Vernelle I Puerta	$3,000	12,000	$0.25	6/13/2012
Dale G Buchta Revocable Trust	$5,000	20,000	$0.25	6/13/2012
George Jordan & Bette P. Jordan	$5,000	20,000	$0.25	6/15/2012
Ivan Stoltzfus & Darla E. Stoltzfus	$2,500	10,000	$0.25	6/15/2012
Clyde Y. Ota	$10,000	40,000	$0.25	6/18/2012
Andrew Carlson	$5,000	20,000	$0.25	6/18/2012
Jack, Betty, Karen Wegener	$2,500	10,000	$0.25	6/19/2012
Betty June Bell	$10,000	40,000	$0.25	6/21/2012
Jacquelyn B. Grant Revocable Living Trust	$5,000	20,000	$0.25	6/22/2012
Chet & Sue Sena	$5,000	20,000	$0.25	6/28/2012
J.S. Santi	$10,000	40,000	$0.25	6/28/2012
Lorraine F Meisner	$10,000	40,000	$0.25	6/29/2012
Juel Jordahl	$25,000	100,000	$0.25	6/30/2012
Virginia J. Easley & William T. Easley JWROS	$12,500	50,000	$0.25	7/5/2012
Equity Trust Company, Custodian FBO Robert Vance Chalfant A/C 401549	$7,500	30,000	$0.25	7/5/2012
Ira Resources, Inc. FBO Thomas C. Jensen 35-35217	$10,000	40,000	$0.25	7/5/2012
Juel Jordahl	$25,000	100,000	$0.25	7/9/2012
Brad Dye	$12,500	50,000	$0.25	7/6/2012
Equity Trust Company Dba Sterling Trust Custodian FBO Dorothy L Behne IRA	$5,000	20,000	$0.25	7/18/2012
Equity Trust Company Dba Sterling Trust Custodian FBO Nathan R Behne IRA	$5,000	20,000	$0.25	7/20/2012
Ira Resources, Inc. FBO Ann McElligott IRA #16433	$10,000	40,000	$0.25	8/8/2012
Eugene Sussli	$12,500	50,000	$0.25	8/16/2012
Bradley Dye	$12,500	50,000	$0.25	8/16/2012
		2,183,100

Pursuant to our second round of financing, which was completed on August 30, 2013, was conducted at $1.00 per share. Each share of common stock has two attached warrants that give the investor the option of subscribing to two additional shares which may be exercised up to two years from the date of original issuance. Warrants are exercisable at $1.00 per share. 1,250,000 shares were issued, and 2,500,000 shares were reserved for warrant coverage. Total proceeds of $1,250,000 were received from our second round of financing. The selling shareholders are offering common stock and not the unissued shares of common stock represented by the warrants. The investor, date, number of shares and corresponding warrants are as follows:

50

Investor	Investment	Shares	Warrants	Price	Date
Michael J Bailey & Shirley W Bailey JWROS	$12,500.00	12,500	25,000	$1.00	8/17/2012
Jean F. Wright Revocable Living Trust Dtd 12/21/92	$12,500.00	12,500	25,000	$1.00	8/22/2012
Walter B Harrison & Karen L Harrison JWROS	$25,000.00	25,000	50,000	$1.00	8/28/2012
Charles I Clark	$12,500.00	12,500	25,000	$1.00	8/28/2012
Mackie Klingbeil	$25,000.00	25,000	50,000	$1.00	8/29/2012
The David Church Revocable Trust Dtd June 2009	$12,500.00	12,500	25,000	$1.00	9/10/2012
Jean F. Wright Revocable Living Trust Dtd 12/21/92	$12,500.00	12,500	25,000	$1.00	9/14/2012
Clyde Y Ota	$12,500.00	12,500	25,000	$1.00	9/14/2012
Robert A Kiesz	$12,500.00	12,500	25,000	$1.00	9/21/2012
Richard c. Ernest Revocable Trust	$25,000.00	25,000	50,000	$1.00	10/3/2012
Raymond Champagne & Jolanta Champagne JWROS	$12,500.00	12,500	25,000	$1.00	10/4/2012
J.S. Santi	$12,500.00	12,500	25,000	$1.00	10/13/2012
Equity Trust Company Dba Sterling Trust Custodian FBO Nathan R Behne IRA	$12,500.00	12,500	25,000	$1.00	10/13/2012
Gerald Simonson	$12,500.00	12,500	25,000	$1.00	10/22/2012
Stephen Romsdahl	$12,500.00	12,500	25,000	$1.00	10/22/2012
Patricio Osses	$25,000.00	25,000	50,000	$1.00	10/25/2012
Narasimharao Uppalapati	$25,000.00	25,000	50,000	$1.00	10/26/2012
Michael A Felice	$12,500.00	12,500	25,000	$1.00	11/2/2012
Daniel Barnhill	$12,500.00	12,500	25,000	$1.00	11/29/2012
Equity Trust Company Dba Sterling Trust Custodian FBO Robert Clark IRA	$12,260.00	12,260	24,520	$1.00	11/29/2012
Lewis George Prowse II	$12,500.00	12,500	25,000	$1.00	12/7/2012
Michael & Cynthia Quinajon JWROS	$12,500.00	12,500	25,000	$1.00	12/10/2012
Roger Marshall	$12,500.00	12,500	25,000	$1.00	12/24/2012
Equity Trust Company Dba Sterling Trust Custodian FBO Urule Igbavboa IRA	$25,000.00	25,000	50,000	$1.00	12/27/2012
Equity Trust Company Dba Sterling Trust Custodian FBO John Dempsey IRA	$25,000.00	25,000	50,000	$1.00	1/4/2013

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Clayton & Michel Olsen JWROS	$12,500.00	12,500	25,000	$1.00	1/9/2013
Narasimharao Uppalapati	$25,000.00	25,000	50,000	$1.00	1/10/2013
Stephens Family Trust Dtd April 30, 2012	$12,500.00	12,500	25,000	$1.00	1/11/2013
Blake & Sharon Stephens JWROS	$12,500.00	12,500	25,000	$1.00	1/15/2013
Liberty Trust Company Ltd. Custodian FBO Robert A. Kiesz IRA #TC003181	$12,500.00	12,500	25,000	$1.00	12/24/2012
Ira Resources, Inc. FBO Thomas C. Jensen 35-35217	$12,500.00	12,500	25,000	$1.00	2/5/2013
John J Mastel	$12,500.00	12,500	25,000	$1.00	3/25/2013
Sunwest Trust Inc. FBO Robert A. Norikane	$15,000.00	15,000	30,000	$1.00	3/27/2013
Equity Trust Company Custodian FBO Robert Vance Chalfant IRA	$50,000.00	50,000	100,000	$1.00	4/3/2013
John H Marino	$12,500.00	12,500	25,000	$1.00	4/11/2013
Clayton & Michel Olsen JWROS	$12,500.00	12,500	25,000	$1.00	4/17/2013
Equity Trust Company Dba Sterling Trust Custodian FBO Michael Felice IRA	$10,000.00	10,000	20,000	$1.00	4/19/2013
Ivan Stoltzfus & Darla E. Stoltzfus	$12,500.00	12,500	25,000	$1.00	4/21/2013
Equity Trust Company Custodian FBO Allen M Ernst IRA	$49,771.29	49,771	99,542	$1.00	5/10/2013
Dale G Buchta Revocable Trust	$25,000.00	25,000	50,000	$1.00	5/13/2013
Equity Trust Company Dba Sterling Trust Custodian FBO John Dempsey IRA	$100,000.00	100,000	200,000	$1.00	4/14/2013
Robert & Justine Clark JWROS	$12,500.00	12,500	25,000	$1.00	4/16/2013
Equity Trust Company Custodian FBO James F Sharpe IRA	$25,000.00	25,000	50,000	$1.00	5/20/2013
Sunwest Trust Company Custodian FBO Lynn A Rudolph IRA	$50,000.00	50,000	100,000	$1.00	5/20/2013
Steven E. Drake & Jane E. Redicker JWROS	$12,500.00	12,500	25,000	$1.00	5/23/2013
Rene Solc	$12,500.00	12,500	25,000	$1.00	5/23/2012
Raymond & Jolanta Champagne JWROS	$6,250.00	6,250	12,500	$1.00	5/28/2013
Equity Trust Company Custodian FBO Robert Vance Chalfant IRA	$50,000.00	50,000	100,000	$1.00	5/31/2013
Dirk Olsen & Jim Whiteley	$50,000.00	50,000	100,000	$1.00	6/5/2013
Lewis George Prowse II	$12,500.00	12,500	25,000	$1.00	6/14/2013

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David C Tyrell	$12,500.00	12,500	25,000	$1.00	6/14/2013
Betsy B Neu Trustee Betsy B Neu Trust dtd 12/16/2004	$10,000.00	10,000	20,000	$1.00	6/14/2013
Steven D Adams	$12,500.00	12,500	25,000	$1.00	6/25/2013
Theresia A Hermann Trust Dtd Aug 7, 2001	$25,000.00	25,000	50,000	$1.00	7/2/2013
Jack Betty & Karen Wegener	$12,500.00	12,500	25,000	$1.00	7/5/2012
Rene Solc	$12,500.00	12,500	25,000	$1.00	7/22/2013
Sunwest Trust Inc. FBO Robert A. Norikane	$10,000.00	10,000	20,000	$1.00	7/25/2013
Clyde Y Ota	$10,000.00	10,000	20,000	$1.00	7/26/2013
Richard c. Ernest Revocable Trust	$11,050.00	11,050	22,100	$1.00	8/5/2013
Robert & Justine Clark JWROS	$3,950.00	3,950	7,900	$1.00	8/8/2013
Gerald Simonson	$5,000.00	5,000	10,000	$1.00	8/9/2013
Theresia A Hermann Trust Dtd Aug 7, 2001	$5,000.00	5,000	10,000	$1.00	8/9/2013
Eugene Sussli	$12,500.00	12,500	25,000	$1.00	8/14/2013
Equity Trust Company Dba Sterling Trust Custodian FBO John Dempsey IRA	$51,719.00	51,719	103,438	$1.00	8/23/2013
Sunwest Trust FBO Roger Milton IRA	$25,000.00	25,000	50,000	$1.00	8/30/2013
Dirk Olsen	$12,500.00	12,500	25,000	$1.00	8/30/2013
		1,250,000	2,500,000

On May 12, 2011, two officers/directors were issued 10,000,000 common shares each as founder’s shares at Par Value $0.001. One officer/director received such shares in lieu of compensation owed for services rendered on behalf of the Company pre-organization/formation. The value of such services was determined to be $10,000 and was recorded as his capital contribution. Post organization, the Company ratified such compensation as a legal obligation of the Company post-formation. The other officer/director paid organizational expenses on behalf of the Company and was credited $875 to his capital stock account in exchange for 875,000 founder’s shares issued at par value. In addition, he received 8,675,000 common shares in lieu of compensation owed for service rendered on behalf of the Company per-organization/formation. The value of such services was determined to be $8,675 and was recorded as his capital contribution. Post organization, the Company ratified such compensation as a legal obligation of the Company post-formation. In addition, this officer received an additional 450,000 common shares at inception in exchange for cash paid by the officer in the amount of $450 on behalf of the Company.

One other former officer received a grant of 100,000 stock options on August 15, 2012. This former officer vested full rights to exercise all or a portion of such stock options at the date of grant. Therefore, the Company recorded the entire fair value of 100,000 stock options at the date of grant.

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We claimed exemption from registration under the Securities Act for the sale and issuance of securities in the two separate private placement offerings described in the tables above by virtue of Section 4(a)(2) and/or Regulation D promulgated thereunder as transactions not involving any public offering. All of the purchasers of unregistered securities for which we relied on Section 4(a)(2) and/or Regulation D represented that they were accredited investors as defined under the Securities Act. We claimed such exemption on the basis that (a) the purchasers in each case represented that they intended to acquire the securities for investment only and not with a view to the distribution thereof and that they either received adequate information about the registrant or had access, through employment or other relationships, to such information and (b) appropriate legends were affixed to the stock certificates issued in such transactions.

We claimed exemption from registration under the Securities Act for the sales and issuances of securities in the transactions to our current and former officers described above under Section 4(a)(2) of the Securities Act in that such sales and issuances did not involve a public offering or under Rule 701 promulgated under the Securities Act, in that they were offered and sold either pursuant to written compensatory plans or pursuant to a written contract relating to compensation, as provided by Rule 701.

ITEM 16. Exhibits and Financial Statement Schedules

(a) Exhibits:

The following exhibits are filed as part of this registration statement:

Exhibit	Description

3.1*	Articles of Incorporation
3.2 *	Amendment to Articles of Incorporation
3.3 *	Bylaws
3.4 *	Certificate of Designation
5.1 *	Opinion of South Milhausen P.A.
10.1 *	Employment Agreement (Weiland)
10.2 *	Employment Agreement (Amaral)
10.3 *	Consulting Agreement (Hildebrandt)
10.4*	Exclusive License Agreement (Psyko)
10.5 *	Exclusive License Agreement (DTX)
10.6 *	Project Management Agreement (Elite Product Management)
10.7 *	Consulting Services Agreement (Markel)
10.8 *	2012 Employees/Consultants Stock Compensation Plan
10.9	Lease Agreement
23.1	Consent of DeJoya Griffith

*	Previously Filed

Undertakings

The undersigned Registrant hereby undertakes:

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)	To include any prospectus required by Section 10(a) (3) of the Securities Act of 1933;

(b)	To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

(c)	To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the Offering of such securities at that time shall be deemed to be the initial bona fide Offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the Offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions described above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

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In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement, as amended, to be signed on its behalf by the undersigned, thereunto duly authorized, in Las Vegas, Nevada this 9th day of January, 2014.

EXEO ENTERTAINMENT, INC.

By:	/s/ Jeffrey A. Weiland
Name: Jeffrey A. Weiland
Title: President and Director
(Principal Executive Officer)

By:	/s/ Robert S. Amaral
Name: Robert S. Amaral
Title: Chief Executive Officer, Treasurer and Director
(Principal Financial Officer and Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement, as amended, has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jeffrey A. Weiland	President and Director	January 9, 2014
(Principal Executive Officer)

/s/ Robert S. Amaral	Chief Executive Officer,	January 9, 2014
Chief Financial Officer and Director
(Principal Financial and Accounting Officer)

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INDEX TO EXHIBITS

Exhibit	Description

3.1*	Articles of Incorporation
3.2 *	Amendment to Articles of Incorporation
3.3 *	Bylaws
3.4 *	Certificate of Designation
5.1 *	Opinion of South Milhausen P.A.
10.1 *	Employment Agreement (Weiland)
10.2 *	Employment Agreement (Amaral)
10.3 *	Consulting Agreement (Hildebrandt)
10.4*	Exclusive License Agreement (Psyko)
10.5 *	Exclusive License Agreement (DTX)
10.6 *	Project Management Agreement (Elite Product Management)
10.7 *	Consulting Services Agreement (Markel)
10.8 *	2012 Employees/Consultants Stock Compensation Plan
10.9	Lease Agreement
23.1	Consent of DeJoya Griffith

*	Previously Filed

56